UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERICAN AIRLINES GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2022 annual meeting of stockholders and proxy statement American Airlines Group Inc.

April 28, 2022

To Our Stockholders:

On behalf of the Board of Directors of American Airlines Group Inc., we invite you to attend the 2022 Annual Meeting of Stockholders to be held on Wednesday, June 8, 2022, at 9:00 a.m. Central Time. As with our recent meetings, this year’s Annual Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. The virtual format provides the opportunity for participation by a broader group of our stockholders and enables stockholders to participate fully, and equally, from any location around the world, at no cost. You can attend the Annual Meeting via the Internet by registering at www.proxydocs.com/AAL using the control number which appears on your Notice Regarding the Availability of Proxy Materials, your proxy card (printed in the box and marked by the arrow), and the instructions that accompanied your proxy materials. You will have the ability to submit questions in advance of, and real-time during, the Annual Meeting via the meeting website.

The attached Notice of 2022 Annual Meeting of Stockholders and Proxy Statement describes the formal business to be transacted and detailed procedures for attending, submitting questions, and voting at the virtual meeting. We have produced an interactive proxy statement that will provide our stockholders with better capability to navigate through the document, making key information easier to find and evaluate. The interactive proxy statement is accessible at www.proxydocs.com/AAL prior to and during the Annual Meeting.

It is important that your shares be represented at the Annual Meeting and, regardless of whether you plan to attend, we request that you vote in advance on the matters to be presented at the Annual Meeting as described in these proxy materials.

Thank you for your continued support.

Sincerely,

W. Douglas Parker
Chairman of the Board of Directors

The accompanying Proxy Statement is dated April 28, 2022, and is first being released to stockholders of American Airlines Group Inc. on or about

April 28, 2022.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME: Wednesday, June 8, 2022 9:00 a.m. Central Time VIRTUAL MEETING ACCESS: Register at www.proxydocs.com/AAL RECORD DATE: April 12, 2022	MEETING AGENDA
	1	A proposal to elect 14 directors to serve until the 2023 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified
	2	A proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022
	3	A proposal to consider and approve, on a non-binding, advisory basis, executive compensation as disclosed in the attached Proxy Statement
	4	A proposal to amend our Certificate of Incorporation to allow future amendments to the Bylaws by our stockholders by simple majority vote
	5	A proposal to amend our Certificate of Incorporation to allow all other provisions of the Certificate of Incorporation to be amended in the future by simple majority vote
	6	A proposal to approve the Tax Benefit Preservation Plan
	7	Advisory vote on a stockholder proposal to provide a report on certain lobbying activities
	8	Such other business as properly may come before the 2022 Annual Meeting of Stockholders or any adjournments or postponements of the Annual Meeting

For instructions on voting in advance of and during the virtual meeting, please see page (i) of the Proxy Statement.

Important notice regarding the availability of proxy materials for the Annual Meeting:

Our Proxy Statement and 2021 Annual Report on Form 10-K are available at www.proxydocs.com/AAL prior to and during the Annual Meeting.

You can help us reduce costs and the impact on the environment by electing to receive and access future copies of our proxy statements, annual reports and other stockholder materials electronically by e-mail. If your shares are registered directly in your name with our stock registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you can make this election by going to its website (www.astfinancial.com) or by following the instructions provided when voting over the Internet. If you hold your shares in a brokerage account or otherwise through a third party in “street name,” please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to receive and view future annual meeting materials electronically.

By Order of the Board of Directors of American Airlines Group Inc.,

Caroline B. Ray
Corporate Secretary

PLEASE READ THE ACCOMPANYING PROXY STATEMENT CAREFULLY.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT AND WE

ENCOURAGE YOU TO VOTE PROMPTLY.

PROXY STATEMENT SUMMARY

This summary contains highlights about our company and the upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2021 that accompanies this Proxy Statement before voting.

2022 Annual Meeting of Stockholders

Date and Time: Wednesday, June 8, 2022 at 9:00 a.m., Central Time	Virtual Meeting Access: Register at www.proxydocs.com/AAL
Record Date: April 12, 2022	Proxy Mail Date: On or about April 28, 2022

Vote in Advance of the Meeting	Vote During the Meeting
Over the Internet at www.proxydocs.com/AAL; or	Over the Internet during the Annual Meeting. Please register at www.proxydocs.com/AAL to gain access to the meeting.
By telephone at 1-866-570-3320; or	See page 1 — “Virtual Stockholder Meeting” for details on how to access the live audio webcast and vote during the Annual Meeting.
By mail — sign, date and return the proxy card or voting instruction form mailed to you.

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Submitting questions at the virtual Annual Meeting.

Stockholders may submit questions in writing during the Annual Meeting by registering to attend the virtual meeting at www.proxydocs.com/AAL. Stockholders will need their unique control number which appears on their Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, and as time permits, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct which are pertinent to American Airlines Group Inc. (the “Company”) and the meeting matters. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the Company’s website at www.aa.com under the links “Investor Relations”—“Annual Shareholders Meeting”—“2022 Annual Meeting of Stockholders Q&A.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and to ensure all stockholders are responded to, we will respond to up to three questions from a single stockholder. The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/AAL approximately two weeks prior to the Annual Meeting.

Stockholder Engagement and Governance Highlights

We welcome and value communication with our stockholders. We engage in proactive dialogue with our largest stockholders year-round to gain an understanding of their perspectives on a wide range of matters, which we regularly share with the Board of Directors of the Company (the “Board”). Stockholders may communicate directly with our Board as set forth under “Communications with the Board and Non-Management Directors” on page 42. The following corporate governance and Board practices ensure accountability and enhance effectiveness in the boardroom:

Our Governance Best Practices

✓   Annual Board elections

✓   Majority voting standard

✓   All of our director nominees are independent other than our Chairman and our Chief Executive Officer

✓   Robust Lead Independent Director role with responsibilities that conform to leading governance practices

✓   Routine review of Board leadership structure

✓   Regular executive sessions held without management present

✓   Stockholder right to call special meetings of stockholders

✓   Commitment to corporate social responsibility and sustainability

✓   Stockholder right to proxy access

✓   Regular Board, committee and director evaluations

✓   Annual review of Board and committee composition

✓   All members of the Audit Committee are designated financial experts

✓   Diverse Board

✓   Significant stock ownership requirements for directors and executive officers

✓   Comprehensive risk management with Board and committee oversight

Voting Matters and Board Recommendations

Matter	Board Recommendation	Page
1. Election of directors	FOR each Director Nominee	6
2. Ratification of public accounting firm	FOR	18
3. A proposal to consider and approve, on a non-binding, advisory basis, executive compensation as disclosed in the attached Proxy Statement	FOR	20
4. A proposal to amend our Certificate of Incorporation to allow future amendments to the Bylaws by our stockholders by simple majority vote	FOR	24
5. A proposal to amend our Certificate of Incorporation to allow all other provisions of the Certificate of Incorporation to be amended in the future by simple majority vote	FOR	25
6. A proposal to approve the Tax Benefit Preservation Plan	FOR	26
7. Advisory vote on a stockholder proposal	AGAINST	29

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2022 Director Nominees (Proposal 1)

Our director nominees have demonstrated their commitment to diligently execute their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees shown in the chart below at the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	AC	CC	CGPRSC	FC

James F. Albaugh	71	2013	Advisor and consultant to financial services and investment firms; former President and Chief Executive Officer of The Boeing Company’s Commercial Airplanes business unit	✓		M	M

Jeffrey D. Benjamin	60	2013	Senior advisor to Cyrus Capital Partners	✓		M		M

Adriane M. Brown	63	2021	Managing Partner at Flying Fish Management; former President and Chief Operating Officer at Intellectual Ventures Management; former President and Chief Executive Officer of Honeywell Transportation Systems	✓	M		M

John T. Cahill Lead Independent Director	64	2013	Vice Chairman of The Kraft Heinz Company; former Chairman and Chief Executive Officer of Kraft Foods Group and of The Pepsi Bottling Group	✓	M		M

Michael J. Embler	58	2013	Private investor; former Chief Investment Officer of Franklin Mutual Advisers	✓	M			C

Matthew J. Hart	70	2013	Former President and Chief Operating Officer of Hilton Hotels; former Chief Financial Officer of Hilton Hotels	✓	C

Robert D. Isom	58	2022	Chief Executive Officer and President of American Airlines Group Inc. and American Airlines, Inc.	Ñ

Susan D. Kronick	70	2015	Operating Partner at Marvin Traub Associates; former Vice Chairman of Macy’s	✓		M	C

Martin H. Nesbitt	59	2015	Co-Chief Executive Officer of The Vistria Group; former President and Chief Executive Officer of PRG Parking Management	✓	M			M

Denise M. O’Leary	64	2013	Private venture capital investor; former General Partner at Menlo Ventures	✓		C		M

W. Douglas Parker Chairman	60	2013	Chairman of American Airlines Group Inc.	Ñ

Ray M. Robinson	74	2005	Chairman of Citizens Trust Bank; former President of the Southern Region at AT&T	✓			M	M

Gregory D. Smith	55	2022	Former Executive Vice President and Chief Financial Officer of The Boeing Company	✓	M		M

Douglas M. Steenland	70	2020	Senior Advisor to The Blackstone Group L.P.; Former President and Chief Executive Officer of Northwest Airlines Corporation	✓		M		M

AC = Audit Committee	FC = Finance Committee
CC = Compensation Committee	M = Member
CGPRSC = Corporate Governance, Public Responsibility and Safety Committee	C = Chairman

The Board unanimously recommends that the stockholders vote “FOR” each of the nominees shown in the chart above.

Ratification of Appointment of KPMG LLP (Proposal 2)

The Board has directed that KPMG’s appointment for the fiscal year ending December 31, 2022 be submitted to our stockholders for ratification at the Annual Meeting. KPMG is well qualified to act as our independent registered public

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accounting firm and has a deep understanding of our operations and accounting practices. The Audit Committee considered the qualifications, performance, and independence of KPMG, the quality of its discussions with KPMG, and the fees charged by KPMG for the level and quality of services provided during 2021, and determined that the reappointment of KPMG is in the best interest of the Company and its stockholders.

The Board unanimously recommends that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG.

Approval of Executive Compensation (Proposal 3)

Our CEO and other executive officers have demonstrated their commitment to fair pay and pay-for-performance. Our executives’ compensation has been heavily weighted towards variable cash and long-term equity incentives, linking our executives’ pay opportunity to the execution of Company strategies and enhancing the interests of our stockholders. As a condition of the payroll support and loan agreements entered into with the federal government under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), the payroll support agreement under Subtitle A of Title IV of Division N of the Consolidated Appropriations Act, 2021 (“PSP2”) and the payroll support agreement under section 7301 of the American Rescue Plan Act of 2021 (“PSP3”), we implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with the applicable limits. The 2021 program reflected these reductions to total target direct compensation and was modified, solely for 2021, to provide more certainty to and retain our executives. We have re-established our historical performance-based cash and equity incentive programs for 2022.

We are committed to effective compensation governance, as demonstrated by the following compensation policies and practices:

What We Do	What We Do NOT Do

✓  Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.

✓  At-Will Employment arrangements with our executive officers with no employment agreements.

✓  Stock Ownership Guidelines that align our executive officers’ long-term interests with those of our stockholders.

✓  Tally Sheet Review used to conduct a comprehensive overview of total compensation targets and potential payouts.

✓  Annual Compensation Risk Assessment to identify any elements of our compensation program design or oversight processes that carry elevated levels of adverse risk.

✓  Clawback Policy for all cash and equity incentive compensation paid to our executive officers.

×   No Severance or Change in Control Agreements. None of our executive officers have a severance or change in control agreement.

×   No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer’s compensation and are in line with industry standards.

×   No Guaranteed Bonuses. Our executive officers’ bonuses are 100% performance-based and at risk.

×   No Payouts of Dividends. Unless and until an award’s vesting conditions are satisfied, no dividends accrued on the award are paid.

×   No Active Executive Retirement Plans. We do not maintain any active executive-only or supplemental retirement plans.

×   No Hedging or Pledging of our Stock. We prohibit our executive officers from engaging in hedging transactions or using our stock as collateral for loans.

×   No Excise Tax Gross-Ups. We do not provide gross ups on excise taxes in connection with a change in control.

The Board unanimously recommends that the stockholders vote “FOR” the approval of executive compensation.

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Approval of an Amendment to Our Certificate of Incorporation Regarding Future Bylaw Amendments (Proposal 4)

At our 2021 annual meeting of stockholders, our stockholders passed a stockholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each stockholder voting requirement in our Certificate of Incorporation that calls for a greater than simple majority vote.

In response to this request, and after carefully considering the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Bylaws by our stockholders (the “Bylaw Voting Threshold Amendment”).

The Board unanimously recommends that the stockholders vote “FOR” the approval of the proposal to amend our Certificate of Incorporation to allow our Bylaws to be amended by our stockholders by simple majority vote.

Approval of an Amendment to Our Certificate of Incorporation Regarding Other Future Charter Amendments (Proposal 5)

In response to shareholder action at our 2021 annual meeting of stockholders, and after carefully considering the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation, the Board has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”).

The Board unanimously recommends that the stockholders vote “FOR” the approval of the proposal to amend our Certificate of Incorporation to allow the Certificate of Incorporation to be amended by simple majority vote.

Approval of Tax Benefit Preservation Plan (Proposal 6)

On December 21, 2021, the Board approved and entered into a Tax Benefit Preservation Plan (the “Tax Plan”) in order to protect valuable tax benefits including those generated by net operating losses and certain other tax attributes that could be jeopardized by a single stockholder acquiring a significant portion of our common stock. However, the Tax Plan will expire upon the close of business on December 20, 2022, if stockholder approval of the Tax Plan has not been obtained by that date. Therefore, in order to maintain the benefits secured by the Tax Plan, it is important that the stockholders approve this proposal.

The Board unanimously recommends that the stockholders vote “FOR” the approval of the Tax Plan.

Advisory Vote on a Stockholder Proposal (Proposal 7)

A stockholder has informed the Company that he intends to present a proposal at our Annual Meeting requesting the Company to prepare an annual report disclosing the Company’s policy and procedures governing lobbying, payments by the Company for lobbying activities and a description of management’s and the Board’s decision-making process and oversight for making the foregoing payments. The Board has considered this proposal and concluded that its adoption is unnecessary in light of the Company’s existing policies and disclosures and not in the best interests of our stockholders. The Board recommends a vote against the stockholder proposal because the Company participates in the policy and political process for the benefit of stockholders, has policies in place to effectively oversee such participation and provides comprehensive disclosures of these activities on its website.

For the reasons stated above and in the Board’s Statement in Opposition, which follows the stockholder proposal under Proposal 7, the Board unanimously recommends that the stockholders vote “AGAINST” the stockholder proposal.

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PROXY STATEMENT

2022 Proxy Statement |

THE MEETING

Purpose, Date and Time

We are furnishing this Proxy Statement to our stockholders in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting and any adjournments or postponements of that meeting. The Annual Meeting will be held in a virtual format via live audio webcast on Wednesday, June 8, 2022, at 9:00 a.m., Central Time, for the purposes described in the accompanying Notice of Annual Meeting. Stockholders can register to attend the meeting via the Internet at www.proxydocs.com/AAL by using the control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied your proxy materials.

The approximate date we are first sending the Notice of Annual Meeting and accompanying proxy materials to stockholders, or sending a Notice Regarding the Availability of Proxy Materials and posting the proxy materials at www.proxydocs.com/AAL, is April 28, 2022.

When used in this Proxy Statement, the terms “we,” “us,” “our” and “the Company” refer to American Airlines Group Inc. and its consolidated subsidiaries. “AAG” refers to American Airlines Group Inc. and “American” refers to AAG’s wholly-owned subsidiary American Airlines, Inc.

Record Date; Stockholders Entitled to Vote

Stockholders of record at the close of business on April 12, 2022 (the “record date”) are entitled to receive notice of and to vote at the Annual Meeting. On the record date, there were 649,513,571 shares of our common stock, $0.01 par value per share (“Common Stock”), outstanding and eligible to be voted at the Annual Meeting. Each share of Common Stock entitles its owner to one vote on each matter submitted to the stockholders. As of the record date, approximately 0.3 million of the issued and outstanding shares of Common Stock were held in the Disputed Claims Reserve established in accordance with AMR Corporation’s fourth amended joint plan of reorganization. Pursuant to the plan, the shares held in the Disputed Claims Reserve will be voted by the disbursing agent holding these shares in the same proportion as the other outstanding shares of Common Stock are voted.

A list of the names of stockholders entitled to vote at the Annual Meeting will be available to stockholders for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. Please contact our Corporate Secretary at caroline.ray@aa.com if you wish to examine the list prior to the Annual Meeting. The stockholder list will also be available during the virtual Annual Meeting for examination by any stockholder.

Your vote is very important. You are encouraged to vote as soon as possible.

Virtual Stockholder Meeting

The virtual meeting format enables stockholders to participate fully, and equally, from any location around the world, at little to no cost. We designed the format of our Annual Meeting to ensure that our stockholders who attend our Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. Our directors will also attend the meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Central Time. Online access to the audio webcast will open approximately thirty minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. Shareholders can register to attend the virtual meeting at www.proxydocs.com/AAL. Stockholders will need their control number which appears on the Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow). In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible and no later than Wednesday, June 1, 2022, so that you can be provided with a control number and gain access to the meeting. Once registered, stockholders will receive an e-mail with a unique link, and instructions, on how to attend the meeting one hour prior to the start of the meeting.

Submitting questions at the virtual Annual Meeting. Our stockholders will be able to submit questions during the Annual Meeting by registering to attend the virtual meeting at www.proxydocs.com/AAL. Stockholders will need their

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unique control number which appears on their Notice Regarding the Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow), and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, and as time permits, we will hold a live Q&A session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the Company’s website at www.aa.com under the links “Investor Relations”—“Annual Shareholders Meeting”—“2022 Annual Meeting of Stockholders Q&A.” Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and to ensure all stockholders are responded to, we will respond to up to three questions from a single stockholder.

The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/AAL approximately two weeks prior to the Annual Meeting.

Access to the Live Webcast of the Annual Meeting

The live audio webcast of the virtual Annual Meeting will be available to not only our stockholders, but also our team members and other constituents. In order to attend the virtual Annual Meeting, all stockholder and other guests will need to register at www.proxydocs.com/AAL.

A replay of the meeting will be made publicly available for two weeks after the meeting at the same website.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.

Quorum

The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock as of the record date is necessary to constitute a quorum at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares or by proxy during the Annual Meeting.

Vote Required to Approve Each Proposal

With respect to Proposal 1 (Election of Directors), each director must be elected by the affirmative vote of a majority of the votes cast with respect to such director by the shares present in person or represented by proxy and entitled to vote for the election of directors. A majority of the votes cast means that the number of votes cast “FOR” a nominee exceeds the number of votes cast “AGAINST” that nominee. Brokers do not have discretionary authority to vote on this proposal. Abstentions and broker non-votes (as defined below under “How to Vote Your Shares”) are not considered votes cast “FOR” or “AGAINST” a nominee’s election and will have no effect in determining whether a nominee has received a majority of the votes cast. In this election, an incumbent director nominee who does not receive the required number of votes for reelection is expected to tender his or her resignation to the Board in accordance with a policy adopted by the Board. Within approximately 90 days after certification of the election results of the stockholder vote, our Corporate Governance, Public Responsibility and Safety (“CGPRS”) Committee (or such other committee as directed by the Board) will make a determination as to whether to accept or reject the tendered resignation. Following such determination, we will publicly disclose the decision regarding any tendered resignation in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”).

Approval of Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm), Proposal 3 (Advisory Vote to Approve Executive Compensation), Proposal 6 (Approval of Company’s Tax Benefit Preservation Plan) and Proposal 7 (Stockholder Proposal) will require the affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and entitled to vote on the matter at the Annual Meeting, provided a quorum is present. Abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same legal effect as voting against each proposal.

Approval of Proposal 4 (Amendment to our Certificate of Incorporation to Allow Our Bylaws to be Amended by our Stockholders by Simple Majority Vote) will require the affirmative vote of the holders of at least 80% of all shares

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outstanding as of the Record Date. Abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same legal effect as voting against Proposal 4.

Approval of Proposal 5 (an Amendment to our Certificate of Incorporation to Allow all Other Provisions of the Certificate of Incorporation to be Amended by Simple Majority Vote) will require the affirmative vote of the holders of at least two-thirds of all shares outstanding as of the Record Date. Abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same legal effect as voting against Proposal 5.

How to Vote Your Shares

If you are a stockholder of record, you may vote your shares:

•	over the Internet at www.proxydocs.com/AAL prior to the day of the virtual Annual Meeting (and during the virtual Annual Meeting by registering at www.proxydocs.com/AAL); or

•	by telephone using the toll-free number 1-866-570-3320 prior to the day of the virtual Annual Meeting; or

•	by filling out, signing and dating your proxy card and mailing it in the prepaid envelope.

You will need to follow the instructions when using any of these methods to make sure your shares will be voted at the Annual Meeting. We encourage you to vote in advance by telephone, over the Internet or by mail by completing your proxy card, even if you plan to attend the virtual Annual Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, you may instruct your broker, bank or other nominee to vote your shares by following the instructions that the broker, bank or other nominee provides to you with the proxy materials. If you do not provide the broker, bank or other nominee with specific voting instructions, the broker, bank or other nominee that holds your shares generally may vote on “routine” proposals but cannot vote on “non-discretionary” (non-routine) proposals. We believe that Proposal 2 is routine and that Proposals 1, 3, 4, 5, 6 and 7 are non-discretionary.

Most brokers offer the ability for stockholders to submit voting instructions over the Internet, by telephone or by mail by completing a voting instruction card after you have read these proxy materials. If you hold shares through a broker, bank or other nominee and wish to vote your shares at the Annual Meeting, you will need your unique control number which appears on the instructions that accompanied the proxy materials. In any case, voting in advance over the Internet, by telephone or by mail will not prevent you from voting in person at the virtual Annual Meeting.

If the broker, bank or other nominee that holds your shares in “street name” returns a proxy card without voting on a non-discretionary proposal because it did not receive voting instructions from you on that proposal, this is referred to as a “broker non-vote.” “Broker non-votes” are considered in determining whether a quorum exists at the Annual Meeting. Broker non-votes will have no effect on the outcome of Proposals 1, 3, 6 and 7, and will have the same effect as a vote “AGAINST” Proposals 4 and 5. Because brokers have discretionary authority to vote on Proposal 2, broker non-votes are not expected on Proposal 2.

Revoking or Changing Your Vote

Stockholders may revoke or change their votes by the following methods (your last instruction received by us will be counted):

•	giving notice of revocation to our Corporate Secretary, at American Airlines Group Inc., 1 Skyview Drive, Fort Worth, Texas 76155 (by mail or overnight delivery);

•	executing and delivering to our Corporate Secretary, at the address noted above, a proxy card relating to the same shares bearing a later date;

•	voting over the Internet or by telephone prior to the time the voting facilities close; or

•	logging onto and voting at the virtual Annual Meeting.

If you decide to revoke or change your vote other than by voting at the Annual Meeting, we must receive the notice of revocation or new vote by 11:59 p.m., Eastern Time, on Tuesday, June 7, 2022, the day prior to the date of the Annual Meeting.

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If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke or change your vote. The revocation or change must be made by the broker, bank or other nominee before the Annual Meeting.

Authority of Proxies

All proper votes received by us by 11:59 p.m. Eastern Time, on Tuesday, June 7, 2022, and not revoked will be voted at the Annual Meeting in accordance with the directions noted. In the absence of instructions, shares represented by a signed and dated proxy card will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of the independent registered public accounting firm, “FOR” the approval, on a non-binding, advisory basis, of executive compensation as disclosed in this Proxy Statement, “FOR” the approval of an amendment to our Certificate of Incorporation to allow our Bylaws to be amended by our stockholders by simple majority vote, “FOR” the approval of an amendment to our Certificate of Incorporation to allow all other provisions of our Certificate of Incorporation to be amended by simple majority vote, “FOR” the approval of our Tax Benefit Preservation Plan and “AGAINST” the stockholder proposal.

If any other matters properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote upon those matters according to their judgment. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement.

Solicitation of Votes

In addition to soliciting votes through the mail, we may solicit votes through our directors, officers and employees in person and by e-mail, telephone or facsimile. We may also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by them. We will pay all expenses incurred in connection with the solicitation of proxies. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation for an anticipated fee of $25,000, plus expenses.

Inspector of Election

All votes at the Annual Meeting will be counted by Mediant, Inc., our inspector of election. The inspector of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December  31, 2021 are available at www.proxydocs.com/AAL prior to and during the Annual Meeting.

Electronic Delivery of Proxy Materials

In order to eliminate the mailing of a paper notice and to speed your ability to access the proxy materials (including our Annual Report on Form 10-K for the year ended December 31, 2021), we encourage you to sign up for electronic delivery of the Notice Regarding the Availability of Proxy Materials using the instructions described below. Stockholders can help us reduce costs and the impact on the environment by electing to receive and access future copies of our proxy statements, annual reports and other stockholder materials electronically by e-mail. If your shares are registered directly in your name with our stock registrar and transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you can make this election by going to AST’s website (www.astfinancial.com) and (1) clicking Client Login, then Shareholders & Investors, then Manage My Accounts, then select the type of Account—US Shareholder or Non US Shareholder, then Login to Transact; (2) entering the information required to gain access to your account; and (3) clicking Receive Company Mailing via E-Mail. You may also make this election by following the instructions provided when voting over the Internet. If you hold your shares in a brokerage account or otherwise through a third party in “street name,” please refer to the information provided by your broker, bank or other nominee for instructions on how to elect to receive and view future annual meeting materials electronically.

This year, we intend both to mail our proxy materials to certain stockholders and to use the “Notice and Access” method of providing proxy materials to certain stockholders. Under the Notice and Access method, if you have not opted to receive an e-mail notification, you will receive by mail a simple “Notice Regarding the Availability of Proxy Materials,” which will direct you to a website where you may access proxy materials online. You will also be told how to request proxy materials (at no charge) via mail or e-mail, as you prefer.

4	2022 Proxy Statement |

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports, or Notices Regarding the Availability of Proxy Materials, with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. In accordance with these rules, only one proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, will be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. Stockholders who currently receive multiple copies of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, at their address and would like to request “householding” of their communications should contact their broker if they are beneficial owners or direct their request to our Corporate Secretary at the contact information below if they are registered holders.

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials, please notify your broker, if you are a beneficial owner or, if you are a registered holder, direct your written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call Broadridge at 1-866-540-7095.

If requested, we will also promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report, or Notice Regarding the Availability of Proxy Materials to any shareholder residing at an address to which only one copy was mailed.

2022 Proxy Statement |	5

PROPOSAL 1—ELECTION OF DIRECTORS

Election of Directors

Upon the recommendation of the CGPRS Committee, the Board has nominated the 14 director candidates listed below under the section “Director Nominees.” Each nominee is currently a director of the Company, two of whom were appointed since our 2021 annual meeting of stockholders.

The authorized number of directors is currently set at 14, and the Board currently consists of 14 members. If elected as a director at the Annual Meeting, each of the nominees will serve a one-year term expiring at the 2023 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Each of the nominees has consented to serve as a director, if elected.

The Board unanimously recommends that the stockholders vote “FOR” the proposal to elect the directors of the Company listed below under the section “Director Nominees” for a one-year term expiring at the 2023 annual meeting of stockholders and until his or her successors have been duly elected and qualified.

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Director Nominees

Information regarding our director nominees, including their qualifications and principal occupations, as well as the key experience and qualifications that led the Board to conclude each nominee should serve as a director, is provided below. The categories of key skills are:

There are no family relationships among the directors and our executive officers.

Independent Director Since: 2013 Committees: Compensation; CGPRS Key Skills:

Jim Albaugh

Select Business Experience:

•  Senior Advisor to Industrial Development Funding, a global asset management firm (2018-Present)

•  Senior Advisor to Perella Weinberg Partners, a global advisory and asset management firm (2016-2018)

•  Senior Advisor to The Blackstone Group L.P., a private equity and financial services firm (2012-2016)

•  President and Chief Executive Officer of The Boeing Company’s (“Boeing”) Commercial Airplanes business unit (2009-2012)

•  President and Chief Executive Officer of Boeing’s Integrated Defense Systems business (2002-2009)

•  Joined Boeing in 1975 and held various other executive positions prior to 2002, including President and Chief Executive of Space and Communications and President of Space Transportation and former member of Boeing’s Executive Council for over ten years.

Current Public Company Directorships:

•  Howmet Aerospace Inc. (formerly Arconic Inc.), a specialty metals company servicing the aerospace, auto and building sectors (2017-Present)

Past Public Company Directorships:

•  Goldman Sachs Acquisition Holdings, a special purpose acquisition company (2018-2020)

•  Harris Corporation, a technology company, defense contractor and information technology services provider (2016-2019)

•  B/E Aerospace, Inc. (2014-2017)

•  TRW Automotive Holdings Corp. (2006-2015)

Other Leadership Experience and Service:

Member of the boards of directors of the following private entities: Aloft Aeroarchitects (formerly PATS Aerospace), and Belcan Corporation; Chairman of the National Aeronautic Association; past President of the American Institute of Aeronautics and Astronautics; past Chairman of the Aerospace Industries Association; elected member of the International Academy of Aeronautics; elected member of the National Academy of Engineering; member of the board of trustees of Willamette University and the Columbia University School of Engineering.

Key Experience/Director Qualifications:

Executive leadership experience in the airplane and airline industry, including experience in the investment industry, and with complex systems, contracts and governmental oversight, as well as accounting and financial literacy and global public company board and corporate governance experience.

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Independent Director Since: 2013 Committees: Compensation; Finance Key Skills and Experience:

Jeff Benjamin

Select Business Experience:

•  Senior Advisor to Cyrus Capital Partners, L.P., a registered investment advisor (2008-Present)

•  Consultant to Apollo Management, L.P. (“Apollo Management”), a private investment fund (2008-2017)

Current Public Company Directorships:

•  A-Mark Precious Metals, Inc., a full-service precious metals trading company (2014-Present)

•  Rackspace Technology, Inc., a technology services company (2016-Present)

Past Public Company Directorships:

•  Chemtura Corporation (2010-2017)

•  Caesars Entertainment Corp. (2008-2017)

Other Leadership Experience and Service:

Member of the boards of directors of the following private entities: ImOn Communications LLC, Higher Learning Technologies Corporation, NRG Media, LLC and Shutterfly Inc.

Key Experience/Director Qualifications:

Executive leadership experience in the investment industry, accounting and financial literacy, corporate governance and marketing expertise, success as an investor and extensive experience serving on the boards of directors of global public and private companies.

Independent Director Since: 2021 Committees: Audit; CGPRS Key Skills and Experience:

Adriane Brown

Select Business Experience:

•  Managing Partner of Flying Fish Management, LLC, a technology-based venture capital firm (2018-Present)

•  President and Chief Operating Officer of Intellectual Ventures Management, LLC, a private equity firm (2010-2017)

•  Various roles, including President and Chief Executive Officer of Honeywell Transportation Systems, at Honeywell International Inc., a manufacturing company (1999-2010)

•  Various roles, most recently Vice President and General Manager of Environmental Products, at Corning Incorporated, a materials manufacturing company (1980-1999)

Current Public Company Directorships:

•  KKR & Co. Inc., a global investment company (2021-Present)

•  Axon Enterprise, Inc., a law-enforcement technology company (2020-Present)

•  eBay Inc., an e-commerce marketplace company (2017-Present)

Past Public Company Directorships:

•  Allergan plc (2017-2020)

•  Raytheon Company (2018-2020)

•  Harman International (2013-2017)

Other Leadership Experience and Service:

Worked at Honeywell International, Inc. and Corning Incorporated in positions of increasing responsibility. Member of the board of directors of the Washington Research Foundation/WRF Capital.

Key Experience/Director Qualifications:

Financial expertise, risk management experience, extensive experience as a senior operating executive for segments of large global public companies, including industrial and manufacturing companies, investment experience in technologies and service as a public company director.

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Lead Independent Director Director Since: 2013 Committees: Audit; CGPRS Key Skills and Experience:

John Cahill

Select Business Experience:

•  Vice Chairman of The Kraft Heinz Company (“Kraft Heinz”), a food and beverage company (2015-Present)

•  Chairman and Chief Executive Officer of Kraft Foods Group, Inc. (“Kraft Foods Group”), until its merger with H.J. Heinz Company (2014-2015)

•  Non-Executive Chairman of Kraft Foods Group (March 2014-December 2014)

•  Executive Chairman of Kraft Foods Group (2012-2014)

•  Executive Chairman, North American Grocery of Kraft Foods, Inc., the former parent of Kraft Foods Group (January 2012-December 2012)

Current Public Company Directorships:

•  Kraft Heinz (2015-Present)

•  Colgate-Palmolive Company, a consumer products company (2005-Present)

Past Public Company Directorships:

•  Kraft Foods Group (2012-2015)

•  Legg Mason, Inc. (2009-2014)

•  The Pepsi Bottling Group, Inc. (1999-2007)

•  Frontier Holdings, Inc. (1984-1985)

Other Leadership Experience and Service:

Former Industrial Partner at Ripplewood Holdings LLC; spent nine years with The Pepsi Bottling Group, Inc., culminating in the position of Chairman and Chief Executive Officer; and worked at PepsiCo, Inc. for nine years in a variety of leadership positions.

Key Experience/Director Qualifications:

Leadership and operations experience in executive leadership roles at global public companies, as well as airline experience, investment, accounting and financial expertise, experience in consumer products industries and public company board and corporate governance experience.

Independent Director Since: 2013 Committees: Audit; Finance Key Skills and Experience:

Mike Embler

Select Business Experience:

•  Chief Investment Officer of Franklin Mutual Advisers, LLC (“Franklin Mutual Advisers”), an asset management company (2005-2009)

•  Head of Franklin Mutual Advisers’ Distressed Investment Group (2001-2005)

Current Public Company Directorships:

•  NMI Holdings, Inc., a mortgage insurance provider (2012-Present)

•  Ventas, a healthcare REIT (2022- Present)

Past Public Company Directorships:

•  Taubman Centers, Inc., a shopping mall REIT (2018-2020)

•  CIT Group Inc. (2009-2016)

•  Dynegy Inc. (2011-2012)

•  AboveNet Inc. (2003-2012)

•  Kindred Healthcare Inc. (2001-2008)

Other Leadership Experience and Service:

Worked at Nomura Holding America Inc. for almost a decade in positions of increasing responsibility culminating in the position of Managing Director; former member of the board of trustees of The Mohonk Preserve; and holds certificates in Cyber Security Oversight (National Association of Corporate Directors) and Environmental Conservation and Sustainability (Earth Institute Center for Environmental Sustainability).

Key Experience/Director Qualifications:

Experience in finance, asset management and restructurings, capital markets and capital management, experience as a senior executive, perspective as an institutional investor, success as an investor and service as a director of global public and private companies.

2022 Proxy Statement |	9

Independent Director Since: 2013 Committees: Audit Key Skills and Experience:

Matt Hart

Select Business Experience:

•  President and Chief Operating Officer of Hilton Hotels Corporation (“Hilton”), a hotel developer and operator, until its acquisition by a private equity firm (2004-2007)

•  Executive Vice President and Chief Financial Officer of Hilton (1996-2004)

Current Public Company Directorships:

•  American Homes 4 Rent, a real estate investment trust (2012-Present)

•  Air Lease Corporation, an aircraft leasing company (2010-Present)

Past Public Company Directorships:

•  B. Riley Financial, Inc. (2009-2015)

•  US Airways Group, Inc. (2006-2013)

•  Kilroy Realty Corporation (1997-2008)

•  America West Holdings Corporation (2004-2005)

Other Leadership Experience and Service:

Former Senior Vice President and Treasurer of The Walt Disney Company; former Executive Vice President and Chief Financial Officer of Host Marriott Corp.; and member of the board of directors of Heal the Bay.

Key Experience/Director Qualifications:

Financial expertise, risk management experience, extensive experience as a senior operating and finance executive for large global public companies, including companies in the consumer travel industry, investment and mergers and acquisitions experience, service as a public company director and airline experience.

Chief Executive Officer and President Director Since: 2022 Key Skills and Experience:

Robert Isom

Select Business Experience:

•  Chief Executive Officer of AAG and American (2022-Present)

•  President of AAG and American (2016-Present)

•  Executive Vice President and Chief Operating Officer of AAG and American (2013-2016)

•  Executive Vice President and Chief Operating Officer of US Airways Group, Inc. and US Airways, Inc. (2007-2013)

Current Public Company Directorships:

•  AAG (2022-Present)

Past Public Company Directorships:

•  Pinnacle Airlines Corporation (2003-2005)

Other Leadership Experience and Service:

Prior to joining US Airways, Mr. Isom held senior executive finance, commercial, operations, strategy and international roles at GMAC, LLC, Northwest Airlines and America West Airlines. He started his career at The Procter & Gamble Company. Mr. Isom serves as a board member of Airlines for America and as a member of the oneworld Governing Board.

Key Experience/Director Qualifications:

Financial, airline, marketing, human resources and labor relations experience, as well as nearly 30 years of experience in the airline industry; over 20 years of experience as an airline senior executive, and mergers and acquisitions experience.

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Independent Director Since: 2015 Committees: Compensation; CGPRS Key Skills and Experience:

Sue Kronick

Select Business Experience:

•  Operating Partner at Marvin Traub Associates, a New York based retail consulting firm (2012-Present)

•  Vice Chairman of Macy’s, Inc. (“Macy’s”), owner of Macy’s and Bloomingdales retail department stores (2003-2010)

•  Group President, Regional Department Stores of Macy’s (2001-2003)

•  Chairman and Chief Executive Officer of Burdines/Macy’s Florida (1997-2001)

Current Public Company Directorships:

•  Hyatt Hotels Corporation, a hospitality company (2009-Present)

Past Public Company Directorships:

•  The Pepsi Bottling Group, Inc. (1999-2010)

Other Leadership Experience and Service:

Member of the board of directors of the John S. and James L. Knight Foundation and the Miami City Ballet.

Key Experience/Director Qualifications:

Financial, marketing and operational expertise, as well as experience serving as a global public company director and building industry leading brands as a result of the various executive management positions held with Macy’s.

Independent Director Since: 2015 Committees: Audit; Finance Key Skills and Experience:

Marty Nesbitt

Select Business Experience:

•  Co-Chief Executive Officer of The Vistria Group, LLC, a private-equity investment firm (2013-Present)

•  President and Chief Executive Officer of PRG Parking Management (PRG), an owner and operator of off-airport parking facilities (1996-2012)

Current Public Company Directorships:

•  Chewy, Inc., an online retailer for pet needs (2020-Present)

•  Center Point Energy Corp, a public utility company (2018-Present)

Past Public Company Directorships:

•  Jones Lang LaSalle Incorporated, a public commercial real estate company (2011-2021)

•  Pebblebrook Hotel Trust (2009-2010)

•  Norfolk Southern Corporation (2013-2018)

Other Leadership Experience and Service:

Former member of the board of directors of PRG; former officer of the Pritzker Realty Group, L.P.; former Vice President and Investment Manager at LaSalle Partners, one of the predecessor corporations of Jones Lang LaSalle Incorporated; Trustee of Chicago’s Museum of Contemporary Art; and Chairman of the Barack Obama Foundation.

Key Experience/Director Qualifications:

Executive leadership, operational, financial and investment experience, as well as global public company board experience.

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Independent Director Since: 2013 Committees: Compensation; Finance Key Skills and Experience:

Denise O’Leary

Select Business Experience:

•  Private venture capital investor (1997-Present)

•  Partner (1987-1996) and associate (1983-1987) at Menlo Ventures, a venture capital firm

Current Public Company Directorships:

•  Medtronic plc, a medical technology company (2000-Present)

Past Public Company Directorships:

•  Calpine Corporation (2009-2018)

•  US Airways Group, Inc. (2005-2013)

•  Chiron Corporation (2002-2006)

•  America West Holdings Corporation (1998-2005)

Other Leadership Experience and Service:

Chair of the board of trustees of the University of Denver; member of the Board of Regents of the Smithsonian Institution; member of the board of directors of International Environmental Standards; and former member of the boards of directors of the following private entities: Galvanize, Inc., the Bonfils-Stanton Foundation, Lucile Packard Children’s Hospital, Stanford Hospital & Clinics, Smithsonian National Board, the Denver Foundation, the Corporation for Supportive Housing, Connect for Health Colorado and the University of Colorado Hospital Authority.

Key Experience/Director Qualifications:

Executive leadership experience in the investment industry, financial expertise, experience in the oversight of risk management, human resources expertise, extensive service as a global public company director, success as an investor and airline industry expertise.

Chairman Director Since: 2013 Key Skills and Experience:

Doug Parker

Select Business Experience:

•  Chairman of the board of directors of AAG (2014-Present)

•  Chief Executive Officer of AAG and American (2013-2022)

•  Chairman of the board of directors of and Chief Executive Officer of US Airways Group, Inc. and US Airways, Inc. (2005-2013)

Current Public Company Directorships:

•  AAG (2013-Present)

Past Public Company Directorships:

•  US Airways Group, Inc. (2005-2013)

•  Pinnacle West Capital Corporation (2007-2012)

•  America West Holdings Corporation (1999-2005)

Other Leadership Experience and Service:

Former Chairman of the board of directors of and Chief Executive Officer of America West and America West Airlines (“AWA”); Chairman of Airlines for America; former Senior Vice President and Chief Financial Officer of AWA; member of the board of advisors for the Cox School of Business at Southern Methodist University; and member of the Vanderbilt University Board of Trust.

Key Experience/Director Qualifications:

Financial, airline, marketing, human resources and labor relations experience, as well as 30 years of experience in the airline industry, nearly 20 years of experience as an airline Chairman and Chief Executive Officer, mergers and acquisitions experience and experience as a global public company director.

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Independent Director Since: 2005 Committees: CGPRS; Finance Key Skills and Experience:

Ray Robinson

Select Business Experience:

•  Non-executive Chairman of the board of directors of Progressive Leasing, Inc. following its spin-off from Aaron’s Inc. (“Aaron’s”) (2020-Present)

•  Non-executive Chairman of the board of directors of Aaron’s, Inc., a lease-to-own retailer (2014-2020)

•  Director and non-executive Chairman of Citizens Trust Bank, a privately-held African American-owned bank, and its affiliated holding company (2003-Present)

•  Held several executive positions at AT&T from 1968-2003, including President of the Southern Region, its largest region, President and Chief Executive Officer of AT&T Tridom, Vice President of Operations for AT&T Business Customer Care, Vice President of AT&T Outbound Services and Vice President of AT&T Public Relations

Current Public Company Directorships:

•  Progressive Leasing, Inc., following its spin-off from Aaron’s, Inc. (2020-Present)

•  Fortress Transportation and Infrastructure, a public company that invests in transportation infrastructure and equipment (2015-Present)

•  Acuity Brands, Inc., a public lighting solutions company (2001-Present)

Past Public Company Directorships:

•  Aaron’s, Inc. (2002-2020)

•  Avnet, Inc. (2000-2017)

•  Citizens Bancshares Corporation (deregistered as a public company in 2017)

•  RailAmerica Inc. (2009-2011)

Other Leadership Experience and Service:

Member of the board of directors of the Georgia Aquarium; Vice Chairman of the East Lake Community Foundation; and member of the board of trustees of the University of Denver.

Key Experience/Director Qualifications:

Extensive technology, banking, communications, strategic and executive leadership and marketing experience, as well as experience serving as a public company director.

Independent Director Since: 2022 Committees: Audit; CGPRS Key Skills and Experience:

Gregory Smith

Select Business Experience:

•  Chief Financial Officer and Executive Vice President of Enterprise Operations of The Boeing Company (“Boeing”) (2020-2021; 2012-2021); Interim Chief Executive Officer of Boeing (2019-2020); Vice President of Finance and Corporate Controller of Boeing (2010-2012); and Vice President of Financial Planning and Analysis of Boeing (2008-2010)

•  Vice President of Investor Relations of Raytheon Company (2004-2008)

Current Public Company Directorships:

•  Intel Corporation, a technology company (2017-Present)

Other Leadership Experience and Service:

Member of the boards of directors of the Lurie Children’s Hospital and Northwestern Memorial Healthcare.

Key Experience/Director Qualifications:

Financial expertise and extensive experience as a senior executive for a large global public company, risk management experience, extensive industry experience as executive officer of airplane manufacturer, extensive experience as a global business leader, with experience in regulatory affairs, as well as experience serving as a public company director.

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Independent Director Since: 2020 Committees: Compensation; Finance Key Skills and Experience:

Doug Steenland

Select Business Experience:

•  Senior Advisor to The Blackstone Group L.P. (2009-Present)

•  Chief Executive Officer of Northwest Airlines Corporation (2004-2008)

•  President of Northwest Airlines Corporation (2001-2004)

•  Senior Partner of law firm that is now DLA Piper LLP (1984-1991)

Current Public Company Directorships:

•  American International Group, Inc., an insurance company (2009-Present)

•  Hilton Worldwide Holdings, Inc., a hotel management company (2010-Present)

•  London Stock Exchange Group (2021-Present)

Past Public Company Directorships:

•  Performance Food Group (2012-2019)

•  Travelport LLC (2012-2019)

Other Leadership Experience and Service:

Member of the boards of trustees of the Brookings Institute, the board of directors of the Middle East Investment Initiative and member of the board of visitors of the Duke University Fuqua Business School; former Chairman of the Air Transport Association.

Key Experience/Director Qualifications:

Former airline president and CEO, extensive experience as a global business leader, with experience in finance, restructuring and regulatory affairs, as well as experience serving as a public company director.

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BOARD COMPOSITION

How We Build a Board that is Right for American Airlines

Each of the 14 current nominees for director recommended for election at the Annual Meeting is a current member of the Board, two of whom were appointed since our 2021 annual meeting of stockholders. The effectiveness of the Board and the recruitment of directors are overseen by the CGPRS Committee. In evaluating candidates for director, the CGPRS Committee considers the qualifications described below. Based on its evaluation of each of the current nominees’ qualifications and his or her prior performance as a director, the CGPRS Committee determined to recommend each nominee for election. The CGPRS Committee received no nominations from stockholders for the Annual Meeting.

Consistent with its charter, the CGPRS Committee proposes for nomination existing directors and new candidates who have the highest personal and professional integrity, have demonstrated exceptional intelligence and judgment, have proven leadership skills, as well as the requisite skills necessary to advance our long-term strategic plan, are committed to our success and have the ability to work effectively with the Company’s Chief Executive Officer and other members of the Board. Also, a nominee must possess skills, experience and expertise appropriate to best serve the long-term financial interests of our stockholders.

The Corporate Governance Guidelines (the “Governance Guidelines”) specify that it is the objective of the Board that it be composed of individuals who have, among other things, a diversity of skills, expertise and perspective (including based on age, gender, race and ethnic diversity) appropriate for the business and operation of the Company. The Board currently includes a group of individuals who have demonstrated success and leadership in a variety of fields and endeavors, with a broad diversity of experience, opinions, perspectives, professions, skills, expertise, education, geographic representation and backgrounds. The CGPRS Committee and the Board believe that the Board is, and should continue to be, comprised of persons who can contribute experience in public company board service and corporate governance and areas such as strategic planning, leadership of large, complex organizations, international and global operations, the airline, travel and transportation industry, finance, accounting, and investment, risk management, legal and regulatory, customer service, marketing and consumer products, media and communications, labor relations and human resources (including leadership assessment and diversity), real estate and facilities, safety, information technology, climate change, sustainability and community service. The CGPRS Committee does not assign specific weight to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.

The Governance Guidelines also require that any directors who also serve as chief executive officers of public companies should not serve on more than two boards of public companies other than the Company’s Board, and other directors should not serve on more than four boards of public companies, other than the Company’s Board.

The CGPRS Committee periodically evaluates the performance of the Board, its committees and the directors in an effort to facilitate the continuous improvement of the Board, as well as to assess the specific qualifications, experiences and perspectives of future director candidates that would be most valuable and have the most impact on our success.

In accordance with applicable listing standards of The Nasdaq Stock Market (“Nasdaq”), the Board confirms that at least a majority of the Board is independent in accordance with the Nasdaq definition of independence and that the members of the Board, as a group, maintain the requisite qualifications under applicable Nasdaq listing standards for service on the Audit, Compensation and CGPRS Committees.

As a culmination of the Board’s CEO succession planning, we announced in December 2021 that Robert Isom would succeed Doug Parker as the Chief Executive Officer of the Company and be appointed as a director of AAG effective March 31, 2022. The Board determined that it was important to retain Doug Parker in the role of Chairman of the Board in order to ensure a successful transition in leadership.

Greg Smith, who was elected to our Board on January 18, 2022, was identified to the Company by a third party search firm and was also previously known to certain of our executive officers and Board members due to his involvement in the airline industry.

Board Diversity and Tenure Matrix

The CGPRS Committee recognizes the benefits of diversity in the boardroom, including better reflecting our diverse customer and employee base and the healthy debate that stems from different viewpoints that may result from diverse backgrounds. Accordingly, our Board is diverse in many ways, with differing geographic, business, gender and racial backgrounds. One-third of our Board nominees are diverse based on gender and/or ethnicity.

2022 Proxy Statement |	15

Of our 14 Board nominees, nine have served on our Board for less than ten years and another four have been on our Board for less than five years. We believe this attains the right balance between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

The demographic information presented below is as of the date of this Proxy Statement and is based on voluntary self-identification by each nominee. Additional biographical information on each nominee is set out above starting on page 7.

DEMOGRAPHICS

RACE/ETHNICITY
African American or Black			●						●			●
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	●	●		●	●	●	●	●		●	●		●	●
GENDER
Male	●	●		●	●	●	●		●		●	●	●	●
Female			●					●		●
BOARD TENURE
Years	8	8	1	8	8	8	0	6	6	8	8	16	0	1
Age	71	60	63	64	58	70	58	70	59	64	60	74	55	70

Tenure	Age

Diversity

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Stockholder Recommendations or Nominations of Director Candidates

The Board welcomes recommendations from its stockholders for director candidates that they believe meet the standards described above under “How We Build a Board that is Right for American Airlines.” We encourage stockholders with any such director candidate recommendations to contact us directly prior to going through the formal director nomination procedures described below. The CGPRS Committee has a policy of considering candidates who are recommended by stockholders for membership to the Board in the same manner as candidates recommended by members of the Board.

Under our Bylaws, any stockholder wishing to nominate a director should submit in writing the candidate’s name, biographical information, business qualifications and other information required by the Bylaws, to Susan D. Kronick, Chair of the Corporate Governance, Public Responsibility and Safety Committee, American Airlines Group Inc., MD8B503, 1 Skyview Drive, Fort Worth, Texas 76155. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must otherwise be in compliance with our Bylaws. The Bylaws require that written nominations be received by the Company no sooner than 120 days and no later than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. For the 2023 annual meeting of stockholders, notice must be delivered no sooner than February 8, 2023 and no later than March 10, 2023. All qualified submissions will be reviewed by the CGPRS Committee at the next appropriate meeting.

In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding Common Stock continuously for at least three years to submit nominations to be included in the Company’s proxy materials for up to 20% of the total number of directors then serving. Notice of proxy access director nominations for the 2023 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal executive offices no earlier than November 29, 2022 and no later than the close of business on December 29, 2022. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2023 annual meeting of stockholders and must otherwise be in compliance with our Bylaws.

In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

In connection with the 2023 annual meeting of stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

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PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ratification of Independent Registered Public Accounting Firm

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. Our Audit Committee annually reviews the independent registered public accounting firm’s qualifications, performance, fees and independence. Following its review, our Audit Committee has selected KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and our Board has directed that KPMG’s appointment be submitted to our stockholders for ratification at the Annual Meeting.

KPMG has served as our independent registered public accounting firm since 2014. The Audit Committee believes it is important for the independent registered public accounting firm to maintain its objectivity and independence. In accordance with SEC rules and KPMG policies, the firm’s lead engagement partner rotates every five years. The Audit Committee and its Chair are directly involved in the selection of KPMG’s new lead engagement partner. Furthermore, in order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Board has directed that KPMG’s appointment for the fiscal year ending December 31, 2022 be submitted to our stockholders for ratification at the Annual Meeting. The Audit Committee and the Board believe that the continued retention of KPMG to serve as the Company’s independent external auditor is in the best interests of the Company and its stockholders. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

A representative of KPMG is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and the representative is also expected to be available to respond to appropriate questions from stockholders.

The Audit Committee and the Board unanimously recommend that the stockholders vote “FOR” the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

Independent Registered Public Accounting Firm Fees

The following table presents fees billed for professional services rendered by KPMG, AAG’s principal accountant for the audit of the financial statements of AAG and its subsidiaries as of and for the fiscal years ended December 31, 2021 and 2020, as well as fees billed in this period for other services rendered by KPMG.

	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Audit Fees	3,860,000	3,710,000
Audit-Related Fees	1,530,000	1,220,000
Tax Fees	30,000	38,000
All Other Fees	–	–
Total	5,420,000	4,968,000

“Audit Fees” are for professional services rendered for the audits of the annual financial statements included in our Annual Report on Form 10-K (including fees for the audits of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended) and quarterly reviews of the financial statements included in our quarterly reports on Form 10-Q.

“Audit-Related Fees” are for professional services rendered in connection with securities offerings and other SEC filings, significant auditing work on transactions and consultations concerning financial accounting and reporting standards and attest services.

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“Tax Fees” primarily include fees for professional services rendered in connection with tax compliance services.

There were no fees that fall into the classification of “All Other Fees” for the fiscal years ended December 31, 2021 and 2020.

Policy on Audit Committee Pre-Approval

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm, including audit services, audit-related services, tax services and other services. The Audit Committee has delegated pre-approval authority to its Chair. Under this delegation, the Chair must report any pre-approval decision he or she makes to the Audit Committee at its next meeting following such approval.

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PROPOSAL 3—ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (SAY-ON-PAY)

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), allows our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, commonly known as a “say-on-pay” vote. The Board has adopted a policy providing for an annual say-on-pay advisory vote. Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, we will bring these proposals to our stockholders annually and the next say-on-pay advisory vote will be held at the 2023 annual meeting of stockholders.

Our Compensation Committee and the Board believe that our compensation practices align our executive compensation structure with stockholders’ interests and current market practices. Our compensation strategy is designed to provide a total compensation package that will attract and retain high-caliber executives and align their objectives, incentives and contributions with corporate objectives and stockholder interests, as well as to be flexible and complementary to meet our compensation objectives. At the 2021 annual meeting of stockholders, our stockholders approved the compensation of our named executive officers with an approval representing approximately 86.2% of the shares represented in person or by proxy at the meeting and entitled to vote.

2021 continued to be a very challenging time in our industry’s history, as the COVID-19 pandemic caused drastic disruptions in global demand for air travel, resulting in a severe decline in our business. However, throughout these challenges, we remained consistent in our approach and philosophy that our executive compensation programs provide both fair pay and pay for performance and align with the interests of stockholders.

Substantial reductions in earned compensation over a number of years combined with the applicable compensation limits under the CARES Act, PSP2 and PSP3 shaped our 2021 executive compensation decisions. While the Compensation Committee made temporary changes to the 2021 long-term incentive program (“LTIP”) award to ensure compliance with the CARES Act, PSP2 and PSP3 and retain our executives, we have re-established our historical performance-based cash and equity incentive programs for 2022.

Highlights of our compensation program and our pay-for-performance results include:

Significant Reductions to Compensation. We entered into, with the federal government, payroll support and loan agreements under the CARES Act, PSP2 and PSP3, pursuant to which our named executive officers became subject to significant limits on their compensation. Under the applicable limits, each of our named executive officers’ total compensation during any 12-month period from March 24, 2020 until April 1, 2023, is capped at an amount equal to the sum of (i) $3 million and (ii) 50% of the total compensation in excess of $3 million received by such executive officer in calendar year 2019. For 2021, we implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with such limits, as set forth in the charts below, and they will continue to be a primary determinant of our named executive officers’ compensation over the remaining period during which they are in effect. For 2021, Mr. Parker’s LTIP target value was reduced over 30% and Mr. Isom’s LTIP target value was reduced over 20%, in each case, as compared with 2020 levels.

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Adjustments to 2021 Compensation Program. Going into 2021, our named executive officers had experienced substantial decreases to their compensation, including to a much larger extent than their peers at our competitors. Our named executive officers had taken substantial base salary reductions during a significant part of 2020 at their request, the 2020 short-term incentive plan (“STIP”) had been suspended and the named executive officers did not receive any payout, and each named executive officer held three outstanding awards of performance-vesting restricted stock units (“RSUs”) as of the end of 2020, all of which were tracking at below threshold as of the end of 2020, with the 2018 and 2019 grants forfeiting in their entirety in February 2021 and February 2022, respectively.

Performance-Vesting RSU Pay Outcomes as of December 31, 2020

2018 Grant (forfeited in February 2021)	Tracking Below Threshold (0%)

2019 Grant (forfeited in February 2022)	Tracking Below Threshold (0%)

2020 Grant (potentially vesting in 2023)	Tracking Below Threshold (0%)

In addition, as described above, as a condition of the payroll support and loan agreements entered into with the federal government under the CARES Act, PSP2 and PSP3, we implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with the applicable limits. The 2021 program reflected these reductions to total target direct compensation.

In making 2021 compensation decisions, the Compensation Committee considered concerns related to the need to retain and reward our management team throughout the COVID-19 pandemic and the backdrop of significant reductions in compensation. The 2021 program was modified, solely for 2021, to provide more certainty to our management team by consisting primarily of base salary (other than in the case of Mr. Parker who has not received a base salary since 2015) and time-vesting RSUs vesting over three years. We have re-established our historical performance-based cash and equity incentive programs for 2022, as described more fully below.

A Commitment to Fair Pay and Pay-for-Performance with a substantial portion of each executive officer’s compensation being “at risk” and aligned with stockholder interests, as shown by the following:

•	At his request, Mr. Parker’s target direct compensation has been historically set at and remained in 2021 below the average for his peers at Delta and United.

•	100% of Mr. Parker’s direct compensation has been consistently provided in the form of equity incentives, and except for 2021, at least 50% could only vest based upon the achievement of performance objectives, underscoring our commitment to paying for performance and further aligning his interests with that of our stockholders. As described above, for 2021 only, 100% of Mr. Parker’s direct compensation was provided in the form of time-vesting equity incentives.

•	For 2022, the Compensation Committee re-established our performance-based STIP and the performance-based components of our LTIP programs for the named executive officers. The 2022 STIP is designed to align management with our goals to run a reliable operation and to return to profitability while building on our momentum on diversity, equity and inclusion. Our 2022 LTIP for our named executive officers returned to incorporating both performance- and time-vesting components, with the performance-vesting component weighted 50% by target value and tied to attainment of total debt reduction (60% weighting) and relative pre-tax income margin improvement (40% weighting) versus our industry peers.

Performance-Vesting RSUs Continue to Track Significantly Below Target. Other than for 2021, our LTIP for our named executive officers has incorporated both performance- and time-vesting components, with the performance-vesting component weighted at least 50% by target value. Each named executive officer held two outstanding awards with performance-vesting components as of the end of 2021, with the 2019 grant tracking at below threshold as of the end of 2021 and the 2020 grant tracking at only 27% of target. The 2019 performance-vesting RSUs forfeited in their entirety in February 2022.

Realizable Compensation Significantly Less Than Target Compensation. As shown in the charts below, as of December 31, 2021, our named executive officers’ three-year average realizable compensation continued to be significantly less than their target compensation.

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Target compensation includes base salary, target annual short-term incentive and the grant date fair value of long-term incentives for the applicable year. Realizable compensation includes base salary earned, annual short-term incentive earned for each applicable year and values of equity awards granted during 2019-2021 as follows: with respect to RSUs that had vested by December 31, 2021, based on the closing stock price on the applicable vesting date, with respect to time-vesting RSUs that were unvested as of December 31, 2021, based on the closing stock price as of December 31, 2021, and with respect to performance-vesting RSUs that were unvested as of December 31, 2021, based on the performance and closing stock price as of December 31, 2021.

No Employment, Change in Control or Severance Agreements. None of our executive officers is party to any employment or severance agreement providing change in control or severance benefits. These were eliminated at our executive officers’ request.

A Continued Commitment to Good Compensation Governance Practices. Compensation packages for our executive officers are (i) established by our Compensation Committee that consists solely of independent directors, (ii) consistent with market practice, and (iii) reasonable in light of our corporate and each individual executive’s performance.

Clawback Provisions. All incentive compensation paid to our executive officers are subject to clawback provisions.

Stock Ownership Guidelines. We maintain stock ownership guidelines that further align our executives’ long-term interests with those of our stockholders, as well as good disclosure practices.

Mitigating Compensation Risk. We mitigate compensation risk by providing a compensation package that focuses on both short- and long-term goals and requiring a substantial stock ownership commitment, which encourages our executives to focus on the Company’s success both during the immediate fiscal year and for the future.

For more information about our compensation practices and philosophy, see the section entitled “Compensation Discussion and Analysis” beginning on page 56.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This vote gives stockholders the opportunity to express their views on the named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and our philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that AAG’s stockholders approve, on a non-binding, advisory basis, the compensation of AAG’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis section, the compensation tables, narrative discussion and any related material disclosed in this Proxy Statement for the Annual Meeting.”

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The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or the Board. However, the Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of this advisory vote when making future decisions about executive compensation.

The Board unanimously recommends that the stockholders vote “FOR” the approval of executive compensation.

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PROPOSAL 4—APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ALLOW OUR BYLAWS TO BE AMENDED IN THE FUTURE BY SIMPLE MAJORITY VOTE

At our 2021 annual meeting of stockholders, the stockholders voted on a stockholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each stockholder voting requirement in our Certificate of Incorporation or Bylaws that calls for a greater than simple majority vote. The proposal passed with the support of a majority of the votes cast at the meeting.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation, including the provision requiring the vote of the holders of at least 80% of the voting power of the shares outstanding in order for our stockholders to amend our Bylaws. While this provision is designed to ensure that the interests of all stockholders are fully protected by requiring any amendments to our Bylaws to be supported by a significant portion of our stockholders, the Board recognizes that there are different perspectives on this matter and, after weighing these considerations, has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting requirement for amendments to the Bylaws by our stockholders (the “Bylaw Voting Threshold Amendment”). The Board recommends that stockholders approve the Bylaw Voting Threshold Amendment.

This proposal is separate and independent from the Supermajority Elimination Amendment in Proposal 5 because the vote required to approve this proposal is different than that required to approved Proposal 5.

The description in this Proposal of the Bylaw Voting Threshold Amendment to eliminate the supermajority voting requirement in the Certificate of Incorporation with respect to amendments to the Bylaws by our stockholders is qualified in its entirety by reference to the text of the Bylaw Voting Threshold Amendment, which is attached to this Proxy Statement as Appendix A.

An affirmative vote of the holders of at least 80% of the voting power of the shares outstanding as of the Record Date is required to adopt Proposal 4. If approved, this proposal would become effective upon the filing of a certificate of amendment setting forth the Bylaw Voting Threshold Amendment with the Secretary of State of Delaware, which we intend to do promptly after the required stockholder approval is obtained.

The Board has also approved an amendment to the Bylaws to remove the corresponding supermajority amendment threshold from the Bylaws, the effectiveness of which is subject to stockholder approval of the Bylaw Voting Threshold Amendment at the 2022 Annual Meeting of Stockholders and the filing of the certificate of amendment setting forth the Bylaw Voting Threshold Amendment. If the foregoing events occur, such amendment to the Bylaws will be effective immediately following the filing of the Bylaw Voting Threshold Amendment with the Secretary of State of Delaware.

The Board unanimously recommends that the stockholders vote “FOR” the approval of the proposal to amend our Certificate of Incorporation to allow our Bylaws to be amended by simple majority vote.

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PROPOSAL 5—APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO ALLOW ALL OTHER PROVISIONS OF THE CERTIFICATE OF INCORPORATION TO BE AMENDED BY SIMPLE MAJORITY VOTE

At our 2021 annual meeting of stockholders, the stockholders voted on a stockholder-sponsored proposal requesting that the Board take the steps necessary to eliminate each stockholder voting requirement in our Certificate of Incorporation or Bylaws that calls for a greater than simple majority vote. The proposal passed with the support of a majority of the votes cast at the meeting.

The Board has carefully considered the advantages and disadvantages of maintaining the supermajority voting provisions in our Certificate of Incorporation, including the provisions requiring the vote of the holders of at least two-thirds of the voting power of the shares outstanding in order for our stockholders to amend certain provisions of our Certificate of Incorporation (including, among other things, provisions related to the size and terms of our Board, vacancies on the Board, stockholder consents, special meetings of stockholders and the requirements to amend the Certificate of Incorporation). While the supermajority voting provisions are designed to ensure that the interests of all stockholders are fully protected by requiring any amendments to our Certificate of Incorporation to be supported by a significant portion of our stockholders, the Board recognizes that there are different perspectives on this matter and, after weighing these considerations, has determined that it is in the best interests of the Company and its stockholders to amend our Certificate of Incorporation to eliminate the supermajority voting provisions (the “Supermajority Elimination Amendment”). The Board recommends that stockholders approve the Supermajority Elimination Amendment.

This proposal is separate and independent from the Bylaw Voting Threshold Amendment in Proposal 4 because the vote required to approve this proposal is different than that required to approved Proposal 4.

The description in this Proposal of the Supermajority Elimination Amendment to eliminate the supermajority provisions in the Certificate of Incorporation is qualified in its entirety by reference to the text of the Supermajority Elimination Amendment, which is attached to this Proxy Statement as Appendix A.

An affirmative vote of the holders of at least two-thirds of the voting power of the shares outstanding as of the Record Date is required to adopt Proposal 5. If approved, this proposal would become effective upon the filing of a certificate of amendment setting forth the Supermajority Elimination Amendment with the Secretary of State of Delaware, which we intend to do promptly after the required stockholder approval is obtained.

The Board unanimously recommends that the stockholders vote “FOR” the approval of the proposal to amend our Certificate of Incorporation to allow the Certificate of Incorporation to be amended by simple majority vote.

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PROPOSAL 6—APPROVE THE COMPANY’S TAX BENEFIT PRESERVATION PLAN

On December 21, 2021, the Board approved and entered into a Tax Benefit Preservation Plan (the “Tax Plan”). In connection with its adoption of the Tax Plan, the Board declared a dividend of one preferred stock purchase right (individually, a “Right” and collectively, the “Rights”) for each share of Common Stock of the Company outstanding at the close of business on January 5, 2022 (the “Tax Plan Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of the Common Stock so that all such shares will have attached Rights. If and when exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth (1/1,000th) of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company at a price of $89 per one one-thousandth of a share of Series B Preferred, subject to adjustment (the “Purchase Price”).

The Tax Plan is intended to act as a deterrent to any person acquiring shares of the Company’s securities equal to or exceeding 4.9% without the approval of the Board. As such, the Tax Plan is designed to protect the valuable tax benefits held by the Company, including those generated by net operating losses and certain other tax attributes (collectively, the “Tax Benefits”) because changes in ownership by a person owning less than 4.9% of the Company’s stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the Tax Plan if the Board determines that doing so would not limit or impair the availability of the Tax Benefits or is otherwise in the best interests of the Company. The Board believes the Tax Plan is in the Company’s and its stockholders’ best interests.

The following description of the terms of the Tax Plan is qualified in its entirety by reference to the full text of the Tax Plan, which can be found in the accompanying Appendix B. Please read the Tax Plan in its entirety as the discussion below is only a summary.

The Rights

The Rights will be transferred only with the Common Stock until the Distribution Date (as defined below) (or earlier redemption, exchange, termination or expiration of the Rights). After the Distribution Date, separate rights certificates will be issued evidencing the Rights and become separately transferable apart from the Common Stock.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights are protected by customary antidilution provisions.

Exercisability

Subject to certain exceptions, the rights become exercisable and trade separately from Common Stock only upon the “Distribution Date,” which occurs upon the earlier of:

•	at the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the Common Stock (each such person, an “Acquiring Person”) or

•	at the close of business on the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of shares of Common Stock equal to or exceeding 4.9% of the outstanding Common Stock.

The Board may postpone the Distribution Date of the rights under certain circumstances.

The Tax Plan provides that any person who beneficially owned shares of Common Stock equal to or exceeding 4.9% of the outstanding Common Stock prior, including immediately prior, to December 21, 2021 (the first public announcement of the adoption of the Tax Plan), together with any affiliates and associates of that person (each, an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan unless the Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to (a) a dividend or distribution paid or made by the Company on the outstanding Common Stock

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in Common Stock, (b) a split or subdivision of the outstanding Common Stock or (c) an Exempt Acquisition). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own shares of Common Stock equal to or exceeding 4.9% of the Common Stock outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan.

The Tax Plan further provides that any person who becomes the beneficial owner of one or more additional shares of Common Stock, solely as a result of (a) equity granted to the officers and members of the Board of the Company and any Subsidiary of the Company in their capacity as such officers and directors or (b) the vesting of any equity compensation awards, options, warrants, rights or similar interests granted to any person by the Company or any subsidiary of the Company (including as a result of an adjustment to the number of shares of Common Stock represented by any such equity compensation award, option warrant, right, or similar interest pursuant to the terms thereof) (each, an “Exempt Acquisition”), shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan unless such person becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (ii) a split or subdivision of the outstanding Common Stock or (iii) another Exempt Acquisition). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, such holder does not beneficially own 4.9% or more of the Common Stock, such holder shall not be deemed to be an “Acquiring Person” for purposes of the Tax Plan.

Merger, Exchange or Redemption of the Rights

In the event that a person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the then outstanding Common Stock, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for shares of Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Exemptions

The Tax Plan includes a procedure whereby the Board will consider requests (a) to exempt certain acquisitions of Common Stock of the Company from the applicable ownership trigger if the Board determines that the acquisition will not jeopardize or endanger the availability of the Tax Benefits to the Company and (b) solely before a person beneficially owns shares of Common Stock equal to or exceeding 4.9% of the Common Stock then outstanding, to exempt certain acquisitions of Common Stock of the Company from the applicable ownership trigger if the Board determines that the acquisition is in the best interests of the Company even if it jeopardizes or endangers the availability of the Tax Benefits.

Amendments

Any of the provisions of the Tax Plan may be amended by the Board, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Tax Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

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Expiration

Unless redeemed or exchanged earlier by the Company or terminated, the rights will expire upon the earliest to occur of (a) the close of business on December 20, 2024, (b) the close of business on December 20, 2022, if stockholder approval of the Tax Plan (including as contemplated by this Proposal 6) has not been obtained by that date, (c) the close of business on the effective date of the repeal of Section 382 of the Code if the Board determines that the Tax Plan is no longer necessary or desirable for the preservation of the Tax Benefits or (d) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

Effect of a vote against approval of the Tax Plan

Neither the Company’s governing documents nor applicable law requires stockholder approval of the Tax Plan. However, the Company considers this proposal for stockholders to approve the Tax Plan to be an important opportunity for the Company’s stockholders to provide direct feedback on an important matter of corporate governance. If the Company’s stockholders do not approve the Tax Plan, the Tax Plan will expire on December 20, 2022.

The Board unanimously recommends that the stockholders vote “FOR” the Tax Benefit Preservation Plan.

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PROPOSAL 7—ADVISORY VOTE ON A STOCKHOLDER PROPOSAL TO PROVIDE A REPORT ON CERTAIN LOBBYING ACTIVITIES

A stockholder has informed the Company that he intends to present the proposal set forth below at our Annual Meeting. The name and address of the stockholder and the number of the Company’s securities that the stockholder owns will be provided to stockholders promptly upon request. If the stockholder (or his “qualified representative”) is present at the Annual Meeting and properly submits the proposal for a vote, then the stockholder proposal will be voted upon at the Annual Meeting. In accordance with federal securities laws, the stockholder proposal is presented below as submitted by the stockholder and is quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

For the reasons stated in the Board’s Statement in Opposition, which follows the stockholder proposal, the Board unanimously recommends that you vote “AGAINST” the stockholder proposal.

Stockholder Proposal

Proposal 7—Transparency in Lobbying

Whereas, shareholders believe in full disclosure of American Airlines direct and indirect lobbying activities and expenditures to assess whether its lobbying is consistent with its expressed goals and in stockholders’ best interests.

Resolved, stockholders request the preparation of a report, updated annually, disclosing:

1.    Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.    Payments by AAL used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.    Description of management’s and the Board’s decision-making process and oversight for making payments described in section 2 above.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which AAL is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Corporate Governance and Public Responsibility Committee and posted on AAL’s website.

Supporting Statement

Shareholders encourage transparency in AAL’s use of funds to lobby. AAL spent $76,227,000 from 2010—2020 on federal lobbying. This does not include state lobbying expenditures, where AAL also lobbies but disclosure is uneven or absent. AAL also lobbies abroad, spending between €100,000—199,999 on lobbying in Europe for 2020.

AAL fails to disclose its payments to trade associations and social welfare organizations or the amounts used for lobbying, including grassroots. Companies can give unlimited amounts to third party groups that spend millions on lobbying and often undisclosed grassroots activity, and these groups may be spending “at least double what’s publicly reported.”1 AAL serves on the boards of Airlines for America and the International Air Transport Association (“IATA”)

[1]	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-Reported/.

2022 Proxy Statement |	29

and belongs to the Chamber of Commerce and to the Business Roundtable (“BRT”), which altogether spent $207,814,400 on federal lobbying for 2019 and 2020.

Shareholders are concerned that AAL’s lack of lobbying disclosure presents reputational risks when its lobbying contradicts company public positions or takes controversial positions. For example, AAL’s lobbying against limiting baggage and ticket change fees has attracted scrutiny.2 AAL has publicly committed to a carbon emissions reduction target, yet IATA has lobbied to weaken carbon reduction regulations for international aviation.3 While AAL believes in addressing climate change, the Chamber and BRT have lobbied against passage of landmark climate legislation.4 And AAL has spoken out against state voter restrictions, yet the Chamber lobbied against the For the People Act.5

Shareholders believe reputational damage stemming from these misalignments could harm stockholder value, and thus urge AAL to expand its lobbying disclosure.

Please vote yes:

Transparency in Lobbying—Proposal 7

The Board’s Statement in Opposition

The Board of Directors has considered this proposal and concluded that its adoption is unnecessary in light of the Company’s existing disclosure regarding lobbying activities and expenditures and not in the best interests of our stockholders. Accordingly, the Board of Directors unanimously recommends a vote AGAINST this proposal for the following reasons.

We believe that our current policies and disclosures reflect a high degree of transparency and accountability in our public policy engagement and political activities. The proposed disclosures recommended by the proposal are unnecessary given the policies and disclosure practices we have in place today, the current public availability of much of the information requested by the proposal and the new disclosures we intend to make this year regarding our trade associations’ alignment with the Paris Agreement on climate change policy. We further believe the proposed disclosures could place us at a competitive disadvantage by revealing strategies and priorities designed to protect the economic future of the Company, its stockholders and team members.

We participate in the U.S. public policy and political process to the benefit of our stockholders and disclose such participation extensively on our website.

The Board of Directors believes it is in the best interests of our stockholders for the Company to actively participate in the public policy process. As a global airline, we are affected by numerous laws, regulations and policies that govern various aspects of our business in the United States and around the world. As a result, we actively review and discuss the potential impact to our business of changes in public policy. We also take part in industry dialogue and advocacy related to issues of high importance to the Company’s success and the concerns of our stakeholders. We strive to adhere to the policies we set forth in our Statement on Public Policy Engagement and Political Participation (the “Statement”) as we promote public policies that further our business objectives and support the best interests of our Company, stockholders and team members.

To advance our policy goals, we belong to a number of industry associations. This involvement allows us to gain insight into core issues for the airline industry and the broader business community and to advocate jointly for government policies that support an efficient, healthy and competitive industry and business environment. Such memberships also allow us to benefit from the opportunity to share technical expertise and operational knowledge that leads to better safety, customer service and overall efficiency.

In 1985, we formed a Political Action Committee (“PAC”) to provide an opportunity for team members to make political contributions on a bipartisan basis to qualified candidates for political office who reflect our views on relevant issues

[2]	https://www.inc.com/bill-murphv-jr/american-airlines-united-delta-made-billions-selling-1-simple-thing-passengers-truly-hate-a-key-victory-in-washington-made-it-all-possible.html
[3]	https://www.theguardian.com/business/2020/apr/08/airlines-lobby-to-rewrite-carbon-deal-due-to-coronavirus.
[4]	https://www.commondreams.org/news/2021/10/01/companies-vowing-climate-action-also-back-lobby-groups-trying-to-kill-landmark-climate
[5]	https://thehill.com/business-a-lobbying/business-a-lobbying/554430-watchdog-group-launches-campaign-to-pressure?rl=1

30	2022 Proxy Statement |

impacting our Company. In full accordance with law, the political contributions made by the PAC are funded entirely with voluntary contributions from our team members, and no corporate funds are used.

We have policies in place to effectively oversee decisions regarding our public policy advocacy, trade association memberships and political contributions.

The Statement, which was approved and is reviewed annually by our Board of Directors, is available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.” The Statement explains why and how we engage in the policymaking process. It also explains our policies with regard to the Company’s lobbying activities, participation in trade associations and political contributions, as well as the voluntary participation by our team members in the political process.

The Statement also describes how the Company governs these activities. Our Senior Vice President for Corporate Affairs and Chief Government Affairs Officer (“SVP/CGA”), who reports to the Chief Executive Officer, oversees our public policy engagements, including any use of funds to further our regulatory and public policy interests. The SVP/CGA leads American Airlines’ Global Government Affairs department, which is responsible for the day-to-day implementation of our public policy engagement (including payments to trade associations and other nonprofits engaged in public advocacy) and compliance with the Statement and with applicable laws. The Global Government Affairs department works closely with American Airlines’ Chief Legal Officer and with outside counsel dedicated to government affairs and political law compliance matters to ensure adherence with all related rules, regulations and best practices.

At least annually, we review our public policy engagement activities, including our trade association memberships and priorities, with the CGPRS Committee of the Board of Directors, which has oversight over these activities.

We already provide substantial disclosure regarding the Company’s public policy engagement and political activities.

Lobbying and political activity by corporations are subject to extensive governmental regulation, and we are committed to complying with all applicable federal and state disclosure requirements related to these activities. With respect to federal lobbying activity, we file Lobbying Disclosure Act Registration and Reports (Form LD-2) with the Secretary of the U.S. Senate and the Clerk of the U.S. House of Representatives, which reflect the specific bills and issues on which the Company engaged, as well as the total lobbying expenses our Company has incurred during each calendar quarter. These reports are publicly available on websites hosted by the U.S. House of Representatives and the U.S. Senate.

We also disclose on our corporate website a full list of the Company’s trade association memberships for which our fees exceed $25,000. And this year, we began publishing the non-deductible dollar amounts of membership dues we pay to our principal trade associations.

This year, we are also working to align our trade association memberships with our commitment to address the challenge of climate change. We intend to assess the extent to which the climate lobbying activities of our principal trade groups are consistent with the goals of the Paris Agreement, and we will make this assessment available on our website.

Our Company does not use corporate funds to contribute to candidates, political party committees and political action committees, including Super PACs and political committees organized under Section 527 of the Internal Revenue Code to promote the election or defeat of candidates for office. We also do not use corporate funds to make independent political expenditures or electioneering communications. On rare occasions, we may use corporate funds to support or oppose state and local ballot initiatives if we believe an initiative would materially affect our business or the transportation infrastructure in the communities we serve. If we make any such contribution, we will disclose the amount and recipient. We did not use corporate dollars for such purposes in 2020 or 2021.

The activities of the PAC are subject to comprehensive regulation by the federal government, including detailed disclosure requirements. The PAC files monthly reports of receipts and disbursements with the Federal Election Commission, and these reports are publicly available at http://fec.gov. In addition, the PAC is subject to public reporting requirements in those states where it makes contributions.

Our stockholders overwhelmingly support our existing policies and disclosures.

The Board of Directors believes the Company’s practices and disclosures, as set forth in the Statement, align with best practices in this area. In addition, at both our 2019 and 2020 Annual Meetings, our stockholders voted on proposals requesting that the Company provide a report disclosing (i) policies and procedures for making political contributions and (ii) monetary and non-monetary political contributions and expenditures. Our stockholders overwhelming rejected both

2022 Proxy Statement |	31

proposals, with 77% and 65% of stockholders voting against the proposals, respectively. The overwhelming defeat of these proposals, which are similar to the proposal presented here, was an indication to the Board of Directors that stockholders support our current policies and disclosures related to these activities.

For these reasons, the Board of Directors unanimously urges stockholders to vote “AGAINST” the proposal regarding the provision of a report detailing the Company’s lobbying activities and expenditures.

32	2022 Proxy Statement |

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our Common Stock as of April 12, 2022, by (1) each of our directors and nominees for director, (2) each of the individuals named in the section entitled “Executive Compensation—Summary Compensation Table” on page 70 and (3) all of our directors and executive officers as a group, based in each case on information furnished to us by these persons. We believe that each of the named individuals and each director and executive officer included in the group has sole voting and investment power with regard to the shares shown, except that certain individuals may share voting and investment power with their spouses and except as otherwise noted.

	AAG Common Stock Beneficially Owned(1)
Name of Beneficial Owner and Relationship to Company	Amount and Nature of Beneficial Ownership		Percent of Class

Robert Isom Chief Executive Officer, President and Director	706,489	(2)	*

Derek Kerr Vice Chair, Chief Financial Officer and President, American Eagle	502,337	(3)	*

Steve Johnson Executive Vice President	609,216	(4)	*

Maya Leibman Executive Vice President and Chief Information Officer	236,784	(5)	*

Jim Albaugh Director	51,193	(6)	*

Jeff Benjamin Director	92,071	(7)	*

Adriane Brown Director	8,664	(8)	*

John Cahill Director	167,071	(9)	*

Mike Embler Director	50,071	(10)	*

Matt Hart Director	56,677	(11)	*

Sue Kronick Director	32,836	(12)	*

Marty Nesbitt Director	32,836	(13)	*

Denise O’Leary Director	108,125	(14)	*

Doug Parker Chairman	1,983,853	(15)	*

Ray Robinson Director	45,213	(16)	*

Greg Smith Director	3,400	(17)	*

Doug Steenland Director	13,939	(18)	*

All directors and executive officers as a group (18 persons)	5,086,465	(19)	*

*	Represents less than 1% of the outstanding shares of our Common Stock.

(1)

Beneficial ownership as reported in the table has been determined in accordance with SEC rules and regulations and includes RSUs that vest within 60 days of April 12, 2022. Pursuant to SEC rules and regulations, all shares not currently outstanding that are subject to RSUs that vest within 60 days of

2022 Proxy Statement |	33

April 12, 2022 are deemed to be outstanding for the purpose of computing “Percent of Class” held by the holder of the class but are not deemed to be outstanding for the purpose of computing the “Percent of Class” held by any other stockholder.

(2)	Includes 706,489 shares held directly. Excludes 451,555 unvested RSUs that will not vest within 60 days of April 12, 2022.

(3)

Includes 302,337 shares held directly and 200,000 shares held indirectly for the benefit of the Derek J. Kerr 2021 Grantor Retained Annuity Trust. Excludes 298,737 unvested RSUs that will not vest within 60 days of April 12, 2022.

(4)	Includes 609,216 shares held directly. Excludes 304,633 unvested RSUs that will not vest within 60 days of April 12, 2022.

(5)	Includes 235,946 shares held directly and 838 shares held indirectly for the benefit of Ms. Leibman’s spouse. Excludes 300,464 unvested RSUs that will not vest within 60 days of April 12, 2022.

(6)	Includes 44,904 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(7)

Includes 35,782 shares held directly, 50,000 shares held indirectly for the benefit of the Jeffrey Benjamin 2009 Family Trust and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(8)	Includes 2,375 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(9)

Includes 8,813 shares held directly, 27,236 shares held indirectly for the benefit of the John Tobin Cahill AAL 2020 GRAT, 74,733 shares held indirectly for the benefit of the John Tobin Cahill AAL 2021 GRAT, 10,564 shares held indirectly for the benefit of the John Tobin Cahill 2021 GRAT 2, 39,436 shares held indirectly for the benefit of the John Tobin Cahill AAL GRAT 2 and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(10)	Includes 43,782 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(11)	Includes 50,388 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(12)	Includes 26,547 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(13)	Includes 26,547 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(14)	Includes 101,836 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(15)	Includes 1,983,853 shares held directly. Excludes 603,103 unvested RSUs that will not vest within 60 days of April 12, 2022.

(16)	Includes 38,924 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(17)	Includes 140 shares held indirectly for the benefit of Mr. Smith’s Family Trusts and 3,260 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(18)	Includes 7,650 shares held directly and 6,289 shares underlying unvested RSUs that vest within 60 days of April 12, 2022.

(19)

Includes 4,611,079 shares held directly, 838 shares held indirectly for the benefit of an officer’s spouse, 200,000 shares held indirectly for the benefit of the Derek J. Kerr Grantor 2021 Retained Annuity Trust, 50,000 shares held indirectly for the benefit of the Jeffrey Benjamin 2009 Family Trust, 27,236 shares held indirectly for the benefit of the John Tobin Cahill AAL 2020 GRAT, 74,733 shares held indirectly for the benefit of the John Tobin Cahill AAL 2021 GRAT, 10,564 shares held indirectly for the benefit of the John Tobin Cahill AAL 2021 GRAT 2, 39,436 shares held indirectly for the benefit of the John Tobin Cahill AAL GRAT 2 and 72,439 shares underlying unvested RSUs that vest within 60 days of April 12, 2022, held by our directors as a group. Excludes 2,104,221 shares underlying unvested RSUs held by our directors and executive officers as a group that will not vest within 60 days of April 12, 2022.

The following table sets forth information regarding the beneficial ownership of our Common Stock as of April 12, 2022 for each person known to us to be the beneficial owner of more than 5% of our outstanding Common Stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	68,146,577	(a)	10.49%

PRIMECAP Management Company 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	40,897,051	(b)	6.30%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	35,697,328	(c)	5.50%

(a)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by The Vanguard Group on February 9, 2022. The Vanguard Group has shared voting power with respect to 729,770 of such shares, sole voting power with respect to no shares, sole dispositive power with respect to 66,199,780 of such shares and shared dispositive power with respect to 1,946,797 of such shares.

(b)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by PRIMECAP Management Company on February 10, 2022. PRIMECAP Management Company has sole dispositive power with respect to all of such shares, sole voting power with respect to 40,025,086 of such shares and shared voting power with respect to no shares.

(c)

The amount shown and the following information are derived solely from the Schedule 13G/A filed by BlackRock, Inc. on February 1, 2022. BlackRock, Inc. has sole dispositive power with respect to all of such shares, sole voting power with respect to 33,163,129 of such shares and shared voting power with respect to no shares.

34	2022 Proxy Statement |

INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Governance Overview

Maintaining leading governance practices is and has been a long-standing priority, and we regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices.

Our Board has adopted the Governance Guidelines to facilitate our mission and to establish general principles and policies by which the Board manages its affairs. The Governance Guidelines are reviewed periodically by the CGPRS Committee and are posted on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

Board Leadership and Structure

Pursuant to our Bylaws, the Board is responsible for filling the positions of Chairman and Chief Executive Officer, and the independent members of the Board elect the Lead Independent Director, with the persons they deem qualified, as well as for removing and replacing such persons as and when the Board may deem necessary or appropriate. The Board periodically reviews AAG’s leadership structure and may modify the structure as it deems appropriate, given the specific circumstances then facing the Company.

The Board is currently led by Mr. Parker, our Chairman, and Mr. Cahill, our Lead Independent Director. We believe that our current leadership structure strikes an appropriate balance between effective and efficient Company leadership and oversight by independent directors.

On March 31, 2022, our independent directors selected Mr. Parker to serve as Chairman based on their belief that his continued leadership will optimize the execution of our priorities in the coming year as he mentors and oversees the transition of Mr. Isom in his new role as Chief Executive Officer. Because Mr. Parker will not be independent, we will continue to have a Lead Independent Director to ensure independent oversight of our Board.

Our independent directors believe that the current structure is appropriate because our Lead Independent Director balances our Chairman and Chief Executive Officer roles, exercising critical leadership duties to ensure effective and independent Board decision-making. The Lead Independent Director regularly consults with each of the Chairman and Chief Executive Officer to help guide management’s ongoing engagement with the Board on our strategies and related risks.

Lead Independent Director Responsibilities

The Board recognizes the importance of strong independent Board leadership. All of our directors are independent under the standards provided in the Governance Guidelines and under applicable Nasdaq listing standards, except for Mr. Parker, our Chairman, and Mr. Isom, our Chief Executive Officer. Additionally, the independent directors of the Board periodically elect a Lead Independent Director when the Chairman is not independent. The Board believes that the Lead Independent Director provides the Company and the Board with the same independent leadership, oversight and benefits that would be provided by an independent Chairman. As a result of our stockholder engagement, in 2017 we amended our Bylaws to allow for the selection of the Lead Independent Director by only the independent directors of the Board, and codified our existing practices regarding the authority and role of the Lead Independent Director to enhance transparency and ensure that the appropriate balance of authority, already characteristic of our governance practices, is memorialized in our governing documents.

The independent directors of the Board have elected Mr. Cahill to serve as the Board’s Lead Independent Director. Mr. Cahill has been a member and the Lead Independent Director of the Board since December 2013. He also serves as a member of our Audit Committee and CGPRS Committee. Mr. Cahill’s extensive leadership and operations experience in executive leadership roles at global public companies, including as Vice Chairman of Kraft Heinz, Chairman and Chief Executive Officer of Kraft Foods Group and Chairman and Chief Executive Officer of The Pepsi Bottling Group, Inc., his accounting and financial expertise and public company board and corporate governance experience, make him qualified to serve as Lead Independent Director of our Board.

2022 Proxy Statement |	35

The Lead Independent Director’s duties include

the following significant responsibilities:

✓ Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

✓ Serves as liaison between the Chairman and the independent directors

✓ Ensures that the Board has proper input into the types and forms of information sent to the Board

✓ Establishes Board meeting agendas, with the Chairman

✓ Ensures that the Board has proper input into meeting agendas and schedules to assure that there is sufficient time for discussion of all agenda items

✓ Has the authority to call meetings of the independent directors

✓ Consults and communicates directly with major stockholders, as requested by such stockholders

✓ Acts as a sounding board and advisor to the Chairman and CEO

✓ Guides the CEO succession planning process in conjunction with the other independent directors

Director Independence

The Governance Guidelines contain standards for determining director independence that meet or exceed the applicable rules of the SEC and Nasdaq listing standards. The Governance Guidelines define an “independent” director as one who:

•	is not an executive officer or employee of the Company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

•	is not, and has not at any time during the past three years been, employed by the Company;

•	has not accepted, and does not have any spouse, parent, child or sibling, whether by blood, marriage or adoption, any person residing in such individual’s home, or any relative supported financially (each, a “Family Member”) who has accepted, any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence, other than (A) compensation for Board or committee service, (B) compensation paid to a Family Member who is an employee (other than an executive officer) of the Company, or (C) benefits under a tax-qualified retirement plan or non-discretionary compensation;

•	is not a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

•	is not, and does not have a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (A) payments arising solely from investments in the Company’s securities and (B) payments under non-discretionary charitable contribution matching programs;

•	is not, and does not have a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

•	is not, and does not have a Family Member who is, a current partner of the Company’s outside auditor, and was not, and does not have a Family Member who was, a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years; and

•	satisfies any additional requirements for independence promulgated from time to time by Nasdaq.

The Governance Guidelines also provide that the Board will consider all other relevant facts and circumstances, including issues that may arise as a result of any director compensation (whether direct or indirect), any charitable contributions we make to organizations with which a director is affiliated and any consulting arrangement between the Company and a director. The CGPRS Committee reports annually to the full Board on these matters.

Pursuant to the Governance Guidelines, the CGPRS Committee and the Board undertake an annual review of director independence. Based on the CGPRS Committee’s review in April 2022, the Board affirmatively determined that all of our directors are independent under the standards provided in the Governance Guidelines and under applicable Nasdaq listing standards, except for Mr. Parker, our Chairman, who previously served as our Chief Executive Officer, and Mr. Isom, who serves as our Chief Executive Officer and President.

The following types and categories of transactions, relationships and arrangements were considered by our Board in making its independence determinations in 2022. Excluded were ordinary course air transportation by corporations or other organizations where the director’s interest solely arises from such person’s position as a director or advisor to such other corporation or organization. All of the reviewed transactions and arrangements were entered into in the ordinary

36	2022 Proxy Statement |

course of business and none of the business transactions, donations or grants involved an amount that exceeded the greater of 5% of the recipient entity’s revenues or $200,000.

•	Each of Ms. Kronick and Messrs. Albaugh, Benjamin, Cahill and Steenland served during 2021 or continues to serve as a member on the board of directors or an advisory board of companies or entities that engage, or whose affiliates engage, in ordinary course commercial transactions with AAG involving goods or services other than air transportation.

•	Mr. Albaugh serves as a senior advisor to Industrial Development Funding, which may have investments in us and which we do commercial business in the ordinary course. Mr. Albaugh is not a partner in or executive officer of such company, nor is he deemed to beneficially own the securities held by such company.

The Board has concluded that these transactions and arrangements do not impair the directors’ exercise of independent judgment in carrying out their responsibilities as directors.

The Board also considered Mr. Smith’s prior role as Chief Financial Officer of Boeing, which is one of our significant commercial partners. In light of the fact Mr. Smith retired from Boeing in July 2021 before his appointment as a director and has no continuing role with Boeing, our Board determined that this past relationship does not impair his exercise of independent judgment in carrying out his responsibilities as a director.

Board Diversity and Tenure

Our Board believes that diversity is an important aspect of an effective board. The CGPRS Committee seeks to recommend individuals to the Board with, among other things, a diversity of skills, experience, expertise and perspective appropriate for the business and operation of the Company. We recognize the benefits of racial and gender diversity in the boardroom, including better reflecting our diverse customer and employee base and the healthy debate that stems from different viewpoints that may result from diverse backgrounds. Accordingly, our Board is diverse in many ways, with differing geographic, business and racial backgrounds. One-third of our Board nominees are diverse based on gender or ethnicity.

We believe that fresh perspectives and new ideas are critical to a forward-looking and strategic Board. At the same time, given the extremely complex nature of our business, it is equally important to benefit from the valuable experience and institutional knowledge that longer-serving directors bring to the boardroom. In January and March 2022, respectively, Mr. Smith and Mr. Isom joined our Board, bringing our total board size to 14. Previously, in October 2020 and February 2021, respectively, Mr. Steenland and Ms. Brown joined our Board and prior to that, in November 2015, Ms. Kronick and Mr. Nesbitt joined our Board. Our remaining directors, other than Mr. Robinson, joined our Board in December 2013 at the effective date of the merger with US Airways. The Board strongly believes that the current mix of directors provides the Company with an appropriate balance of knowledge, experience and capability, allowing us to leverage deep company experience and knowledge in addition to new viewpoints and innovative ideas among newer directors. Out of our 14 Board nominees, nine have served on our Board for less than ten years and another four have been on our Board for less than five years.

Tenure	Age

Diversity

2022 Proxy Statement |	37

Board Self-Evaluation

Our Governance Guidelines and CGPRS Committee charter provide that the CGPRS Committee must conduct a periodic assessment of the performance of the Board, including the committees, and provide the results to the full Board for discussion. The purpose of the review is to increase the effectiveness of the Board as a whole and of each of the committees. The assessment includes an evaluation of the Board and each committee’s contribution as a whole, of specific areas in which the Board, the applicable committee and/or management believe better contributions could be made and of the overall make-up and composition of the Board and its committees.

Board Meetings

The Board conducts its business through meetings of the full Board and committees of the Board. The Board regularly meets in executive session with only independent directors of the Board present. During 2021, the Board held eleven meetings, six of which included executive sessions comprised of only independent directors. In 2021, each incumbent director attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he or she served.

Committees

The Board currently has four standing, principal committees: the Audit Committee, the Compensation Committee, the CGPRS Committee and the Finance Committee. The primary responsibilities, membership and meeting information for the committees of our Board during 2021 are summarized below. A copy of the charter of the Audit Committee, Compensation Committee and CGPRS Committee is available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

Audit Committee

Members in 2021:

Matt Hart (Chair)

Adriane Brown

John Cahill

Mike Embler

Marty Nesbitt

*Greg Smith joined effective January 18, 2022

Meetings in 2021: 5

The Board has determined that each member is independent under SEC and Nasdaq rules and the Governance Guidelines. Each member is a “financial expert” under applicable SEC rules and has the financial management expertise required by Nasdaq listing standards.

Primary Responsibilities

•  Oversee the Company’s internal accounting function; report to the Board with respect to other auditing and accounting matters

•  Appoint or replace the independent auditor; oversee the work of the independent auditor for the purpose of preparing or issuing an audit report or related work, including determining the scope of annual audits and fees to be paid

•  Oversee the Company’s risk management policies that relate to the financial control environment, financial reporting and disclosure controls

•  Establish and maintain procedures for compliance with significant applicable legal, ethical and regulatory requirements and for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•  Review and approve all significant conflicts of interest and related party transactions in accordance with Company policies

•  Review cyber-security, data privacy and other risks relevant to the Company’s computerized information system controls and security

•  Pre-approve audit and permitted non-audit services provided by the independent auditor

38	2022 Proxy Statement |

Compensation Committee

Members in 2021:

Denise O’Leary (Chair)

Jim Albaugh

Jeff Benjamin

Sue Kronick

Doug Steenland

Meetings in 2021: 7

The Board has determined that each member is independent under Nasdaq rules and the Governance Guidelines and, other than Mr. Steenland, is a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.

Primary Responsibilities

•  Review and approve the Company’s overall compensation strategy and policies, including performance goals for executive officers

•  Review the relationship between the Company’s compensation strategy and risk management policies; together with the Board, oversee succession planning

•  Evaluate the performance of the Company’s Chief Executive Officer and approve his compensation and other terms of employment

•  Evaluate the performance of and determine the compensation and other terms of employment of the other executive officers and other members of senior management

•  Administer the Company’s incentive and stock plans, including establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and making all other decisions regarding the operation of such plans

•  Review compensation-related stockholder proposals in consultation with the CGPRS Committee

•  Review the Company’s workforce diversity and inclusion

•  Review the compensation of the non-employee members of the Board and make recommendations regarding changes to the full Board

•  Retain outside advisors; directly retains and oversees its independent compensation consultant

Corporate Governance, Public Responsibility and Safety Committee

Members in 2021:

Sue Kronick (Chair)

Jim Albaugh

Adriane Brown

John Cahill

Ray Robinson

*Greg Smith joined effective January 18, 2022

Meetings in 2021: 5

The Board has determined that each member is independent under Nasdaq rules and the Governance Guidelines.

Primary Responsibilities

•  Oversee all aspects of the Company’s corporate governance functions, including the procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact corporate governance

•  Conduct an annual review of director independence and the performance of the Board, including the committees

•  Identify individuals qualified to become members of the Board and recommend director nominees

•  Periodically review and evaluate, with the Company’s management, the Company’s governance-related risks and risk management practices

•  Review and assess the Governance Guidelines, which among other things, sets forth the responsibilities and authority of our Lead Independent Director, and recommend any changes deemed appropriate to the Board

•  Oversee the stockholder engagement process and significant stockholder relations issues, including consideration of stockholder proposals

•  Oversee the Company’s policies, programs and practices with respect to operational safety and compliance, and matters affecting the safety of the Company’s customers and employees including security and public health

•  Oversee the Company’s ESG and sustainability efforts, including the risks and opportunities of climate change

•  Oversee the Company’s lobbying activities, major advocacy priorities, principal trade association memberships and political contributions, if any, and periodically review reports on the Company’s corporate political contributions and the processes and guidelines of the PAC

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Finance Committee

Members in 2021:

Mike Embler (Chair)

Jeff Benjamin

Marty Nesbitt

Denise O’Leary (effective February 22, 2021)

Ray Robinson

Doug Steenland

Meetings in 2021: 6

The Board has determined that each member is independent under Nasdaq rules and the Governance Guidelines.

Primary Responsibilities

•  Oversee the Company’s financial affairs and capital spending

•  Recommend to the Board financial policies and courses of action that will effectively accommodate the Company’s goals and operating strategies

•  Supervise the Company’s dividend and share repurchase programs

•  Review, approve and/or recommend to the Board our annual budget and financing plans and other matters related to the Company’s financial and strategic planning

•  Oversee the Company’s financial risk management practices

Compensation Committee Process for Executive Compensation

The Compensation Committee charter gives the Compensation Committee the authority and responsibility to review and approve our overall compensation strategy and policies, including performance goals for executive officers. The Compensation Committee is responsible for reviewing and approving the compensation and other terms of employment of the Chief Executive Officer and for evaluating his performance. The Compensation Committee also evaluates, after receiving input from the Chief Executive Officer, the compensation and other terms of employment of the other executive officers, including in the case of internal promotions and new hires of executive officers. The Compensation Committee administers our incentive compensation, stock, bonus and other similar plans and programs; approves awards under those plans; reviews and, based upon the recommendation of the Chief Executive Officer, approves the adoption of, amendment to, or termination of executive compensation and benefit plans; and determines the general design and terms of, and may delegate authority to executive officers to administer, significant non-executive compensation and benefits plans. The Compensation Committee has delegated to an Equity Incentive Committee, consisting of the Chief Executive Officer, the authority to make equity grants to employees who are not executive officers within guidelines established by the Board or the Compensation Committee.

The Compensation Committee generally receives information from the Chief Executive Officer, the Chief People Officer, the Vice President—Global Talent and Total Rewards and compensation consultants engaged by the Compensation Committee in connection with its determinations regarding executive compensation. The Compensation Committee has sole authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel.

Since July 2019, the Compensation Committee has engaged Korn Ferry as its compensation consultant to assist in determining our executive compensation and reviewing and analyzing proposed compensation programs for our executive officers. After review and consultation with Korn Ferry, the Compensation Committee determined that Korn Ferry is independent and there is no conflict of interest resulting from retaining Korn Ferry pursuant to applicable SEC and Nasdaq rules.

Board Role in Risk Oversight

The Board is responsible for the oversight of the Company’s ongoing assessment and management of material risks impacting our business. The Board oversees the Company’s enterprise-wide approach to risk management, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate. Management is responsible for establishing our business strategy, identifying and assessing the related risks and establishing appropriate risk management practices. The Board, either directly or through one or more of its committees, reviews our business strategy and management’s assessment of the related risks and discusses with management the appropriate level of risk. The Board relies on each Board committee to oversee management of specific risks related to that committee’s function. The CGPRS Committee periodically reviews the Company’s governance-related risk management practices, and with management’s assistance, the committee has developed and coordinated the Board’s current risk oversight program. The Board has not established a separate risk committee because the Board believes that the most significant risks we face are most properly directly overseen by the full Board or, in certain cases, the appropriate standing committee.

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The Board oversees and reviews the management of our most significant strategic, financial and operations risks, the day-to-day operation of the airline and the interruption of airline service, revenue production, our information technology systems, business risks related to labor issues and costs. The management of the COVID-19 pandemic and our Board’s oversight of the management of that risk is a case in point. As we implemented our pandemic contingency plan, management regularly communicated with the Board and our Lead Independent Director. Since the beginning of the COVID-19 pandemic, we have held very frequent Board briefings devoted primarily to reviewing and discussing the planning for and management of the impact of COVID-19 on our team members, our customers and our business, the execution of our contingency plan and risk mitigation efforts, and decision making around the COVID-19 pandemic, our liquidity and federal government support under the CARES Act, PSP2 and PSP3.

The Audit Committee oversees our risk management policies that relate to the financial control environment, financial reporting and disclosure controls, cyber-security risks and our procedures for compliance with significant applicable legal, ethical and regulatory requirements that impact our financial statements. The Audit Committee meets regularly with our internal auditors, independent auditors, Chief Executive Officer, Chief Financial Officer, Controller, Chief Legal Officer, Chief Ethics and Compliance Officer, Corporate Secretary, Chief Information Officer, Chief Information Security Officer, Chief Privacy Officer and the Company’s external advisors. The Audit Committee receives regular risk and internal controls assessment reports from the independent auditors and internal auditors. The Audit Committee also establishes and maintains procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. The Audit Committee also reviews cyber-security and other risks relevant to the Company’s computerized information system controls and security.

The CGPRS Committee oversees our governance-related risk management policies, programs and practices with respect to operational safety and compliance, environmental and climate change risks, and matters affecting the safety of our customers and employees, including security and public health. The CGPRS Committee assesses our obligations and risks and reviews the adequacy of our policies, programs and practices to meet those obligations and risks. The CGPRS Committee meets regularly with the Chief Operating Officer and other responsible officers to discuss and advise on developing risks and safety standards.

The Compensation Committee oversees compensation risk management by participating in the creation of, and approving, compensation structures that create incentives that encourage an appropriate level of risk-taking behavior consistent with our business strategy, as is further described in the section entitled “Risk Assessment with Respect to Compensation Practices” below. The Compensation Committee also works with the Chief Executive Officer and the Chief People Officer to oversee risks associated with the retention of our most senior executives.

The Finance Committee oversees financial risk by working with senior management to evaluate elements of credit risk, advising on financial strategy, capital structure and liquidity needs and reviewing our financial risk management policies and practices. Our Chief Executive Officer and Chief Financial Officer meet periodically with the Finance Committee to discuss and advise on elements of these risks.

Risk Assessment with Respect to Compensation Practices

Management and the Compensation Committee, with the support of the compensation consultant, have reviewed the compensation policies and practices for our employees as they relate to our risk management and, based upon these reviews, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Our basis for this conclusion includes that our compensation programs are designed to include the following features:

•	Formulaic annual and long-term incentive plan awards with maximum pay-out caps or guidelines instead of discretionary pay-out decisions. The STIP’s individual modifier component, to the extent applicable, is subject to the Compensation Committee’s discretion and can only be implemented by a resolution of the Compensation Committee or within limited bounds approved by the Compensation Committee.

•	Equity incentive awards are subject to performance or time-based vesting periods that are intended to incentivize long-term rather than short-term results.

•	Our incentive compensation plans include a set of pre-established goals and metrics that focus on areas of priority for the Company and may include financial, operational, Environmental, Social and Governance (“ESG”), total stockholder return (“TSR”) and/or the achievement of individual goals. The 2022 STIP includes financial (adjusted

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pre-tax income—50% weighting), customer operational goals (on-time departure and controllable completion factor—40% weighting) and ESG goals (diversity, equity and inclusion –10% weighting). In addition, the goals established in our executive compensation programs are not subject to adjustment without Compensation Committee approval.

•	Our executive officers are all at-will employees and have modest retirement benefits, which together act to minimize excessive risk-taking behaviors.

•	All of our executive officers’ equity incentives are subject to staggered time-vesting conditions that incentivize sustained long-term appreciation of our stock price, and half of their equity incentives for 2022 are also subject to performance-vesting conditions tied to financial metrics that incentivize long-term and industry-leading financial performance.

•	We maintain stock ownership guidelines and a clawback policy for executive officers that further reduce undue risk-taking incentives. Our executive officers have actual stock ownership that is well in excess of the required minimum.

•	Actual performance results for incentive programs for employees at the level of director and above are reviewed and verified by a variety of departments (including finance, human resources, operations and legal) and are also reviewed by our internal auditor. These results are reported to the Compensation Committee, the Audit Committee and the Board.

•	Our Insider Trading Policy and authorization to trade process monitors employee transactions in Company stock, including transactions from recently separated employees.

•	All of our performance-based compensation programs are based on overall corporate performance, rather than the performance of any business unit or group.

•	The Company maintains a separate bonus program for an organization based on their performance; all of the participants are front-line employees, the number of participants and the payments under this program is small and capped. No executives participate in this program.

•	For a discussion of the principles underlying our compensation policies for our executive officers who are named in the “Executive Compensation—Summary Compensation Table,” see the section entitled “Compensation Discussion and Analysis” beginning on page 56.

Annual Meeting Attendance

Our Governance Guidelines provide that each of our directors is expected to attend our Annual Meeting of stockholders, except where unusual circumstances arise. All of the directors who were on our Board at the time attended our 2021 annual meeting of stockholders.

Director Continuing Education

Non-employee directors are encouraged to attend seminars, conferences and other director education programs periodically. We reimburse the directors for the costs associated with these seminars and conferences, including related travel expenses. Management also conducts a comprehensive orientation process for new directors. In addition, directors receive continuing education through educational sessions at meetings and mailings between meetings.

Communications with the Board and Non-Management Directors

The Board has approved procedures to facilitate communications between the directors and employees, stockholders and other interested third parties. Pursuant to these procedures, a person who desires to contact the Board, a standing committee of the Board or a director may do so in writing to the following address:

American Airlines Group Inc.

The Board of Directors

P.O. Box 619616, MD 5675

Dallas/Fort Worth International Airport, Texas 75261

We will review the communications with the directors, a standing committee of the Board or an officer, in each case depending on the facts and circumstances outlined in the communication. The CGPRS Committee also reviews with senior management the nature of the communications and our responses to them. Any communication relating to a stockholder nominee for a position on the Board or a stockholder proposal for business to be considered at any annual

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meeting of stockholders or included in any proxy statement will be sent to the Chair of the CGPRS Committee. As provided in our Governance Guidelines, our Lead Independent Director, Mr. Cahill, has been designated as the primary director representative for consultation and direct communication with our stockholders.

Environmental, Social and Governance Matters

At American Airlines, we know that leadership and effective management of environmental, social and governance issues is critical to the long-term success of our company and our planet. At the Company, ESG encompasses how we govern our business and hold ourselves accountable, minimize our environmental impacts, invest in and support our team, improve our diversity, equity and inclusion, serve our customers and give back to our communities. It also includes being responsive to our stakeholders and transparent about our performance. If we do all these well, our company and our team will thrive over the long term.

Governance and Reporting

Management of ESG issues is integral to how we operate our business and is embedded within our corporate strategy and objectives. While many issues that fall under the ESG umbrella are not new for our company—indeed, a key reason American has thrived for more than 95 years is because we have long recognized the importance of these issues—we have worked to develop a more integrated approach to ESG governance, management, measurement and reporting.

Although our full Board continues to oversee our ESG efforts, in 2020 we assigned primary responsibility for coordinating oversight to the Board’s CGPRS Committee and updated its charter to reflect these added responsibilities. Notably, the CGPRS Committee has oversight responsibility for the Company’s climate change strategy and in 2021 dedicated significant time to review the Company’s climate change risks and opportunities.

The CGPRS Committee is also responsible for reviewing and assessing the Company’s Corporate Governance Guidelines and evolving governance practices. The CGPRS Committee’s Charter sets forth its responsibilities with respect to oversight of governance, sustainability strategy, stockholder engagement, policies and programs related to safety, and public policy and political activities. In addition, in 2021, the CGPRS Committee recommended, and the Board adopted, a revised Statement on Public Policy Engagement and Political Participation, which is available at www.aa.com/esg, but is not incorporated by reference into this Proxy Statement. The Board reviews this Statement and the Company’s Human Rights Statement annually.

The Company also recently joined the United Nations Global Compact (“UNGC”), the world’s largest corporate sustainability initiative. Our membership and reporting through the UNGC further signals our commitment to operating in ways that meet fundamental responsibilities in the areas of human rights, labor, environment and anti-corruption.

We are committed to providing regular and transparent information about our strategies and performance on the ESG issues that are most important to our company and our stakeholders. We have produced an annual Corporate Responsibility Report since 2007, and in 2020 we decided to align our reporting with the recommendations of the Task Force on Climate-related Financial Disclosures and the disclosure standards for the airline industry developed by the Sustainability Accounting Standards Board. We view these reporting frameworks as best-in-class indicators of the ESG issues that investors and others consider most material, and we received positive feedback from several stakeholders. We intend to continue providing our stakeholders with information on our ESG performance annually. Our most recent ESG Report is available at www.aa.com/esgreport but is not incorporated by reference into this Proxy Statement.

Climate Change and Sustainability

Climate change is no longer a distant threat; its effects are increasingly being felt around the world today. As one of the world’s largest airlines, American intends to be a leader in helping drive the operational, policy and technological changes needed to advance the transition to a low- and no-carbon aviation future. In 2020, we set a goal to reach net zero carbon emissions by 2050, and we reinforced that commitment in 2021 by being the first airline in North America to commit to set an intermediate, science-based greenhouse gas (“GHG”) emissions reduction target through the Science Based Targets initiative (“SBTi”). In doing so, American committed to develop a GHG emissions reduction target that will be reviewed by SBTi to confirm its consistency with the latest climate science.

Jet fuel consumption drives the vast majority of our direct GHG emissions, and our long-term objective is to reduce these emissions to zero. In the near term, our climate strategy is focused on driving operational and technical improvements that reduce GHG emissions

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by continuously improving fuel efficiency and substituting petroleum-based fuels with lower-carbon alternatives. In parallel, we are helping to facilitate the broader policy, market, infrastructure and technological advances needed to enable the transition to low-carbon aviation.

The following outlines the key components of our climate strategy:

Fleet Renewal. Maximizing the fuel efficiency of our aircraft is both a core focus of our climate change strategy and a key business objective. Over the past several years, American has undertaken the most extensive fleet renewal effort in the history of our industry. Since 2013, we have taken delivery of more than 600 new, more fuel-efficient aircraft—at a cost of $24 billion—including the Boeing 737 MAX, the Airbus A321neo and the Boeing 787 Dreamliner, which were developed with the latest engine and airframe technologies. Our fleet renewal effort will have the greatest near-term impact on emissions since each new generation of aircraft targets fuel-efficiency improvements of 10–15%.

Over the same period, we retired a similar number of less fuel-efficient planes, including the last of our McDonnell Douglas MD-80 aircraft in 2019. And because of the reduction in demand due to the COVID-19 pandemic, we accelerated the retirement of four additional mainline aircraft types—Embraer 190s, Boeing 757s, Boeing 767s and Airbus A330s—and two regional fleet types–Embraer 140s and Bombardier CRJ200s. As of December 31, 2021, in total, we have retired 670 older aircraft since 2013.

Largely as a result of flying these more efficient aircraft, we have improved our fuel burn per available seat mile (“ASM”) by 10.2% compared with 2013. (ASM measures an airline’s passenger carrying capacity, and it is calculated by multiplying the number of seats available on an aircraft by the number of miles it will fly.) That adds up to 1.9 billion gallons of fuel saved and 19 million metric tons of carbon dioxide (“CO2”) emissions avoided.

As of December 31, 2021, American continues to have the youngest mainline fleet of any U.S. network airline, with an average age of 11.3 years and with more than half (55%) of our mainline aircraft being less than 10 years old.

Over the long term, we expect to rely on future technologies, including more efficient engines, lighter airframes with improved aerodynamics and alternative-powered propulsion systems, to continue reducing our fleet’s average emissions per seat.

Operational Efficiency. Alongside fleet renewal efforts, we are investing in new technology to help our aircraft operate more efficiently. For example, in 2020 we began deploying specialized software that uses real-time weather conditions to provide our flight crews with better data about optimal flight altitudes and speeds. This can save fuel and reduce emissions, particularly on long-haul flights. By year-end 2021, we were using this technology on 85% of our mainline aircraft and had saved 5.4 million gallons of fuel, equivalent to 51,300 metric tons of CO2 emissions.

In 2021, American developed a new application to optimize how we assign gates to aircraft in Dallas-Fort Worth International Airport (“DFW”). This new approach to gating optimizes for taxi time, maximizes on-time arrivals, reduces ramp congestion, minimizes gate conflicts, saves fuel and reduces GHG emissions. Leveraging real-time Federal Aviation Administration flight data and routing information, we are using the new tool for all our DFW flights today; we also expect to expand its use to other airports. Based on the reduced taxi time resulting from use of the tool today, we project full year fuel savings of 870,000 gallons at DFW alone, equal to more than 2,600 metric tons of CO2.

Sustainable Aviation Fuel. Increasing the use of sustainable aviation fuel—which can reduce lifecycle GHG emissions by up to 80% compared with conventional petroleum-based jet fuel—must be a core part of our low-carbon pathway. In early 2020, we committed to purchase nine million gallons of sustainable aviation fuel (“SAF”) over 2020-2023 from Neste, a leading producer of renewable products. As a result of this commitment, American used 1.4 million gallons of SAF in 2021, more than any other U.S. airline. We also worked with other carriers in the oneworld alliance® to source additional future deliveries of SAF, culminating in the Company’s agreement in late 2021 to purchase SAF from Aemetis, bringing our total SAF commitment to more than 120 million gallons.

We are also involved in other efforts and collaborations to build the market for SAF. Through our participation in the World Economic Forum’s (“WEF”) Clean Skies for Tomorrow Coalition, we identified an opportunity to show how a new market-based mechanism could boost the demand signal for SAF. Many of our customers have ambitious goals to reduce CO2 emissions and have made public commitments to report and reduce those emissions, including their emissions from the jet fuel that is burned when their employees travel or they ship cargo by air. In 2021, we entered into industry-leading agreements with several major corporate customers to allocate to them the emissions reduction value of a specific amount of SAF, which they can use to mitigate their emissions from travel with us. We have two goals in making these agreements: first, to signal that there is demand for SAF as a way to stimulate more production, and second, to help our customers reduce their emissions from travel with us in a way that also helps meet their own ambitious climate goals.

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While the SAF industry is continuing to invest and grow production capacity, there remain significant challenges to the availability of SAF in the quantities and at the prices necessary to materially reduce aviation emissions in the near term. Bringing the SAF market to scale will require the combined efforts of the private sector and effective policies from governments at all levels. We are advocating with others in our industry for Congress to enact a new, performance-based tax credit specifically aimed at incentivizing the production and use of low-carbon SAF.

Airspace Modernization. The design and operation of an air traffic control (“ATC”) system has significant environmental implications. The less time aircraft wait on the ground to depart and the more efficiently aircraft can maneuver in the air, the less fuel they burn and the fewer emissions they produce. While the United States has the safest ATC system in the world, it continues to rely heavily on outdated technology and processes that are inefficient or poorly equipped to accommodate air traffic growth as the industry emerges from the pandemic. At the same time, the complexity of our air space is expanding rapidly—from the dramatic uptick in drone use to emerging urban air mobility technologies. To keep pace with these demands and to help reduce aviation’s impact on the climate, we are advocating for modernization of the ATC system, which in turn can avoid millions of tons of CO2 each year.

Carbon Offsets. While the core focus of our company’s climate strategy is increasing efficiency and reducing emissions, we recognize that carbon offsets also have a role to play. We anticipate purchasing offsets to comply with the Carbon Offsetting and Reduction Scheme for International Aviation and, depending on the pace of advancements in SAF, airspace modernization and other new technologies, may purchase offsets to reach our 2050 goal of net zero emissions.

A few years ago, we introduced a customer-facing carbon offset program, enabling our passengers to offset their emissions from air travel. The program gives customers the opportunity to purchase verified offsets through Cool Effect, a nonprofit organization that verifies project documentation and validates each project’s financial durability. For more information, see www.cooleffect.org/american-airlines, which is not incorporated by reference into this Proxy Statement.

Technological Innovation. To accelerate private sector action, our Company in September 2021 became an anchor partner to Breakthrough Energy Catalyst (“Catalyst”), committing to invest $100 million in an innovative collaborative effort to advance a set of clean energy technologies that are critical to a zero-carbon economy but are currently more expensive than their existing fossil-fuel counterparts. Catalyst and its partners will work together to finance and produce new solutions in four technologies: SAF, green hydrogen, long-duration energy storage and direct air capture. Our investment in Catalyst, commitment to purchase SAF, engagement with our corporate customers and advocacy for supportive public policy are all aimed at helping to facilitate more widespread production of SAF and accelerate its commercial viability.

Partnerships and Collaboration. In addition to the projects with Catalyst and WEF, we participate in Business for Social Responsibility’s Sustainable Air Freight Alliance, the Business Environmental Leadership Council of the Center for Climate and Energy Solutions, the Commercial Aviation Alternative Fuels Initiative and the nonprofit International Sustainability and Carbon Certification, a leading global sustainability certification organization. We also participated in the SBTi’s Technical Working Group for the aviation sector, which developed the emissions reduction pathway for our industry.

Also, over the past several years, we have been working to reduce our GHG emissions and strengthen our reporting on these other fronts:

•	We have set a goal to source 2.5 million gigajoules of cost-competitive renewable energy to power our operations by 2025—the equivalent of nearly 20 million gallons of jet fuel. In 2021, we sourced approximately 0.8 million gigajoules of renewable energy through the purchase of SAF. In addition, electricity for our headquarter facilities and operations at DFW are 100% powered by renewable energy. As of January 2022, American was the highest-ranked transportation company on the U.S. EPA’s Green Power Partnership Fortune 500® Partners List. In early 2022, we began taking delivery of renewable diesel, which is used to power our ground equipment, at Los Angeles International Airport.

•	We are integrating green building principles—such as energy efficiency, water conservation and sustainable materials—into our new and renovated facilities. We have multiple LEED Gold- and Silver-certified facilities across the United States, including two LEED Gold-certified buildings at our corporate headquarters campus in Fort Worth. The buildings’ sustainable design features include the use of materials that meet stringent requirements for low or no volatile organic compounds, preferred parking for zero- and low-emitting vehicles and a 97% diversion of construction waste to landfills. Our new 600-room Hospitality Complex, which will provide accommodation for our team members visiting Fort Worth for training, was designed to meet the LEED Gold standard by reducing indoor water consumption, optimizing energy performance through mechanical systems and connecting to local park and trail systems. Additionally, the building has been designed to create low light pollution.

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•	We have strengthened our voluntary reporting of our environmental impact, improving our score from CDP, a nonprofit that manages a widely-used corporate environmental disclosure system. In 2021, we were the only U.S. commercial airline to receive a CDP score of A-, which was the highest score in our industry.

Our People

The airline business is labor intensive, and our team members are our most important asset. The operational complexity of our business requires a diverse team of personnel trained and experienced in a variety of technical areas such as flight operations, ground operations, safety and maintenance, customer service and airline scheduling and planning. If we create an environment where our team members feel supported, our team members will take care of our customers and thereby support the success of our business. Therefore, we must continue to build a diverse and inclusive environment, helping all team members reach their full potential and providing them with the right resources and support. We accomplish this through our focus on labor relations; talent development; diversity, equity and inclusion; and competitive pay and comprehensive benefits.

Labor Relations. As of December 31, 2021, our company had approximately 127,000 team members around the world, about 86% of whom were represented by various labor unions, which is the highest percentage of represented workers of any U.S. airline. Our company respects our team members’ rights to free association and collective bargaining, and we strive to work collaboratively with our union partners to negotiate industry-competitive contracts. Since 2005, we have completed more than 30 collective bargaining agreements, significantly more than any other airline.

Talent Development. We give our team members the tools, training and resources they need to do their best. We have a suite of programs aimed at helping our people develop the skills and experience to succeed in their roles and build rewarding, long-term careers within our company. Additionally, we’ve partnered with leading online learning platforms to make professional development available on-demand to all our team members.

Diversity, Equity and Inclusion. Cultivating an environment that celebrates diversity, equity and inclusion (“DEI”) is a top priority for us, and we seek to create a workplace where diverse perspectives and experiences are welcomed and encouraged, where team members feel comfortable to be their authentic selves and where we are always learning from one another. Our DEI goals include:

•	diversifying our leadership team by establishing specific objectives and laying out a plan to achieve them, including enhancing our recruitment, development and mentoring programs;

•	providing additional learning opportunities beyond implicit bias training to generate further education and awareness of diversity and inclusion matters; and

•	pledging to assist Black youth in developing job skills and expanding access to well-paying careers as part of our overall strategy to increase opportunities in our hub cities and Tulsa, Oklahoma, where our largest maintenance facility is based.

In 2021, we continued to take steps toward achieving these goals. We:

•	increased Black representation at the director-and-above level by approximately 80%, exceeding our goal of a 50% increase set at the beginning of 2021;

•	announced a second round of the Executive Sponsorship Program, first launched in September 2020, in which a group of Black leaders are paired with an executive leader for a year-long mentorship program;

•	launched an inclusive workplace DEI training completed by more than 90,000 team members;

•	introduced the Inclusion Education Series, a new web-based training series designed to help each team member become an upstander, with the first course focusing on how team members can recognize when something is wrong, act to make it right and better understand microaggressions;

•	started using HiredScore, a hiring technology platform designed to ensure accountability and mitigate potential hiring bias;

•	partnered with McKinsey & Company to offer select team members access to its Leadership Academies; and

•	became one of six companies to receive Fair Pay Workplace’s inaugural pay equity certification for our management and support staff team to ensure equitable pay regardless of gender or race and ethnicity. This certification will require us to undergo regular check-ins for progress to build upon fair pay practices and annual re-certification. Approximately 86% of our team members are represented by unions and already have built-in pay equity.

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In 2022, we deepened our commitment to diversity, equity and inclusion by introducing a DEI metric into the STIP, weighted at 10%. We designed this new metric to drive accountability in the specific aspects of our DEI program that we believe are critical to our Company’s financial and operational success. Those include increasing Black representation, retaining people of color, encouraging engagement by all leaders to increase awareness of the value diversity can bring to our business, and providing team members with training to help them recognize and address bias effectively in their day-to-day work at American.

In addition, our Compensation Committee’s policy is that, when executive officers, including the Chief Executive Officer, are recruited from outside the Company, the initial lists of candidates shall include qualified female and racially/ethnically diverse candidates. Any third-party consultant asked to furnish an initial list of candidates will be instructed to include such candidates.

Competitive Pay and Comprehensive Benefits. Our goal is to offer competitive compensation and benefits packages to all our team members, including profit sharing. We also offer a wide variety of resources designed to support the physical, emotional and financial well-being of our team members and their families. We are committed to providing medical coverage that is both affordable and flexible along with health care navigation and support tools. Additionally, during the pandemic, we offered COVID-19 testing, paid pandemic leave, and vaccinations to support our team members and ensure the continuity of our operation. Detailed information about our company’s benefit programs is available at my.aa.com, which is not incorporated by reference into this Proxy Statement.

Our internal recognition programs give team members and customers the opportunity to show their appreciation, including through our Nonstop Thanks program, whereby team members award each other points for a job well done or as an expression of gratitude. Those points can be redeemed for items in an online catalog. In 2021, our team members were recognized by customers, peers and company leaders approximately two million times, and hundreds of team members were nominated for the annual Chairman’s Award, the highest honor that we bestow upon our team members.

Customer Satisfaction and Experience

Our Company flies to more than 300 destinations in the United States and internationally, and we are committed to providing our customers with a world-class travel experience. Despite the challenges presented by COVID-19 over the past two years, we continued to rigorously measure and track customer satisfaction through passenger surveys, efforts that led to further improvements in our operations and the services we provide.

Improving Customer Satisfaction Scores. American safely transported more than 165 million passengers in 2021, more than any other U.S. carrier. Despite the ongoing volatility in demand for air travel based on the spread of COVID-19 and its emerging variants, we achieved our best performance in on-time arrivals, on-time departures and completion factor since the pandemic began.

Our operating performance was particularly strong during the year-end holidays. In fact, our on-time performance in December 2021 outperformed our performance in any December in years prior to the pandemic, and American performed better than our primary competitors in key operational metrics during the month.

Driven largely by this performance, American posted record Likelihood to Recommend (“LTR”) scores for 2021. Our customers completed more than two million surveys in 2021, and their LTR strongly correlates with on-time performance. LTR also reflects other aspects of the customer journey at the airport and in the air, such as check-in and boarding, customer service and onboard products. Our full-year LTR score in 2021 reflected an improvement over 2020 and the score for the fourth quarter was the highest we have recorded for a single quarter.

Enhancing the Customer Experience. Providing exceptional service is crucial to our success. In 2021, American was recognized for the fourth consecutive year with the prestigious Five Star rating in The APEX Official Airline Ratings – Global Airline category. This rating is based on verified customer feedback on the overall travel experience.

Among the dozens of initiatives we implemented in 2021, we expanded our free in-flight entertainment options through exclusive partnerships with Rosetta Stone and Skillshare. We also reintroduced free access to live sports and news networks for customers traveling on any of American’s domestic narrowbody aircraft. These in-flight entertainment offerings are supported by the fastest Wi-Fi on more aircraft than any other carrier. Through our Five Star Essentials service, we simplified the airport experience at selected locations for passengers traveling with children or with anyone needing extra help.

We also updated the American Airlines app to add a chat function so that AAdvantage® customers could ask a Customer Care representative for assistance in real time. And we streamlined the process for redeeming stored value so that it can

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be done without requiring assistance. In addition, we introduced an automated callback feature to support customers who prefer to manage their travel over the phone at a time that’s most convenient for them.

Addressing Customer Concerns. The ability to respond swiftly to a customer concern is a critical part of our approach to customer satisfaction. During peak times when our response may not be as rapid as we would like, we have tools in place such as chat through the mobile app, an automated callback feature and immediate, automated correspondence to provide travelers with the most relevant information for their trip. We also share reports of customer concerns quarterly with senior executives and our Board of Directors, and our Chief Customer Officer receives information about customer correspondence daily.

American is especially focused on comments that allege discriminatory behavior, and we have empowered a special Customer Relations team to increase awareness of such complaints among customer-facing team members. Each allegation is investigated, and disciplinary action, up to and including termination, can result if we determine that unacceptable behavior occurred.

Helping Customers Navigate COVID-19. As the pandemic extended into its second year, with travel requirements shifting frequently depending on destination and other factors, American provided our customers with the resources they needed. We expanded the use of Sherpa to provide updates on international travel requirements due to COVID-19 variants. We also continued to partner with VeriFLY to help customers understand and verify their travel requirements.

Customers traveling internationally can now access our Ready to Fly checklist when viewing their eligible reservations on aa.com and the American Airlines mobile app. The checklist outlines everything our customers need including test and vaccination requirements, along with options to submit digital documentation and contact tracing information.

Ready to Fly also links to the VeriFLY app. Customers can now check-in online at aa.com, the American Airlines mobile app or the airport kiosk after receiving their green check mark from VeriFLY and head straight to the gate. These new digital options save customers time at the airport and give them peace of mind that they are ready to fly before arriving at the airport. American also partnered with trusted COVID-19 testing providers to allow customers to take a test at a clinic, take a test at home before their trip or order a test kit to pack for their return trip.

Community Impact

We are committed to making a meaningful and beneficial impact on our community. As a global airline, we look for opportunities to support both U.S.-based and international causes and philanthropic organizations. In 2022, we worked with long-established and new partners to support their missions:

•	For more than 37 years, American has supported research for the treatment and cure of cystic fibrosis. To date, we have raised more than $44 million for the Cystic Fibrosis Foundation.

•	In honor of our 95th birthday, we donated 10 million AAdvantage® miles to our long-standing partner, Make-A-Wish, to help grant 95 wishes. We have partnered with Make-A-Wish for more than 30 years.

•	We have partnered with the American Red Cross for 13 years and are recognized as a member of its $1 million annual disaster giving program. In 2022, we raised more than $1.8 million to support COVID-19 and disaster relief efforts:

•	In response to the devastating winter weather that impacted the Central United States, American activated our disaster response giving platform, allowing customers and team members to assist American Red Cross efforts in Texas and beyond.

•	In partnership with our customers, we raised nearly $1.5 million in support of the American Red Cross and Red Crescent Societies’ efforts to fight the coronavirus pandemic around the world, including Brazil, India and other countries in need, to battle the devastating virus.

•	For six years, American has partnered with Stand Up to Cancer in support of their innovative research and commitment to turn patients into long-term survivors. As of year-end 2021, American has raised and donated more than $11 million for the cause.

•	We have partnered with Feeding America for more than five years, donating miles and cash to support their mission to end hunger:

•	In 2021, we donated more than $2 million in unused on-board food and beverage products to various food banks globally.

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•	In partnership with the Tarrant Area Food Bank and the Cotton Bowl, 300 American Airlines team members distributed more than 4,000 Thanksgiving meals to Fort Worth families in need.

•	We donated more than 67,000 ready-to-eat meals through Feeding America to people in Louisiana impacted by Hurricane Ida.

•	We embarked on a new partnership with the National Park Foundation to encourage exploration of some of the country’s most iconic natural wonders, historic sites and cultural treasures, and to connect customers with opportunities to support the future of America’s national parks, donating more than 37 million AAdvantage miles through our Miles for Our Planet initiative.

•	We partnered with Team Rubicon to distribute more than 13,000 items purchased on Amazon by American Airlines team members for Afghanistan refugees as they resettled in the United States.

•	After the building collapse in Surfside, FL, we donated three million AAdvantage® miles to provide travel assistance and help reunite families that were impacted by the tragic event.

•	Following a 7.2 magnitude earthquake that struck Haiti, we donated one million AAdvantage® miles to Team Rubicon to transport first responders and medical professionals to assist in recovery efforts. We also donated cargo space to transport 57 pallets of emergency supplies.

•	We joined the just keep livin Foundation’s Texas Relief Fund to help those in need recover after Winter Storm Uri, with 100% of donations dedicated to supporting charities providing critical relief services throughout the Lone Star State. AAdvantage® members were able to earn 10 miles for every dollar donated to the fund; more than 7,800 AAdvantage members came together to donate nearly $868,000 in support of the fund.

And we worked to support those who serve our country through military service:

•	To commemorate the 80th anniversary of the attack on Pearl Harbor, we partnered with other businesses and nonprofit organizations to bring 63 World War II veterans to Hawaii on a chartered 787 for a week-long trip to honor their service and sacrifice.

•	In partnership with MGM Resorts, the USO, Chef Robert Irvine, Gary Sinise Foundation and others, we provided 95 combat-wounded veterans from Walter Reed National Military Medical Center and their guests with a special five-day experience in Las Vegas for the 12th annual Salute to the Troops event.

•	We had the privilege of transporting the remains of a Medal of Honor recipient from the Korean War, Chaplain Emil Kapaun, who was laid to rest where his family resides in Wichita, Kansas after his remains were identified in Honolulu.

•	In partnership with the Dallas Cowboys, American provided a chartered aircraft to 40 wounded, ill and hospitalized soldiers and their families to fly to Dallas-Fort Worth for a VIP suite experience at a Dallas Cowboys game.

•	Team members packed more than 10,000 care packages for military service members in 2021. Events took place in Boston, Dallas-Fort Worth and Philadelphia and were distributed across the globe.

We will continue to pursue new opportunities to help our communities and continue to seek out partnerships with various charities, aid groups and other non-profit organizations.

ESG Recognition

•	In 2021, the Company was included in the Dow Jones Sustainability North America Index for the first time. The recognition is a testament to the Company’s ongoing commitment to excellence on matters of ESG, including reducing carbon emissions from its operation; advancing diversity, equity and inclusion; and providing regular and transparent ESG disclosures.

•	For the 20th consecutive year, the Human Rights Campaign honored the Company with the highest possible rating in the prestigious Corporate Equality Index (“CEI”), a national benchmarking tool that rates companies on their policies and practices with regard to lesbian, gay, bisexual and transgender employees. Companies that earn the top CEI score of 100 are also named the “Best Places to Work” in the United States.

•	The Company received the top score of 100 on the Disability Equality Index® and was named one of the 2020 Disability Equality Index® Best Places to Work for Disability Inclusion for the sixth consecutive year.

•	The Religious Freedom and Business Foundation ranked the Company second in the Fortune 100 for religious equity, diversity and inclusion.

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•	S&P and FTSE4Good included AAG stock in their sustainability-focused indices, and Newsweek named American among America’s most responsible companies.

Codes of Ethics

Our employees, including our principal executive officer and principal financial and accounting officer, and our directors are governed by one of two codes of ethics of the Company (collectively, the “Codes of Ethics”). The Codes of Ethics require our employees and directors to conduct Company business in the highest legal and ethical manner. The Codes of Ethics meet the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K and the requirements of a code of business conduct and ethics under applicable Nasdaq listing standards. The full texts of the Codes of Ethics and further details regarding the scope of each of the Codes of Ethics are available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.” We will also provide a copy of the Codes of Ethics to stockholders, free of charge, upon request to our Corporate Secretary. Any amendments to or waivers from the Codes of Ethics will be posted at this location on our website as required by applicable SEC and Nasdaq rules.

Public Policy Engagement and Political Participation

Engagement in the political, legislative and regulatory process is important to the success of the Company. Compliance and oversight of our public policy and political engagement is provided by our Senior Vice President for Corporate Affairs and Chief Government Affairs Officer, who reports to the Chief Executive Officer, and the CGPRS Committee of the Board. In 2022, the Board adopted a revised Statement on Public Policy Engagement and Political Participation. This statement brings the Company’s practices and disclosures into closer alignment with best practices in this area. American’s score on the Center for Political Accountability Zicklin Index of Corporate Political Disclosure and Accountability improved from 81.4 in 2020 to 88.6 in 2021, on a scale of zero to 100. The Zicklin Index benchmarks the political disclosure and accountability policies and practices of leading U.S. public companies. This score put the Company in the First Tier of S&P 500 companies.

We do not use corporate funds to contribute to candidates, political party committees or political action committees, including Super PACs and political committees organized under Section 527 of the Internal Revenue Code to promote the election or defeat of candidates for office. We do not use corporate funds to make independent political expenditures or electioneering communications. If the Company makes payments to other tax-exempt organizations, such as 501(c)(4)s, that the recipient may use for political purposes, we will publicly disclose those payments on our corporate website. On rare occasions, we may use corporate funds to support or oppose state and local ballot initiatives if we believe an initiative would materially affect our business or the transportation infrastructure in the communities we serve. If we make any such contribution, we will disclose the amount and recipient on our corporate website. We did not make any such contribution in 2021.

As part of our public policy engagement, we are members of several trade and industry associations, and we disclose on our corporate website a full list of the Company’s trade association memberships for which our fees exceed $25,000. We also disclose the non-deductible portion of the dues we pay our major trade associations.

For further information, please see our Statement on Public Policy Engagement and Political Participation, available on our website at www.aa.com/esg, which is not incorporated by reference into this Proxy Statement.

Prohibition on Hedging and Pledging

Our insider trading policy prohibits the members of our Board, our executive officers, managing directors and director-level employees and our other employees with any with regular access to material non-public information, from hedging the economic risk of security ownership. This prohibition includes options trading on any of the stock exchanges or futures exchanges, as well as customized derivative or hedging transactions with third parties, such as zero-cost collars and forward sale contracts. In addition, the members of our Board and such employees are prohibited from pledging Company securities to secure margin or other loans.

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DIRECTOR COMPENSATION

The table below provides information regarding compensation we paid to our non-employee directors in 2021. The compensation elements are described in the narrative following the table. Doug Parker, our Chairman and former Chief Executive Officer, is not included in the table because he was an employee during 2021 and received no compensation for his service as Chairman or as a member of the Board. Gregory D. Smith and Robert Isom, our Chief Executive Officer and President, were each elected to the Board effective January 18, 2022 and March 31, 2022, respectively, and as such are not included in the table below. Mr. Isom does not receive any compensation for his service as a member of the Board.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	All Other Compensation ($)(c)	Total ($)

Jim Albaugh	130,000	150,000	7,638	287,638

Jeff Benjamin	130,000	150,000	16,700	296,700

Adriane Brown(d)	109,643	194,000	7,290	310,933

John Cahill	160,000	150,000	19,680	329,680

Mike Embler	150,000	150,000	17,886	317,886

Matt Hart	140,000	150,000	20,884	310,884

Sue Kronick	150,000	150,000	4,972	304,972

Marty Nesbitt	130,000	150,000	30,352	310,352

Denise O’Leary	150,000	150,000	20,942	320,942

Ray Robinson	130,000	150,000	22,932	302,932

Doug Steenland	130,000	150,000	17,286	297,286

(a)

The amounts represent the aggregate dollar amount of all fees the directors earned or were paid in 2021 for service as a director, including annual retainer, committee, chair, meeting and lead independent director fees.

(b)

The amounts represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of (i) 6,289 RSUs granted to each director on June 9, 2021, which will vest on June 8, 2022, subject to the continued service of the director through the vesting date and (ii) 2,375 RSUs granted to Ms. Brown on February 20, 2021, in connection with her election to the Board, which vested on June 9, 2021. The grant date fair value, as calculated in accordance with ASC Topic 718, of time-based RSUs is equal to the number of shares underlying the RSUs, multiplied by the closing price of our Common Stock on the date of grant. As of December 31, 2021, each of our non-employee directors held 6,289 RSUs. No non-employee directors held any other outstanding equity awards.

(c)

The amounts include (i) the value of flight privileges received in 2021 and (ii) tax reimbursements that we paid to our directors in 2022 for flight privileges provided to them in 2021. Amounts also include the portion of the premiums paid by us on behalf of Mr. Hart and Ms. O’Leary for a life insurance policy under the America West Directors’ Charitable Contribution Program, which is described more fully below in the section entitled “Legacy Director Compensation Programs.” Each of these amounts are set forth in the table below. Flight benefits are valued based on the imputed taxable income to the director, which valuation is greater than the incremental cost to the Company. For Mr. Robinson, also includes $6,496 representing the value of cash and shares received in connection with a distribution under the Disputed Claims Reserve on December 7, 2021.

Name	Flight Privileges ($)	Tax Gross-Up on Flight Privileges ($)	Insurance Premiums ($)

Jim Albaugh	3,819	3,819	-

Jeff Benjamin	8,350	8,350	-

Adriane Brown	3,645	3,645	-

John Cahill	9,840	9,840	-

Mike Embler	8,943	8,943	-

Matt Hart	4,411	4,411	12,062

Sue Kronick	2,486	2,486	-

Marty Nesbitt	15,176	15,176	-

Denise O’Leary	8,488	8,488	3,966

Ray Robinson	8,218	8,218	-

Doug Steenland	8,643	8,643	-

(d)	Ms. Brown was elected to the Board on February 20, 2021.

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Director Compensation

The Compensation Committee will periodically review the overall compensation of our directors in consultation with the Board and, from time to time, the assistance of the Compensation Committee’s compensation consultant. The Compensation Committee has authority to retain and terminate any outside advisors, such as compensation consultants and legal counsel, and to determine their compensation.

Annual Retainers and Grants of RSUs. For 2021, the compensation for our non-employee directors included the following cash-based annual retainers:

•	an annual retainer of $100,000 for service on the Board;

•	an annual retainer of $15,000 for service on each of the Audit, Compensation, CGPRS or Finance Committees;

•	an annual retainer of $25,000 for service as the Chair of the Audit Committee and an annual retainer of $20,000 for service as the Chair of each of the Compensation, CGPRS or Finance Committees; and

•	an additional annual retainer of $30,000 for service as our Lead Independent Director.

On the date of the 2021 annual meeting of stockholders, each continuing non-employee director received a number of RSUs equal to $150,000 divided by the closing price of our Common Stock on the date of the annual meeting. In connection with her appointment to the Board on February 20, 2021, Ms. Brown received a pro-rated award of RSUs valued at approximately $44,000 divided by the closing price of our Common Stock on the grant date. Each of the RSU awards granted to our non-employee directors will vest fully on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to the continued service of the non-employee director through the vesting date.

Our non-employee director compensation program for 2021 was unchanged from 2020.

Other Compensation. As is customary in the airline industry, we provide our directors with flight benefits. During the period of time they serve on the Board, non-employee directors are entitled to complimentary personal air travel for the non-employee director and his or her immediate family members on American and American Eagle, 12 round-trip or 24 one-way passes for complimentary air travel for the non-employee director’s family and friends each year, as well as American Airlines Admirals Club® membership, and AAdvantage® ConciergeKeySM program status. Non-employee directors receive a tax gross-up for imputed taxable income related to these flight benefits. In addition, these travel benefits (except for the tax gross-up) will be provided (i) for a non-employee director’s lifetime if he or she has served for seven or more years or has otherwise vested in such benefits by virtue of the merger with US Airways or service with a predecessor airline or (ii) for five years if he or she has served for less than seven but more than two years. Non-employee directors will also be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings upon submission of receipts.

Some of our current directors are eligible to continue participation under certain legacy programs related to service for predecessor companies, as described below.

Legacy Director Compensation Programs

Following the closing of the merger with US Airways, the America West Directors’ Charitable Contribution Program (the “Charitable Contribution Program”), a legacy director compensation program, continues to be in effect. In 1994, America West established the Charitable Contribution Program under which all directors of America West were invited to participate. This program was discontinued for new directors following the merger between America West and US Airways in 2005. Under the Charitable Contribution Program, upon the death of a participant, America West (or its successor) is required to donate $1 million to one or more qualifying charitable organizations chosen by the participant. All participants serving as directors of America West at the time of the merger became vested in the Charitable Contribution Program, and the Charitable Contribution Program may not be terminated with respect to these individuals. During 2021, the directors who were participants in the Charitable Contribution Program were Messrs. Hart and Parker and Ms. O’Leary. The charitable contributions will be substantially funded by life insurance proceeds from policies maintained by us on the lives of the participants. Under the terms of the Charitable Contribution Program, America West was allowed to place joint life insurance on two directors. The life insurance policies currently in place under the Charitable Contribution Program are structured as joint policies on the lives of two directors and the insurance benefits are payable at the death of the last survivor. Individual directors derive no direct financial benefit from the Charitable Contribution Program because all insurance proceeds are to be paid by us, and all tax deductions for the charitable contributions accrue solely to us.

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Stock Ownership Guidelines

We adopted stock ownership guidelines for our non-employee directors in January 2014. Non-employee directors are required to hold a number of shares of stock equal to the lesser of either (i) five times the director’s annual cash retainer or (ii) 15,000 shares of our Common Stock. Ownership is determined based on the combined value of the following director holdings: (a) shares owned outright or by immediate family members residing in the same household or in a trust for the benefit of the director or an immediate family member; (b) Common Stock, stock units or other stock equivalents obtained through the exercise of SARs/stock options or vesting of equity awards; (c) unvested equity awards granted under any equity and deferral plans; and (d) other stock or stock equivalent awards determined by the CGPRS Committee. Non-employee directors have five years from the later of: (i) the date the guidelines were adopted and (ii) the date the individual became a director to comply with the stock ownership guidelines. Under the stock ownership guidelines, until a non-employee director has reached the minimum ownership guideline, such director may not sell or otherwise dispose of the shares of Common Stock acquired upon the exercise, vesting or settlement of any equity awards except to the extent such sales do not cumulatively exceed 50% of such shares. Each of our directors with a compliance date before the date of this Proxy Statement owns shares that exceed the minimum stock ownership guidelines.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Since January 1, 2021, the Company has not participated in, nor is there currently planned, any transaction or series of similar transactions with any of the Company’s directors, nominees, executive officers, holders of more than 5% of Common Stock or any member of such person’s immediate family that is required to be reported under Regulation S-K Item 404(a) of the rules of the SEC other than the following: A child of Douglas Steenland, a director of the Company, was employed by American Airlines on a full-time basis prior to Mr. Steenland’s consideration for, and election to, the Company’s board, and the Board took this relationship into consideration in making the determination to elect Mr. Steenland to the Company’s board. During 2021, this employee received total compensation (inclusive of base pay, 401(k) employer contributions, and employer paid life insurance) of slightly more than $120,000.

We have entered into indemnity agreements with our executive officers and directors that provide, among other things, that we will indemnify each such officer or director, under the circumstances and to the extent provided for in the indemnity agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company.

Policies and Procedures for Review and Approval of Related Person Transactions

We believe that business decisions and actions taken by our officers, directors and employees should be based on the best interests of the Company, and must not be motivated by personal considerations or relationships. We attempt to analyze all transactions in which we participate and in which a related person may have a direct or indirect material interest, both due to the potential for a conflict of interest and to determine whether disclosure of the transaction is required under applicable SEC rules and regulations. Related persons include any of our directors or executive officers, certain of our stockholders and immediate family members of any of the above persons. The Audit Committee is responsible for reviewing and approving all significant conflicts of interest and related party transactions in accordance with our company policies.

A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the Company. Our Codes of Ethics requires our employees, including our principal executive officer, principal financial and accounting officer and our directors who may have a potential or apparent conflict of interest to fully disclose all the relevant facts to either the Chair of the Audit Committee or the Chief Ethics and Compliance Officer, as applicable. Once the Chair of the Audit Committee or the Chief Ethics and Compliance Officer receives notice of a conflict of interest, they will report the relevant facts to our internal auditors. The internal auditors will then consult with the Audit Committee and a determination will be made as to whether the activity is permissible. The full texts of our Codes of Ethics are available on our website at www.aa.com under the links “Investor Relations”—“Corporate Governance.”

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the fiscal year ended December 31, 2021 (the “Audited Financial Statements”).

The Audit Committee has discussed with KPMG, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

The Audit Committee has received the written disclosures and the letter from KPMG regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, has discussed with KPMG its independence and has considered the compatibility of the non-audit services provided by KPMG with respect to maintenance of that independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the Audited Financial Statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Respectfully submitted,

Audit Committee

Matt Hart (Chair)

Adriane Brown

John Cahill

Mike Embler

Marty Nesbitt

Greg Smith

This report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

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COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section discusses the principles underlying our compensation policies for our “named executive officers” for 2021, who during 2021 served as follows:

•	W. Douglas Parker, Chairman and Chief Executive Officer;

•	Robert D. Isom, President;

•	Derek J. Kerr, Executive Vice President and Chief Financial Officer;

•	Maya Leibman, Executive Vice President and Chief Information Officer; and

•	Stephen L. Johnson, Executive Vice President—Corporate Affairs.

As described more fully below, our executive compensation strategy is designed to provide a total compensation package that will not only attract and retain high-caliber leaders, but also align our leaders’ contributions with our corporate objectives, stockholders’ interests and the interests of our other stakeholders.

Summary

2021 Executive Compensation Program During a Period of Unprecedented Challenges

2021 continued to be a very challenging time in our industry’s history, as the COVID-19 pandemic caused drastic disruptions in global demand for air travel, resulting in a severe decline in our business. However, throughout these challenges, we remained consistent in our approach and philosophy that our executive compensation programs provide both fair pay and pay for performance and align with the interests of stockholders.

Substantial reductions in earned compensation over a number of years combined with the applicable compensation limits under the CARES Act, PSP2 and PSP3 shaped our 2021 executive compensation decisions. While the Compensation Committee made temporary changes to the 2021 LTIP award to ensure compliance with the CARES Act, PSP2 and PSP3 and retain our executives, we have re-established our historical performance-based cash and equity incentive programs for 2022.

Significant Reductions to Compensation. We entered into, with the federal government, payroll support and loan agreements under the CARES Act, PSP2 and PSP3 pursuant to which our named executive officers became subject to significant limits on their compensation. Under the applicable limits, each of our named executive officers’ total compensation during any 12-month period from March 24, 2020 until April 1, 2023, is capped at an amount equal to the sum of (i) $3 million and (ii) 50% of the total compensation in excess of $3 million received by such executive officer in calendar year 2019. For 2021, we implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with such limits, as set forth in the charts below, and they will continue to be a primary determinant of our named executive officers’ compensation over the remaining period during which they are in effect. For 2021, Mr. Parker’s LTIP target value was reduced over 30% and Mr. Isom’s LTIP target value was reduced over 20%, in each case, as compared with 2020 levels.

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Adjustments to 2021 Compensation Program. Going into 2021, our named executive officers had experienced substantial decreases to their compensation, including to a much larger extent than their peers at our competitors. Our named executive officers had taken substantial base salary reductions during a significant part of 2020 at their request, the 2020 STIP had been suspended and the named executive officers did not receive any payout, and each named executive officer held three outstanding awards of performance-vesting RSUs as of the end of 2020, all of which were tracking at below threshold as of the end of 2020, with the 2018 and 2019 grants forfeiting in their entirety in February 2021 and February 2022, respectively.

Performance-Vesting RSU Pay Outcomes as of December 31, 2020

2018 Grant (forfeited in February 2021)	Tracking Below Threshold (0%)

2019 Grant (forfeited in February 2022)	Tracking Below Threshold (0%)

2020 Grant (potentially vesting in 2023)	Tracking Below Threshold (0%)

In addition, as a condition of the payroll support and loan agreements entered into with the federal government under the CARES Act, PSP2 and PSP3, we implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with the applicable limits. The 2021 program reflected these reductions to total target direct compensation.

In making 2021 compensation decisions, the Compensation Committee considered concerns related to the need to retain and reward our management team throughout the COVID-19 pandemic and the backdrop of significant reductions in compensation. The 2021 program was modified, solely for 2021, to provide more certainty to our management team by consisting primarily of base salary (other than in the case of Mr. Parker who has not received a base salary since 2015) and time-vesting RSUs vesting over three years.

The 2021 LTIP RSUs vest with respect to 40% of the shares on each of the first and second anniversaries of the date of grant and with respect to 20% of the shares on the third anniversary. The Compensation Committee established this vesting schedule in consideration of the significant reduction in the long-term equity incentives under the 2021 program as compared to the intended levels under the Company’s traditional total compensation design. The time-vesting schedule enhances stability of the long-term incentive by reducing volatility (as compared to performance-based awards), which is expected to enhance retention value, while assuring that a significant portion of compensation is directly linked to our stock price performance.

Performance-vesting RSUs Continue to Track Significantly Below Target. Each named executive officer held two outstanding awards of performance-vesting RSUs as of the end of 2021, with the 2019 grant tracking at below threshold as of the end of 2021 and the 2020 grant tracking at only 27% of target. In February 2022, it was determined that the pre-tax adjusted income goal for the 2019 performance-vesting RSUs was achieved at below threshold, and these awards were forfeited in their entirety.

Realizable Compensation Continues to be Significantly Less Than Target Compensation. As of December 31, 2021, Mr. Parker’s three-year average realizable compensation from 2019-2021 was only 48% of his three-year average target compensation, while the three-year average realizable compensation from 2019-2021 for our other named executive officers was only 60% of their three-year average targeted compensation.

2022 Compensation Program Places Significant Pay at Risk. For 2022, the Compensation Committee re-established our performance-based STIP and the performance-based components of our LTIP programs for the named executive officers. The 2022 STIP is designed to align management with our goals to run a reliable operation and to return to profitability while building on our momentum on diversity, equity and inclusion. Our 2022 LTIP for our named executive officers returned to incorporating both performance- and time-vesting components, with the performance-vesting component weighted 50% by target value and tied to attainment of total debt reduction (60% weighting) and relative pre-tax income margin improvement (40% weighting) versus our industry peers.

Our Track Record of Committing to Fair Pay and Pay-for-Performance

The actions highlighted above are the latest in a series of actions demonstrating our strong track record of a firm commitment to fair pay and pay-for-performance. That historic commitment has been shown by the following exceptional actions over recent years initiated by our CEO and other executive officers with respect to their compensation:

•	Target CEO Compensation Below Peers. At his request, Mr. Parker’s target direct compensation has been historically set at and remained for 2021 below the average for his peers at Delta and United.

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•	No Cash Compensation to Our CEO. Since 2015, Mr. Parker has not received any cash-based direct compensation. 100% of Mr. Parker’s direct compensation has been consistently provided in the form of equity incentives, and except for 2021, at least 50% could only vest based upon the achievement of performance objectives, underscoring our commitment to paying for performance and further aligning his interests with that of our stockholders. As described above, for 2021 only, 100% of Mr. Parker’s direct compensation was provided in the form of time-vesting equity incentives.

•	No CEO Employment Agreement. In 2016, at Mr. Parker’s request, our Compensation Committee agreed to eliminate Mr. Parker’s employment agreement such that Mr. Parker is no longer contractually entitled to receive a set level of compensation and benefits and is no longer protected by the change in control and severance provisions of that employment agreement.

•	No Executive Officer Severance Agreements. In 2017, at their request, the executive officers who were party to change in control and severance benefit agreements voluntarily terminated their agreements. As a result, none of our executive officers are currently contractually entitled to any cash severance or continued health benefits upon any termination, nor are we contractually obligated to provide a gross-up to cover any excise taxes incurred by any executive officer under Section 4999 of the Internal Revenue Code.

2021 Compensation Objectives and Programs

Pay-for-Performance Philosophy

The philosophy underlying our overall executive compensation program is to provide an attractive, flexible and market-based total compensation program that is both tied to our performance and aligned with the interests of our stockholders. We intend for our compensation programs to motivate the management team to maximize stockholder value over time without creating unnecessary or excessive risk-taking that would have an adverse effect on stockholder value and potentially detract from our ability to reach long term sustainable levels of income and profitability.

While for 2021 the Compensation Committee determined to approve a temporary program that was intended to provide more certainty to the named executive officers with respect to their compensation and aid in retention during an unprecedented time, beginning for 2022, the Compensation Committee re-established our historical executive compensation programs that continue to emphasize variable compensation in the form of short-term cash incentives and long-term equity incentives.

The charts below show the target mix of each element of the 2021 total compensation package for (i) our Chief Executive Officer and (ii) our other named executive officers.

2021 Compensation Outcomes Reflected Our Pay for Performance Philosophy

Performance-Vesting RSUs Tracking Below Threshold. We have historically (other than for 2021) granted at least 50% of our annual RSUs as performance-vesting RSUs that are earned not earlier than the third anniversary of the grant date. Each named executive officer held two outstanding awards of performance-vesting RSUs as of the end of 2021. The 2020 performance-vesting RSUs may be earned based on our three-year TSR relative to that of the same pre-defined group of airlines, absolute free cash flow and relative adjusted pre-tax income, weighted equally. The 2019 performance-vesting RSUs may be earned based on our three-year pre-tax income margin as compared to that of a pre-defined group of airlines, and the number of shares earned is further adjusted upward or downward by up to 25% based on our three-year TSR relative to that of the same pre-defined group of airlines.

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Both awards of performance-vesting RSUs held by our named executive officers that were outstanding as of the end of 2021 were tracking at significantly below target as of the end of 2021, with the 2019 award forfeiting in their entirety in February 2022.

Performance-Vesting RSU Pay Outcomes as of December 31, 2021

2019 Grant (forfeited in February 2022)	Tracking at Below Threshold (0%)

2020 Grant (potentially vesting in 2023)	Tracking at Significantly Below Target (27%)

Realizable Compensation Significantly Less Than Target Compensation. As shown in the charts below, as of December 31, 2021, the three-year realizable compensation for our CEO and our other named executive officers were significantly less than their three-year target compensation.

Three-year Average Realizable Compensation

Target compensation includes base salary, target annual short-term incentive and the grant date fair value of long-term incentives for the applicable year. Realizable compensation includes base salary earned, annual short-term incentive earned for each applicable year and values equity awards granted during 2019-2021 as follows: with respect to RSUs that had vested by December 31, 2021, based on the closing stock price on the applicable vesting date, with respect to time-vesting RSUs that were unvested as of December 31, 2021, based on the closing stock price as of December 31, 2021, and with respect to performance-vesting RSUs that were unvested as of December 31, 2021, based on the performance and closing stock price as of December 31, 2021.

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Commitment to Effective Compensation Governance

We are committed to good compensation governance and have adopted compensation policies and practices in furtherance of our commitment, including the following:

What We Do	What We Do NOT Do

✓  Independent Compensation Consultant that is directly engaged by the Compensation Committee to advise on executive and director compensation matters.

✓  At-Will Employment arrangements with our executive officers with no employment agreements.

✓  Stock Ownership Guidelines that further align our executive officers’ long-term interests with those of our stockholders.

✓  Tally Sheet Review used to conduct a comprehensive overview of all compensation, including an overview of total compensation targets and potential payouts.

✓  Annual Compensation Risk Assessment to identify any elements of our compensation program design or oversight processes that carry elevated levels of adverse risk to the Company.

✓  Clawback Policy for all cash and equity incentive compensation paid to our executive officers.

×   No Severance or Change in Control Agreements. None of our executive officers have a severance or change in control agreement.

×   No Excessive Perquisites. Perquisites and other personal benefits are not a significant portion of any executive officer’s compensation and are in line with industry standards.

×   No Guaranteed Bonuses. Our executive officers’ bonuses are performance-based and 100% at risk.

×   No Payouts of Dividends. Unless and until an award’s vesting conditions are satisfied, no dividends accrued on the award are paid.

×   No Active Executive Retirement Plans. We do not maintain any active executive-only or supplemental retirement plans.

×   No Hedging or Pledging of Our Stock. We prohibit our executive officers from engaging in hedging transactions or using our stock as collateral for loans.

×   No Excise Tax Gross-Ups. We do not provide any executive officer with any tax gross-ups to cover excise taxes in connection with a change in control.

Stockholder Approval of 2020 Executive Compensation

At our 2021 annual meeting of stockholders, our stockholders voted, in a non-binding advisory vote, to approve the compensation of our named executive officers (with an approval representing approximately 86.2% of the shares represented in person or by proxy at the meeting and entitled to vote). Our Compensation Committee reviewed the result of the stockholders’ advisory vote on executive compensation and, in light of the approval by a substantial majority of stockholders, did not implement changes to the executive compensation programs solely as a result of the vote.

Determination of Executive Compensation

Role of the Compensation Committee and Management in Compensation Decisions

The Compensation Committee administers the compensation program for all officers, including the named executive officers. The Compensation Committee is comprised of five independent directors. The Compensation Committee’s overarching goal is to create executive compensation programs that align management and stockholder interests over the long-term and that allow us to recruit and retain a highly capable management team. The Compensation Committee considers management input on executive compensation programs but relies on its outside consultant for perspective and leading practice guidance. The compensation consultant also provides leading practice data for the airline industry and Fortune 500 companies generally.

Some of the elements we consider when designing compensation policies include attrition, diversity, and executive development needs. Management also will from time to time bring matters to the attention of the Compensation Committee that might require alterations to compensation policies, especially when they have identified specific circumstances that require additional executive talent or unique executive skills that we may not currently have in place. Our Chief Executive Officer also provides input and recommendations based on his direct knowledge of the other named executive officers’ individual performance and contributions given the scope of their responsibilities.

Use of Compensation Consultant

For 2021, the Compensation Committee retained Korn Ferry as its independent compensation consultant. The Compensation Committee has sole authority with regard to the decision to retain the compensation consultant and, while

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the compensation consultant interacts with management from time to time in order to best coordinate with, and deliver services to, the Compensation Committee, it reports directly to the Compensation Committee with respect to its executive compensation consulting advice. The Compensation Committee has assessed whether the services provided by Korn Ferry or any other relationships raised any conflicts of interest pursuant to SEC and Nasdaq rules, and has concluded that no such conflicts of interest exist.

Use of Market Data and Tally Sheets

In order to ensure a competitive design for our executive compensation program, in 2021, our Compensation Committee, with advice and analysis from its compensation consultant, reviewed our program against those of our largest competitors, Delta, United and Southwest, with an emphasis on Delta and United, our closest peers.

For 2021, our annual review of executive compensation also included tally sheets for our executive officers. Each tally provides an overview of total compensation targets as well as estimated upcoming short- and long-term incentive payments. The Compensation Committee used these forward-looking compensation summary sheets to provide a comprehensive picture of each executive officer’s estimated future compensation.

CARES Act, PSP2 and PSP3 Compensation Restrictions

We entered into payroll support and loan agreements with the federal government pursuant to which we have received assistance under the CARES Act, PSP2 and PSP3, which were enacted to provide emergency assistance to individuals, families and businesses affected by the COVID-19 pandemic. In accordance with such legislation, the agreements impose certain caps on executive compensation as a condition to receipt of the assistance, including a limit applicable to any executive who received total compensation in excess of $3 million in calendar year 2019. Under the limit, each such executive’s total compensation during any 12-month period from March 24, 2020 until April 1, 2023, is capped at an amount equal to the sum of (i) $3 million and (ii) 50% of the total compensation in excess of $3 million received by such executive in calendar year 2019. The limit will apply to each of the Company’s executive officers, including the named executive officers. For 2021, we have implemented significant reductions to the total target direct compensation for our named executive officers in order to comply with the applicable limits. For example, Mr. Parker’s total compensation for 2019 was approximately $11.6 million and his total compensation for any 12-month period while the limits are in effect was limited to approximately $7.3 million, a decrease of approximately 37%. These limits will continue to be a primary determinant of our named executive officers’ compensation over the remaining period during which they are in effect.

2021 Executive Compensation

In making 2021 compensation decisions, the Compensation Committee considered concerns related to the need to retain and reward our management team throughout the COVID-19 pandemic, the backdrop of significant reductions in earned compensation as well as the significant reductions to the total target direct compensation for our named executive officers in order to comply with the applicable limits under the CARES Act, PSP2 and PSP3. The 2021 program reflected these reductions to total target direct compensation and was modified, solely for 2021, to give more certainty to our management team by consisting primarily of base salary (other than in the case of Mr. Parker who has not received a base salary since 2015) and time-vesting RSUs vesting over three years. The time-vesting RSUs enhance stability of the long-term incentive by reducing volatility (as compared to performance-based awards), which is expected to enhance retention value, while assuring that a significant portion of compensation is directly linked to the Company’s stock price performance. For 2021, our named executive officers’ fixed compensation was at or below 19% of target total compensation.

For 2022, the Compensation Committee re-established our performance-based STIP and the performance-based components of our LTIP programs for the named executive officers, as described more fully below.

Base Salary

Base salaries provide a secure, consistent amount of fixed pay that compensates executives for their scope of responsibility, competence and performance. While we aim to establish competitive compensation, our greater focus is on establishing a culture where creating long-term value for our stockholders is always at the forefront of our leadership team’s decision-making. We believe that our reduced emphasis on fixed compensation, achieved through lower levels of base salaries combined with higher levels of target variable cash incentives and equity compensation, allows us to retain our management team and recruit from other network airlines and general industry while also emphasizing our pay-for-performance philosophy.

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For 2021, Mr. Parker continued to receive no base salary. The Compensation Committee approved a 2.5% salary increase over the levels in effect as of end of 2020 for our other named executive officers effective as of May 2021. However, our named executive officers’ base salaries were then reduced in order to comply with the applicable limits under the CARES Act, PSP2 and PSP3. The 2021 annual base salaries of our named executive officers are set forth in the table below.

Named Executive Officer	2021 Base Salary ($)

Robert Isom	$772,669

Derek Kerr	$670,077

Maya Leibman	$670,077

Steve Johnson	$670,077	(a)

(a)	Mr. Johnson’s base salary was reduced in August 2021 to $610,000 due to the CARES Act, PSP2 and PSP3 compensation limits.

Annual Cash Incentive Program

The second core component of our overall compensation program has been a short-term cash incentive program.

However, in June 2020, upon the recommendation of management, the Compensation Committee determined to terminate the 2020 STIP in light of the unprecedented business challenges resulting from the COVID-19 pandemic. Accordingly, no payouts were made under the 2020 STIP to our named executive officers. In addition, for 2021, we suspended our named executive officers’ participation in the 2021 STIP while they are subject to the CARES Act, PSP2 and PSP3 compensation restrictions. As a result, none of our named executive officers were eligible for any cash incentives under the STIP for 2021 either.

For 2022, the Compensation Committee approved an STIP that is designed to align management with our goals to run a reliable operation and to return to profitability while building on our momentum on diversity, equity and inclusion (“DEI”), as summarized in the table below:

2022 Performance Metric	Metric Weighting

Adjusted Pre-tax Income	50%

Mainline On-time Departure (DO)	15%

Mainline Controllable Completion Factor (CCF)	15%

Regional On-time Departure (DO)	5%

Regional Controllable Completion Factor (CCF)	5%

Diversity, Equity and Inclusion (DEI)	10%

Long-Term Incentive Programs

The third core component of our overall compensation program is a long-term equity incentive program that focuses our executives on our performance over time and further links the interests of recipients and stockholders. Stock-based awards, coupled with performance- and time-vesting requirements, provide an appropriate incentive to our executives to remain with the Company and meet the long-term goal of maximizing stockholder value. Consistent with our emphasis on pay for performance and our commitment to long-term value creation for our stockholders, our named executive officers’ total target direct compensation is weighted heavily toward long-term equity awards.

The Compensation Committee determines the value of long-term equity awards to be granted to an executive officer based upon the executive’s level of responsibility and job classification level and the results of compensation market analyses.

Historically, including for 2020 and commencing again for 2022, our LTIP included both performance- and time-vesting RSUs, each weighted 50% by target value. For 2021, due to the CARES Act, PSP2 and PSP3 compensation limits applicable to our named executive officers, the target values of each of their LTIP awards were reduced, with Mr. Parker’s LTIP target value reduced over 30% and Mr. Isom’s LTIP target value reduced over 20%, in each case, as compared with 2020 levels. In addition, in light of continued uncertainty in the business environment, the Compensation Committee determined to temporarily eliminate the performance-vesting RSU component of the LTIP for the named executive officers and grant the named executive officers time-vesting RSUs that vest with respect to 40% of the RSUs on each of the first and second anniversaries of the grant date and with respect to 20% of the RSUs on the third anniversary of the grant date.

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The 2021 target grant values for our named executive officers are set forth in the table below, and the number of shares subject to each RSU award was determined by dividing the target grant value by our closing stock price on the date of grant.

Named Executive Officer	2021 Target Grant Value ($)		2020 Target Grant Value ($)

Doug Parker	7,200,000		10,524,000

Robert Isom	4,180,000		5,464,000

Derek Kerr	2,825,000		2,898,000

Maya Leibman	2,780,000	(a)	2,898,000

Steve Johnson	2,825,000		2,898,000

(a)	Ms. Leibman’s 2021 LTI grant value was further reduced due to the CARES Act, PSP2 and PSP3 compensation limits.

Please see the Grants of Plan-Based Awards table below for a description of the grants awarded to our named executive officers during 2021. The values included in the Summary Compensation Table and the Grants of Plan-Based Awards Table reflect the accounting grant date fair value of the grants. These values do not reflect amounts actually realizable by our named executive officers.

The Compensation Committee has adopted an equity grant policy to standardize the timing, practices and procedures in granting equity awards. The policy provides that equity awards, other than new hire, promotion or special purpose grants, will be granted once per year at the second regularly scheduled meeting of the Compensation Committee or at an Equity Incentive Committee meeting (with respect to awards to non-executive employees) or at a special meeting held for this purpose as close in time to the regularly scheduled meeting as possible.

2019 LTIP Awards

Our named executive officers’ 2019 LTIP grants were comprised of both time-vesting and performance-vesting RSUs. The performance-vesting RSUs were eligible to vest based on the Company’s achievement of a pre-tax income margin, excluding special charges, for the three years ending December 31, 2021 relative to the weighted average pre-tax income margin over the same period for a pre-defined group of airlines as increased or decreased by up to 25% based on the Company’s relative TSR ranking as compared to the same group of airlines. Based on our below-threshold achievement of pre-tax income margin relative to this peer group, none of the shares subject to the award vested, and the award was forfeited in its entirety in February 2022.

2022 LTIP Design

Our 2022 LTIP for our named executive officers returned to incorporating both performance- and time-vesting components, with the performance-vesting component weighted 50% by target value tied to attainment of total debt reduction (60% weighting) and relative pre-tax income margin improvement (40% weighting) versus our industry peers, as summarized below. The goals align with previous guidance regarding the five-year plan to reduce overall debt by $15 billion. The vesting schedule of time-vesting component continues to be intended as part of a temporary plan amid current business recovery.

MIX	VESTING SCHEDULE

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2022 PERFORMANCE METRICS

Total debt reduction from YE2021 to YE2024 Relative pre-tax income margin* improvement vs. industry peers (average of Delta and United) * excludes third party, special charges and profit sharing	Performance (Payout as % of Target)	Total Debt Reduction	Relative Margin Improvement vs. Peers
	Weighting	60%	40%
	Maximum (200%)	$5B	150 bps
	Target (100%)	$4B	100 bps
	Threshold (50%)	$3B	50 bps

Change in Control and Severance Benefits

Change in control and severance benefits are a customary component of executive compensation, which are generally used to reinforce and encourage executives’ continued attention and dedication to their assigned duties without the distraction arising from the possibility of a change in control. None of our executive officers is a party to any individual employment or severance agreement providing change in control or severance benefits. Pursuant to the grant agreements under the Company’s 2013 Incentive Award Plan (the “2013 Plan”), our employees, including our named executive officers, are entitled to full acceleration of their RSUs in the event of (i) a termination due to death or disability or (ii) a change in control. In addition, beginning in 2021, the vesting of each time-vesting RSU award granted to an executive officer other than Mr. Isom will accelerate in full in the event of such individual’s separation from service from the Company (other than a termination by the Company for “cause”) following the date he or she has reached the age of 55 and has 10 or more years of service with the Company or a predecessor, with performance-vesting RSUs remaining outstanding and eligible to vest based on actual performance through the end of the performance period. Information on the estimated payments and benefits that our named executive officers would have been eligible to receive in the event of a termination or change in control as of December 31, 2021 pursuant to their equity awards, the STIP and other arrangements are set forth in “Potential Payments Upon Termination or Change in Control” beginning on page 76.

Other Benefits and Perquisites

We maintain broad-based employee benefit plans in which all employees, including the named executive officers, participate, such as group life and health insurance plans and a 401(k) plan. These benefits are provided as part of the basic conditions of employment that we offer to other U.S.-based team members.

Other Benefits

We continue to provide certain benefits to our named executive officers that are common in the airline industry. The incremental cost to us of providing these benefits is not material. Following standard airline industry practice, we provide certain flight privileges to our employees. Free flights on our airline are available to all employees, and “positive space” flight privileges are provided to our senior executives, including the named executive officers. We believe that providing such flight privileges is consistent with airline industry practice and that competitive flight privileges are needed for the recruitment and retention of the most senior employees. By providing positive space flight privileges to our executives, we are able to offer a unique and highly-valued benefit at a low cost. This benefit also encourages executives to travel on the airline frequently, and while doing so, meet and listen to employees, solicit feedback from employees and customers, audit aircraft and facility appearance and quality, and monitor operational performance throughout the domestic and international route system. In addition, as in prior years, we cover the income tax liabilities of our senior executives, including the named executive officers, related to those flight privileges, which is consistent with industry practice.

The positive space flight privileges provided to our officers, including the named executive officers, include unlimited reserved travel in any class of service for the officer and his or her immediate family, including eligible dependent children, for personal purposes. Officers and their immediate families, including eligible dependent children, also have access to our Admirals Club® travel lounges at various airports and have AAdvantage Executive Platinum status. Officers are also

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eligible for 12 free round-trip passes or 24 free one-way passes each year for reserved travel for non-eligible family members and friends, and we cover the income tax liability related to these flight privileges. Officers are required to pay any international fees and taxes, if applicable. In addition, each of our named executive officers is entitled to continued receipt of the foregoing flight benefits upon their termination of employment, other than coverage of income tax liability.

We also offer our named executive officers perquisites in the form of financial advisory services and executive physicals. We will reimburse up to $4,500 annually for their personal tax planning, estate planning and retirement planning services from a certified financial planner, certified public accountant, or attorney. We will pay the full cost of their annual physicals and additional diagnostic tests recommended by the provider.

Mr. Parker is a participant in the Charitable Contribution Program, under which US Airways paid annual premiums on a joint life insurance policy. Under the program established by America West Airlines in 1994, a $1 million death benefit will be donated to one or more qualifying charitable organizations chosen by Mr. Parker. For a more detailed description of the charitable contribution program, see the narrative above under the Director Compensation table.

For additional information on any benefits provided to the named executive officers on an individual basis, see the section entitled “Executive Compensation”—“Summary Compensation Table” beginning on page 70.

AMR Legacy Retirement Programs

As a former AMR executive, Ms. Leibman participates in certain retirement plans we assumed from AMR in connection with the merger, including the Retirement Benefit Plan of American Airlines, Inc. for Agent, Management, Specialist, Support Personnel and Officers (the “AMR Retirement Benefit Plan”) and the Supplemental Executive Retirement Program for Officers of American Airlines, Inc. (the “AMR Non-Qualified Plan”). Mr. Parker is also a participant in the AMR Retirement Benefit Plan as a result of his employment with AMR earlier in his career. All benefits under the AMR Retirement Benefit Plan were frozen for all employees as of October 31, 2012. Effective upon the freeze of benefit accruals under the AMR Retirement Benefit Plan, AMR began making matching contributions under the American Airlines, Inc. 401(k) Plan (the “AA 401(k) Plan”) to eligible employees, including Ms. Leibman, up to 5.5% of eligible earnings. Mr. Parker does not receive matching contributions under the AA 401(k) Plan. Like the AMR Retirement Benefit Plan, as of October 31, 2012, the defined benefits portion of the AMR Non-Qualified Plan was frozen.

For further details regarding AMR’s legacy retirement plans, see the sections entitled “Executive Compensation—Pension Benefits” beginning on page 74 and “Executive Compensation”—“Non-Qualified Deferred Compensation” beginning on page 75 and the accompanying narrative discussion and footnotes that follow those tables.

Continuing Focus on Leading Practices

Stock Ownership Guidelines

We have implemented stock ownership guidelines for our executive officers. Executives are required to hold a number of shares of stock equal to the lesser of either (i) a fixed number of shares or (ii) a number of shares with a total value equal to a designated multiple of their base salary, as provided in the table below. Ownership is determined based on the combined value of the following executive holdings: (a) shares owned outright or by immediate family members residing in the same household or in a trust for the benefit of the executive or an immediate family member; (b) Common Stock, stock units or other stock equivalents obtained through the exercise of SARs/stock options or vesting of equity awards; (c) unvested equity awards granted under any equity and deferral plans; and (d) other stock or stock equivalent awards determined by the CGPRS Committee. Executives have five years from the later of the effective time of the merger with US Airways or the time of hire to comply with the ownership guidelines. Under the guidelines, until an executive has reached the minimum ownership guideline, such executive may not sell or otherwise dispose of shares of Common Stock acquired upon the exercise, vesting or settlement of any equity awards granted by us except to the extent such sales do not cumulatively exceed 50% of such shares. Each of our executive officers currently owns shares that substantially exceed the minimum ownership guidelines. The stock ownership guidelines are set forth below.

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Stock Ownership Guidelines

Position/Levels	Multiple of Base Salary		Fixed Shares

Chief Executive Officer	$4,305,000	(a)	116,667

President	3x		54,167

Executive Vice President	3x		47,917

(a)

With respect to Mr. Parker, the multiple of base salary was set at a dollar level equal to six times his base salary in effect immediately prior to May 1, 2015, because effective as of such time, Mr. Parker no longer received any base salary.

Clawback Policy

We have adopted a clawback policy that applies to all executive officers and covers all compensation under the cash incentive programs and all equity awards. The policy applies in the event our financial statements are restated as a result of material non-compliance with financial reporting rules and provides the Board with broad discretion as to what actions may be taken based on circumstances leading to the restatement, including recovery of incentive-based compensation received by an executive officer during the three-year period preceding the restatement in excess of what the executive officer would have been paid under the restatement. The Compensation Committee is monitoring regulatory developments with respect to compensation recoupment policies and will recommend to the Board any changes to the current policy that are necessary or appropriate in light of guidance issued by the SEC.

Section 280G/Section 4999 Policy

We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Tax Considerations

Section 162(m) of the Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees,” which generally includes all named executive officers. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2021.

Respectfully submitted,

Compensation Committee

Denise O’Leary (Chair)

Jim Albaugh

Jeff Benjamin

Sue Kronick

Doug Steenland

This report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act or the Exchange Act.

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EXECUTIVE OFFICERS

The following table lists AAG’s executive officers as of April 28, 2022, including their ages and principal occupations.

Name	Age	Title

Robert D. Isom, Jr.	58	Chief Executive Officer and President

Elise R. Eberwein	56	Executive Vice President—People and Global Engagement

Stephen L. Johnson	65	Executive Vice President

Derek J. Kerr	57	Vice Chair, Chief Financial Officer and President, American Eagle

Maya Leibman	56	Executive Vice President and Chief Information Officer

Below is certain information as of April 28, 2022, regarding our executive officers (other than Robert Isom). For similar information regarding Mr. Isom as of April 28, 2022, see the section entitled “Proposal 1—Election of Directors” beginning on page 6.

Elise Eberwein

Elise Eberwein is Executive Vice President—People and Global Engagement for AAG and American, positions she has held since December 2013. Previously, Ms. Eberwein served as Executive Vice President—People, Communications and Public Affairs for US Airways, a role she began in 2009. Ms. Eberwein has nearly 30 years of industry experience and joined America West Airlines in 2003 as Vice President, Corporate Communications, from Frontier Airlines. She began her career as a flight attendant for TWA and held a variety of positions at TWA in operations, marketing and communications.

As previously announced, Ms. Eberwein plans to retire from American Airlines effective June 30, 2022.

Steve Johnson

Steve Johnson is Executive Vice President. He was most recently Executive Vice President —Corporate Affairs for AAG and American, positions he held since December 2013. He also serves on the board of directors of American, a position he has held since December 2013 and on the board of directors of WIZZ Air Holdings PLC, a European airline company that trades on the London Stock Exchange. Previously, Mr. Johnson served as Executive Vice President—Corporate and Government Affairs for US Airways, a role he began in 2009. From 2003 to 2009, Mr. Johnson was a partner at Indigo Partners LLC, a private equity firm specializing in acquisitions and strategic investments in the airline, air finance and aerospace industries. Between 1995 and 2003, Mr. Johnson held a variety of positions with America West prior to its merger with US Airways, including Executive Vice President—Corporate. Prior to joining America West Airlines, Mr. Johnson served as Senior Vice President and General Counsel at GPA Group plc. He was also an attorney at Seattle-based law firm Bogle & Gates, where he specialized in corporate and aircraft finance and taxation.

Derek Kerr

Derek J. Kerr is Vice Chair, Chief Financial Officer and President, American Eagle. He was most recently Chief Financial Officer for AAG and American, positions he held since December 2013. Previously, Mr. Kerr served as Executive Vice President and Chief Financial Officer for US Airways, a role that he began in 2009. Prior to that, he was Senior Vice President and Chief Financial Officer of America West, a role he began in 2002. He joined America West in 1996 as senior director, planning, and was promoted to Vice President, Financial Planning and Analysis, in 1998. In 2002, Mr. Kerr was promoted to Senior Vice President, Finance, adding responsibility for purchasing and fuel administration. Prior to joining America West, Mr. Kerr served in various financial planning and analysis positions with Northwest Airlines. Previously, Mr. Kerr was a flight test coordinator/control engineer with Northrop Corporation’s B-2 Division.

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Maya Leibman

Maya Leibman is Executive Vice President and Chief Information Officer for AAG and American, positions she has held since November 2015. Previously, she served as Senior Vice President and Chief Information Officer from January 2012 to November 2015. Prior to her role as Chief Information Officer, Ms. Leibman was President of the AAdvantage loyalty program from 2010 to 2012. From 2001 to 2010, Ms. Leibman held several positions in the Information Technology department, culminating in the position of Vice President, Business Operations Systems from 2006 to 2010. Ms. Leibman joined American in 1994 in the Revenue Management department. She serves on the board of directors of Acuity Brands Lighting, Inc., a provider of lighting and building management solutions.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides compensation earned by our named executive officers in the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position during Fiscal 2021	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(c)	All Other Compensation ($)(d)	Total ($)
Doug Parker(e)	2021	-	-	7,200,000	-	-	38,011	7,238,011
Chairman and Chief	2020	-	-	10,624,000	-	6,361	33,505	10,663,866
Executive Officer	2019	-	-	11,508,000	-	8,913	63,714	11,580,627

Robert Isom	2021	766,146	-	4,180,000	-	-	55,214	5,001,360
President	2020	687,139	-	5,516,000	-	-	49,013	6,252,152
	2019	747,459	-	5,386,000	881,748	-	74,100	7,089,307
Derek Kerr	2021	664,419	-	2,825,000	-	-	43,314	3,532,733
Executive Vice	2020	603,446	-	2,925,000	-	-	28,709	3,557,155
President and Chief	2019	648,214	-	2,857,000	546,194	-	30,944	4,082,352
Financial Officer

Maya Leibman	2021	664,419	-	2,780,000	-	-	69,413	3,513,832
Executive Vice	2020	603,446	-	2,925,000	-	53,767	27,065	3,609,278
President and Chief	2019	648,214	-	2,857,000	546,194	70,742	54,319	4,176,469
Information Officer
Steve Johnson	2021	643,624	-	2,825,000	-	-	54,701	3,523,325
Executive Vice	2020	603,446	-	2,925,000	-	-	36,847	3,565,293
President Corporate	2019	648,214	-	2,857,000	546,194	-	75,821	4,127,229
Affairs

(a)

Amounts in this column represent the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of RSUs granted by the Company during each of the fiscal years ending December 31, 2021, 2020 and 2019, respectively, to the named executive officers. The grant date fair value, as calculated in accordance with ASC Topic 718, of time-based RSUs is equal to the number of shares underlying the RSUs, multiplied by the closing price of our Common Stock on the date of grant. With respect to the performance-based RSUs, which were granted in 2020 and 2019, the grant date fair value is determined based on the closing price of our Common Stock on the date of grant multiplied by a factor reflecting achievement of the probable outcome of the free cash flow and relative pre-tax income margin improvement performance conditions, as applicable, and using a Monte Carlo valuation method with respect to the relative TSR market condition. The Monte Carlo valuation method simulates a range of possible future stock prices for the Company and each of the peer group companies using certain inputs. Such inputs for the performance-based RSUs granted in each of 2020 and 2019 consisted of the following:

Year of Grant	Expected Term(1)	Stock Price Volatility(2)							Risk-Free Interest Rate(3)
		American Airlines	Alaska Air Group	Delta Airlines	JetBlue Airways	Southwest Airlines	Spirit Airlines	United Airlines

2020	3 years	36.05%	28.75%	25.05%	26.92%	24.43%	40.86%	28.99%	0.85%

2019	3 years	35.88%	29.51%	27.71%	29.44%	27.38%	36.79%	32.97%	2.47%

(1)	Based on the actual term of the awards.

(2)	Based on each company’s historical stock price volatility over the three years prior to the date of grant to conform to the term of the awards.

(3)	Derived from a three-year zero-coupon rate from the Treasury Constant Maturities yield curve as of the grant date.

Based on the foregoing methodology, the valuation of the awards granted during 2020 and 2019 were 105.68% and 103.08%, respectively, of the closing price of the Company’s Common Stock on the date of grant.

(b)	The named executive officers did not receive any STIP payouts for 2020 and did not participate in the STIP during 2021.

(c)

Amounts shown represent the change in the actuarial present value of the accumulated benefit under the AMR Retirement Benefit Plan (for Ms. Leibman and Mr. Parker) and the AMR Non-Qualified Plan (for Ms. Leibman) during the applicable year. Both of these plans were frozen as of October 31, 2012. No amount is included in the table for 2021 since the present value of accrued benefit as of December 31, 2021 was less than the

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present value of accrued benefit as of January 1, 2021. For additional information on these plans, see the sections entitled “Compensation Discussion and Analysis”—“Other Benefits and Perquisites”—“AMR Legacy Retirement Programs” beginning on page 65 and “Executive Compensation”—“Pension Benefits” on page 74.

(d)

The following table provides the amounts of other compensation, including perquisites, paid to, or on behalf of, named executive officers during 2021 included in the “All Other Compensation” column. Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company, except that flight benefits are valued based on the imputed taxable income to the executive, which valuation is greater than the incremental cost to the Company. For Ms. Leibman, also includes $9,000 representing the value of cash and shares received in connection with a distribution under the Disputed Claims Reserve on December 7, 2021.

	Doug Parker ($)	Robert Isom ($)	Derek Kerr ($)	Maya Leibman ($)	Steve Johnson ($)

Flight Privileges(1)	16,158	19,865	8,615	19,984	19,572

Life Insurance Premiums(2)	6,240	-	-	-	-

Medical Examinations	3,494	-	14,249	4,991	-

Financial Advisory Services	-	4,500	4,500	4,500	4,500

Gross-Up Payments(3)	12,119	14,899	-	14,988	14,679

401(k) Company Contributions	-	15,950	15,950	15,950	15,950

(1)

Amounts represent flight privileges provided for unlimited, top-priority reserved travel in any class of service, for the named executive officer and his or her immediate family, and up to 12 round-trip or 24 one-way passes for non-eligible family members and friends. Amounts for Messrs. Parker, Isom, and Johnson and Ms. Leibman represent the actual value of travel utilized by those named executive officers and their respective eligible dependents during 2021. Amount for Mr. Kerr represents the 2021 annuitized value of his lifetime flight benefits. Mr. Kerr previously vested into lifetime travel privileges in connection with the merger of US Airways and America West. The 2021 annuitized value of Mr. Kerr’s lifetime flight benefits was calculated using a discount rate of 2.8% and Pri-2012 Employee Table, with white collar adjustments, increased by 3.0% at all ages, and then projected generationally from 2012 with Scale MP-2021, and assumes the annual level of usage is the same as Mr. Kerr’s actual usage in 2006, when he vested into lifetime travel privileges, and a 1% annual increase in the cost of travel.

(2)	Amount represents the portion of premiums paid by the Company attributable to Mr. Parker for a life insurance policy under the America West Directors’ Charitable Contribution Program.

(3)	Amount represents tax gross-up payments with respect to flight privileges.

(e)

On March 31, 2022, Mr. Parker retired as Chief Executive Officer of the Company and Mr. Isom assumed the role of Chief Executive Officer and was appointed as a director. Mr. Parker remains in his role as Chairman of the Board of Directors of the Company. For each of the years set forth in the table above, the Company did not pay Mr. Parker a cash base salary, and for 2019 and 2021, he was not a participant in the STIP. For 2020, Mr. Parker was eligible to participate in the STIP, which, if achieved, was intended to pay out in shares of our common stock rather than cash, as determined by the Compensation Committee at the time of payout; however, the 2020 STIP was terminated in June 2020.

2021 CEO Compensation

As described above in the Compensation Discussion and Analysis, since 2015, Mr. Parker has been compensated only in the form of equity and receives no base salary. For 2021, due to executive compensation limits imposed under the payroll support and loan agreements under the CARES Act, PSP2 and PSP3, the target value of Mr. Parker’s LTIP award was reduced over 30% as compared to the target value of his 2020 award and over 35% as compared to the target value of his 2019 award. In addition, for 2021, we suspended the participation of all of our named executive officers, including Mr. Parker, in the STIP while they are subject to these limits.

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Grants of Plan-Based Awards in 2021

The following table provides information regarding grants of plan-based awards made to our named executive officers during the year ended December 31, 2021.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(a)	Grant Date Fair Value of Stock and Option Awards ($)(b)

Doug Parker	2/16/2021	404,040	7,200,000

Robert Isom	2/16/2021	234,568	4,180,000

Derek Kerr	2/16/2021	158,530	2,825,000

Maya Leibman	2/16/2021	156,004	2,780,000

Steve Johnson	2/16/2021	158,530	2,825,000

(a)

Represents time-vesting RSU awards which vest over three years and were granted on February 16, 2021. 40% of the grant vested on February 16, 2022, the first anniversary of, the grant date, 40% of the grant will vest on the second anniversary of the grant date, and 20% of the grant will vest through the third anniversary of the grant date.

(b)	The grant date fair value is equal to the number of shares underlying the RSUs, multiplied by the closing price of our Common Stock on the date of grant.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides information regarding all outstanding equity awards held by each of our named executive officers as of December 31, 2021.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(e)	Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(e)
Doug Parker	404,040	(a)	7,256,558	-		-
	61,265	(b)	1,100,319	183,793	(c)	3,300,922
	-		-	86,169	(d)	1,547,595

Robert Isom	234,568	(a)	4,212,841	-		-
	31,809	(b)	571,290	95,424	(c)	1,713,815
	-		-	37,387	(d)	671,471

Derek Kerr	158,530	(a)	2,847,199	-		-
	16,871	(b)	303,003	50,611	(c)	908,974
	-		-	19,830	(d)	356,147

Maya Leibman	156,004	(a)	2,801,832	-		-
	16,871	(b)	303,003	50,611	(c)	908,974
	-		-	19,830	(d)	356,147

Steve Johnson	158,530	(a)	2,847,199	-		-
	16,871	(b)	303,003	50,611	(c)	908,974
	-		-	19,830	(d)	356,147

(a)

Represents time-vesting RSU awards which vest over three years and were granted on February 16, 2021. 40% of the grant vested on February 16, 2022, the first anniversary of the grant date, 40% of the grant will vest on second anniversary of the grant date, and 20% of the grant will vest on the third anniversary of the grant date.

(b)	Represents the remaining time-vesting portion of the RSUs granted on February 18, 2020 that vested on February 18, 2022.

(c)

Represents the performance-vesting portion of the RSUs granted on February 18, 2020 that will vest, subject to continued employment, on February 18, 2023, based on the Company’s achievement of (i) compound annual TSR relative to the capitalization-weighted compound annual TSR for a pre-defined group of airlines over a three year period ending December 31, 2022, (ii) free cash flow over a three year period ending December 31, 2022 and (iii) pre-tax income margin improvement relative to the pre-tax income margin improvement for a pre-defined group of airlines based on 2022 pre-tax income margin over a 2019 baseline. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 16.67% and 200% depending on the Company’s performance, and no shares will be issued if threshold performance is not achieved with respect to at least one metric. Because such RSUs were tracking at between threshold and target performance as of December 31, 2021, in accordance with SEC rules, the target number of RSUs is shown.

(d)

Represents the performance-vesting portion of the RSUs granted on February 19, 2019 that were eligible to vest, subject to continued employment, on February 19, 2022, based on the Company’s achievement of (i) a pre-tax income margin for the three years ending December 31, 2021 relative to the pre-tax income margin over the same period for a pre-defined group of airlines and (ii) compound annual TSR for the three years ending on February 18, 2022 relative to the compound annual TSR over the same period for a pre-defined group of airlines. The number of shares that will be issued with respect to the performance-vesting RSUs varies between 50% and 200% depending on the Company’s relative performance, and no shares will be issued if threshold performance is not achieved. Based on our below-threshold achievement of pre-tax income margin relative to this peer group, these RSUs were forfeited in February 2022. Because such RSUs were tracking below threshold performance as of December 31, 2021, in accordance with SEC rules, the threshold number of RSUs is shown.

(e)	The market value of RSUs was calculated by multiplying $17.96, the closing price of a share of our Common Stock on December 31, 2021, by the number of unvested RSUs outstanding under the award.

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Options Exercised and Stock Vested

The following table provides information regarding the vesting of RSUs held by the named executive officers during the year ended December 31, 2021. Our named executive officers did not hold any options or SARs during 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

Doug Parker	171,463	3,084,077

Robert Isom	88,540	1,592,221

Derek Kerr	46,961	844,504

Maya Leibman	46,961	844,504

Steve Johnson	46,961	844,504

(a)	Represents the closing market price of a share of our Common Stock on the date of vesting, multiplied by the number of shares that vested.

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of each of our named executive officers who participated in the AMR Retirement Benefit Plan and/or the AMR Non-Qualified Plan as of December 31, 2021. On October 31, 2012, in connection with the voluntary cases commenced by AMR under chapter 11 of title 11 of the Code (the “Chapter 11 Cases”), credited service and benefit accruals under both the AMR Retirement Benefit Plan and the defined benefit portion of the AMR Non-Qualified Plan were frozen for all participants.

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Doug Parker	AMR Retirement Benefit Plan	3.730	57,209	-

Maya Leibman	AMR Retirement Benefit Plan	5.261	349,442	-

	AMR Non-Qualified Plan	5.261	66,588	-

Discussion Regarding the Pension Benefits Table

AMR Retirement Benefit Plan

The AMR Retirement Benefit Plan is a defined benefit plan that complies with the Employee Retirement Income Security Act of 1974, as amended, and qualifies for an exemption from federal income tax under the Code. On January 1, 2002, all participants were given the choice to either continue accruing credited service in the AMR Retirement Benefit Plan or to freeze their AMR Retirement Benefit Plan credited service and begin to earn additional benefits in the Company’s defined contribution plan. Ms. Leibman elected the second option, so her credited service was frozen at January 1, 2002. Mr. Parker was not eligible to make an election as he was not an employee on January 1, 2002. Upon his rehire, he was enrolled in the enhanced defined contribution plan, which he no longer participates in per his request. His defined benefit plan credited service and benefit amount remained frozen. On October 31, 2012, credited service and benefit accruals were frozen for all plan participants in connection with the Chapter 11 Cases. Effective upon the freeze of benefit accruals, affected employees received a replacement benefit under the AA 401(k) Plan in the form of matching employee contributions up to 5.5% of eligible earnings.

The AMR Retirement Benefit Plan was only available to employees hired prior to January 1, 2002 who had also completed 1,000 hours of service in one year prior to that date. To vest in the plan’s benefits, a participant must also (i) complete at least five years of service, (ii) reach age 65 or (iii) be permanently and totally disabled. Normal retirement age under the plan is 65. However, participants with at least ten years of retirement eligible service may retire at age 60 and receive unreduced benefits. Participants with at least 15 years of retirement eligible service may retire at age 55, but their benefits are reduced 3% for each year that the participant’s age is below age 60. Participants who terminate before age 60 with more than ten but less than 15 years of retirement eligible service may receive reduced retirement benefits

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starting at age 60. These benefits are reduced 3% for each year that the participant’s age is below age 65. AMR Retirement Benefit Plan benefits are paid as a monthly annuity and the participant may elect the form of annuity payments. Payment options include single life, joint and survivor, guaranteed period or level income. For the level income payment option, the monthly payments are adjusted to coordinate with the receipt of Social Security benefits.

The benefit payable to all participants under the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan was determined using one of four formulas, and the formula that provides the participant the greatest benefit is used. For purposes of the table above, we therefore have assumed that Mr. Parker will receive benefits under the AMR Retirement Benefit Plan pursuant to the “Career Average Formula,” where a participant’s benefit at normal retirement is based on an accumulation of monthly credits and where each month’s credit is 1.25% of average monthly compensation up to $550 plus 2% of average monthly compensation over $550. We have also assumed that Ms. Leibman will receive benefits under the AMR Retirement Benefit Plan and the AMR Non-Qualified Plan pursuant to the “Social Security Offset Formula,” where a participant’s annual benefit at normal retirement will equal the difference between (i) the product of (a) 2% of the participant’s final average compensation times (b) the participant’s years of credited service, and (ii) the product of (a) 1.5% of the participant’s estimated annual Social Security benefit times (b) the participant’s years of credited service, up to a maximum of 33.3 years of service.

AMR Non-Qualified Plan

The AMR Non-Qualified Plan supplemented the AMR Retirement Benefit Plan and the AA 401(k) Plan for participants whose compensation exceeded the maximum recognizable compensation limit allowed under the Code.

The AMR Non-Qualified Plan had two components: (i) a defined benefit component for participants in the AMR Retirement Benefit Plan before it was frozen, and (ii) a defined contribution component for officers who participate in the AA 401(k) Plan. The defined contribution component is discussed below under the “Non-Qualified Deferred Compensation Table” and the accompanying narrative.

As described above, in 2002, Ms. Leibman elected to freeze her AMR Retirement Benefit Plan credited service. As a result of this election, her credited service in the AMR Non-Qualified Plan was also frozen at January 1, 2002. All benefit accruals under the defined benefit portion of the AMR Non-Qualified Plan were frozen for all participants as of October 31, 2012 in connection with the Chapter 11 Cases.

Present Value Calculations

The values of accrued benefits under the AMR Retirement Benefit Plan are determined using the Pri-2012 Nondisabled Annuitant table with white collar adjustments and increased 3% at all ages, and projected generationally using the MP-2021 projection scale. The lump sum amounts payable under the AMR Non-Qualified Plan are calculated using the November 2021 417(e) segment rates and the 2022 417(e) unisex mortality table prescribed by the IRS. Retirement benefits for both plans are then discounted to December 31, 2021 using an interest-only discount rate of 3.0% for the AMR Retirement Benefit Plan and 2.9% for the AMR Non-Qualified Plan. The present value is the amount today that, with fixed interest earned over time, is expected to equal the total amount of benefits paid to the employee. The present values for active employees generally assume retirement at age 60, which is the age when unreduced benefits may be available. The present value for terminated employees generally assumes retirement at the earliest age the officer is eligible to retire.

Non-Qualified Deferred Compensation

The following table provides information with respect to the non-qualified deferred compensation earned by Ms. Leibman under the AMR Non-Qualified Plan for 2021. The defined contribution component of the AMR Non-Qualified Plan was frozen to new participants as of December 31, 2014 and frozen to Company matching contributions as of December 31, 2015.

	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(a)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at December 31, 2021 ($)(b)

Maya Leibman	-	-	36,195	-	289,865

(a)

Represents earnings under the AMR Non-Qualified Plan as a result of the performance of the underlying investments. These amounts do not represent above-market earnings, and thus are not reported in the Summary Compensation Table above.

(b)	None of this amount was previously reported as compensation for Ms. Leibman in the Summary Compensation Table in prior years.

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Discussion Regarding Non-Qualified Deferred Compensation Table

The defined contribution component of the AMR Non-Qualified Plan supplemented the AA 401(k) Plan for Ms. Leibman because her compensation exceeded the maximum recognizable compensation limit allowed under the Code. Contributions vested after three years of service, and participants are entitled to a distribution of their accounts upon a separation from the Company. Investment options for the AMR Non-Qualified Plan mirror the AA 401(k) Plan investment options available to all participating employees. The defined contribution component of the AMR Non-Qualified Plan was frozen to new participants as of December 31, 2014 and frozen to Company matching contributions as of December 31, 2015.

Potential Payments Upon Termination or Change in Control

This section describes payments that would be made to our named executive officers upon a change in control or following a qualifying termination of employment.

Mr. Parker

In April 2016, at Mr. Parker’s request, the Compensation Committee approved the termination of the Amended and Restated Employment Agreement with Mr. Parker dated November 28, 2007 and the Company’s obligations thereunder, including certain benefits in the event of a change in control or termination. Therefore, Mr. Parker is entitled only to termination and/or change in control benefits payable to him under general plans in which he participates, as well as certain accelerated vesting of RSUs, as described below.

In May 2015, at his request, the Compensation Committee approved providing 100% of Mr. Parker’s direct compensation in the form of equity incentives. Mr. Parker ceased receiving any base salary and ceased his participation in the Company’s STIP in place in 2015, the value of which was captured in Mr. Parker’s 2015 target equity incentive compensation. In connection with this adjustment, the Compensation Committee provided that in the event of Mr. Parker’s termination of employment other than for misconduct, a portion of his equity incentives will vest to account for the value of Mr. Parker’s base salary and cash incentive award that otherwise would have been earned by him through the termination date.

Messrs. Isom, Kerr and Johnson

Upon the closing of the merger with US Airways, we assumed the executive change in control and severance benefits agreements entered into between US Airways and Messrs. Isom, Kerr and Johnson (the “Executive CIC Agreements”). In April 2017, at their request, all of our executive officers who were party to Executive CIC Agreements, including each of Messrs. Isom, Kerr and Johnson, voluntarily terminated their agreements. As a result of the voluntary forfeiture of these agreements, our executive officers, including Messrs. Isom, Kerr and Johnson, are no longer contractually entitled to any cash severance or continued healthcare benefits upon any termination and are entitled only to termination and/or change in control benefits under general plans in which they participate, as described below.

2013 Plan

Pursuant to the terms of grant agreements under the 2013 Plan, all RSUs held by the named executive officers are fully accelerated in the event of either of the following: (i) termination by reason of death or “disability” or (ii) a “change in control” (each, as defined in the applicable plan and award agreements). In addition, beginning in 2021, the vesting of each time-vesting RSU award granted to an executive officer other than Mr. Isom will accelerate in full in the event of such individual’s separation from service from the Company (other than a termination by the Company for “cause”) following the date he or she has reached the age of 55 and has 10 or more years of service with the Company or a predecessor, with performance-vesting RSUs remaining outstanding and eligible to vest based on actual performance through the end of the performance period.

Short-Term Incentive Plan

Under the STIP, if an employee separates from service with us and our affiliates while actively employed due to death or disability prior to the payment of the award, but is otherwise eligible for the award, the employee will be treated as having been actively employed on the date of payment of the award.

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Estimated Potential Payments

The estimated amounts of the respective benefits for each of our named executive officers, assuming the triggering event occurred on December 31, 2021, are provided in the table below. The table below reflects the termination and/or change in control benefits payable to each named executive officer under general plans in which he or she participates, as well as certain accelerated vesting of RSUs, as described below.

Executive Benefits and Payments Upon Termination	Change in Control ($)	Death ($)	Disability ($)	Any Other Qualifying Termination ($)(d)

Doug Parker
Annual Incentive Award(a)	-	-	-	-
Acceleration of Unvested RSUs(b)	14,752,973	14,752,973	14,752,973	10,888,558
Flight Privileges(c)	-	250,753	361,371	361,371

Total	14,752,973	15,003,726	15,114,344	11,249,929

Robert Isom
Annual Incentive Award(a)	-	-	-	-
Acceleration of Unvested RSUs(b)	7,840,887	7,840,887	7,840,887	-
Flight Privileges(c)	-	319,318	432,657	432,657

Total	7,840,887	8,160,205	8,273,544	432,657

Derek Kerr
Annual Incentive Award(a)	-	-	-	-
Acceleration of Unvested RSUs(b)	4,771,469	4,771,469	4,771,469	2,847,199
Flight Privileges(c)	-	142,958	200,611	200,611

Total	4,771,469	4,914,427	4,972,080	3,047,810

Maya Leibman
Annual Incentive Award(a)	-	-	-	-
Acceleration of Unvested RSUs(b)	4,726,102	4,726,102	4,726,102	2,801,832
Flight Privileges(c)	-	310,066	415,606	415,606

Total	4,726,102	5,036,168	5,141,708	3,217,438

Steve Johnson
Annual Incentive Award(a)	-	-	-	-
Acceleration of Unvested RSUs(b)	4,771,469	4,771,469	4,771,469	2,847,199
Flight Privileges(c)	-	319,840	435,103	435,103

Total	4,771,469	5,091,309	5,206,572	3,282,302

(a)	The named executive officers did not participate in the STIP during 2021.

(b)

Aggregate value of unvested RSUs is calculated at a price of $17.96, the closing price of a share of our Common Stock on December 31, 2021, multiplied by the number of unvested RSUs outstanding under each award.

(c)

Based on the terms of the non-revenue travel policy for executive officers currently in effect. Reflects the present value of future travel calculated using a discount rate of 2.8% and Pri-2012 Employee Table, with white collar adjustments, increased by 3.0% at all ages, and then projected generationally from 2012 with Scale MP-2021, and assumes the annual level of usage is the same as the executive’s actual usage for 2019 (which was higher than 2021, excluding travel between Phoenix and Dallas/Fort Worth and between Orange County and Dallas/Fort Worth for Mr. Johnson) with a valuation based on imputed income and a 1% annual increase in the cost of travel.

(d)

Represents (i) the vesting of the portion of Mr. Parker’s RSU awards that accounts for the value of Mr. Parker’s base salary and cash incentive award that otherwise would have been earned by him through the termination date; and (ii) for each named executive officer, other than Mr. Isom, the vesting of the 2021 RSUs on a qualifying retirement.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Parker, who served as CEO during fiscal year 2021. The Company’s employment footprint is quite diverse-with some positions requiring initial education and licensing requirements as well as ongoing certification work. Compensation for positions with more rigorous requirements for continued employment and that draw from smaller applicant pools generally utilize higher pay bands than those positions with fewer educational and

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training requirements and larger applicant pools. For 2021, the median annual total compensation of all team members across American (other than our CEO) was $62,765, while the annual total compensation of our CEO was $7,238,011, as included in the “Summary Compensation Table” above. Based on this information, the ratio of the annual total compensation of our CEO to the median annual total compensation of all employees was estimated to be 115 to 1. This pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

Determining the Median Employee

The Company chose December 31, 2021 as the date for establishing the employee population used in identifying the median employee and 2021 as the measurement period.

We captured all full time, part-time and temporary employees located in the U.S. as of December 31, 2021 with nonzero W-2 earnings, including team members employed at our three wholly owned subsidiaries, consisting of 125,164 individuals. As permitted by SEC rules, under the 5% “de minimis” exemption, we excluded 6,148 non-U.S. employees. The jurisdictions in which we excluded employees and their employee populations were as follows: Antigua and Barbuda (24); Argentina (459); Aruba (37); Australia (9); Bahamas (135); Barbados (45); Belize (22); Bermuda (23); Brazil (480); Canada (322); Cayman Islands (2); Chile (209); China (68); Colombia (93); Costa Rica (79); Curaçao (4); Dominican Republic (484); Ecuador (13); El Salvador (38); France (177); Germany (98); Greece (1); Grenada (31); Guatemala (48); Haiti (40); Honduras (45); India (11); Ireland (32); Israel (4); Italy (31); Jamaica (87); Japan (66); Mexico (1,207); Netherlands (11); Nicaragua (23); Peru (480); Portugal (6); South Korea (9); Spain (141); St. Kitts and Nevis (35); St. Maarten (2); Switzerland (7); Trinidad and Tobago (266); Turks and Caicos (1); United Kingdom (736); and Uruguay (7).

We identified the median team member using earnings as set forth in Box 5 of W-2 for 2021. We annualized earnings for permanent employees who worked less than the entire year. Given our Pay Ratio population was an even number, we had two employees equally close to median Box 5 earnings. Because one of these individuals was an employee with a pension, which we determined was not representative of the compensation paid to our broader population, we selected the other median employee, who did not have a pension. The median employee was a customer care representative. The annual total compensation of the median employee and the annual total compensation of the CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Pay Ratio Comparisons

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As one of the world’s largest airlines, some of our unique characteristics may make comparisons to the pay ratios at other airlines or companies difficult. We employ over 100,000 team members; our route network is vast and unique; and we insource more of our flying and services than our U.S. peers. For example, American operates three wholly-owned regional airlines, and approximately 22% of our total workforce is employed by those airlines. Additionally, our pay ratio includes approximately 18,500 part-time and temporary team members. We offer competitive compensation to our team members. In 2021, salaries, wages and benefits were our largest expense and represented approximately 43% of our total operating expenses. Approximately 86% of our employees as of December 31, 2021 were represented by various labor unions responsible for negotiating the collective bargaining agreements covering them.

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our Common Stock that may be issued under our only existing equity compensation plan as of December 31, 2021, the 2013 Plan.

Plan Category	(i) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(ii) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	(iii) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (i))

Equity Compensation Plans Approved by Security Holders(a)	9,400,620	-	21,386,336

Equity Compensation Plans Not Approved by Security Holders	-	-	-

Total	9,400,620	-	21,386,336

(a)

The 2013 Plan was approved by the Bankruptcy Court in connection with AMR’s bankruptcy plan and further approved by the Board on December 9, 2013. Under Delaware law, as part of the reorganization, the 2013 Plan was deemed to be approved by our stockholders. The 2013 Plan authorizes the grant of awards for the issuance of 40,000,000 shares plus any shares underlying awards granted under the 2013 Plan, or any US Airways Group, Inc. plan, that are forfeited, terminate or are cash settled (in whole or in part) without a payment being made in the form of shares. In addition, any shares that were available for issuance under the US Airways Group, Inc. 2011 Incentive Award Plan (the “2011 Plan”) as of the effective date of the 2013 Plan may be used for awards under the 2013 Plan; provided, that awards using such available shares under the 2011 Plan shall not be made after the date awards or grants could have been made under the 2011 Plan and shall only be made to individuals who were not providing services to AAG prior to the merger with US Airways. Consists of 9,400,620 RSUs.

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OTHER MATTERS

Stockholder Proposals

Rule 14a-8 of the Exchange Act provides that certain stockholder proposals must be included in the proxy statement for an annual meeting of stockholders. For a stockholder proposal to be considered for inclusion in the proxy statement for our 2023 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal Caroline B. Ray, Corporate Secretary, American Airlines Group Inc., MD8B503, 1 Skyview Drive, Fort Worth, Texas 76155 no later than December 29, 2022. The proposal must comply with the SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in our proxy materials.

Pursuant to the Bylaws, in order for a stockholder to present a proposal at an annual meeting of stockholders, other than proposals to be included in the proxy statement as described above, the stockholder must deliver proper notice to our Corporate Secretary at our principal executive offices not more than 120 days and not less than 90 days prior to the anniversary date of the immediately preceding annual meeting or, if the date of the annual meeting is more than 30 days before or after such anniversary date, not later than the 90th day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting was first made. For the 2023 Annual Meeting of Stockholders, notice must be delivered no sooner than February 8, 2023 and no later than March 10, 2023. Stockholders are advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Additional information with regard to director recommendations or nominations for director candidates can be found beginning on page 7 and we encourage stockholders to review the procedures and deadlines relating thereto before taking action. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2023.

In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding Common Stock continuously for at least three years to submit nominations to be included in the Company’s proxy materials for up to 20% of the total number of directors then serving. Notice of proxy access director nominations for the 2023 Annual Meeting of Stockholders must be delivered to our Corporate Secretary at our principal executive offices no earlier than November 29, 2022 and no later than the close of business on December 29, 2022. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that eligible stockholder or stockholders intend to present at the 2023 Annual Meeting of Stockholders and must otherwise be in compliance with our Bylaws.

In connection with our 2023 Annual Meeting of Stockholders, we intend to file a proxy statement and a WHITE proxy card with the SEC in connection with our solicitation of proxies for that meeting.

Annual Report and Available Information

Our Annual Report on Form 10-K for the year ended December 31, 2021 accompanies this Proxy Statement but does not constitute a part of the proxy soliciting materials. A copy of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and financial statement schedules but without exhibits, is available to any person whose vote is solicited by this proxy upon written request to Caroline B. Ray, Corporate Secretary, American Airlines Group Inc., MD8B503,1 Skyview Drive, Fort Worth, Texas 76155. Copies also may be obtained without charge through the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Certain of the statements contained in this Proxy Statement should be considered forward-looking statements within the meaning of the Securities Act, the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks

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and uncertainties include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. In particular, the consequences of the COVID-19 outbreak to economic conditions and the travel industry in general and the financial position and operating results of our company in particular have been material, are changing rapidly, and cannot be predicted. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

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APPENDIX A

Proposal 4: Bylaw Voting Threshold Amendment

ARTICLE X

AMENDMENT OF BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws as provided for therein. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least ~~80%~~ a majority of the voting power of the outstanding shares entitled to vote for the election of Directors.

Proposal 5: Supermajority Elimination Amendment

ARTICLE XIII

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (but in addition to any other vote that may be required by applicable law or this Certificate of Incorporation), the affirmative vote of the holders of at least ~~two-thirds~~ a majority of the voting power of the outstanding shares entitled to vote for the election of Directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation ~~inconsistent with the purpose and intent of Section 6 of Article IV, Article V, Article VIII and Article X of this Certificate of Incorporation or this Article XIII~~.

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APPENDIX B

AMERICAN AIRLINES GROUP INC.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as Rights Agent

Tax Benefit Preservation Plan

Dated as of December 21, 2021

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TAX BENEFIT PRESERVATION PLAN

Tax Benefit Preservation Plan, dated as of December 21, 2021 (this “Plan”), between AMERICAN AIRLINES GROUP INC., a Delaware corporation (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).

RECITALS

WHEREAS, on December 21, 2021, the Board of Directors (the “Board”) of the Company adopted this Plan, and has authorized and declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock (as defined in Section 1.6) of the Company outstanding at the close of business on January 5, 2022 (the “Record Date”) and has authorized and directed the issuance of one Right (subject to adjustment as provided herein) with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are defined in Sections 3.1 and 7.1, respectively), each Right initially representing the right to purchase one one-thousandth (subject to adjustment) of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company having the rights, powers and preferences set forth in the form of Certificate of Designations of Series B Junior Participating Preferred Stock attached hereto as Exhibit A (as amended from time to time), upon the terms and subject to the conditions hereinafter set forth; provided, however, that Rights may be issued with respect to Common Stock that shall become outstanding after the Distribution Date and prior to the Expiration Date in accordance with Section 22;

WHEREAS, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”), its ability to use Tax Benefits (as defined herein) for income tax purposes could be substantially limited or lost altogether; and

WHEREAS, the Company views the Tax Benefits as highly valuable assets of the Company, which are likely to inure to the benefit of the Company and its stockholders, and the Company believes that it is in the best interests of the Company and its stockholders that the Company provide for the protection of the Tax Benefits on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Plan, the following terms have the meanings indicated:

1.1. “Acquiring Person” shall mean any Person who or which, from and after the date of this Plan, shall be the Beneficial Owner of 4.9% or more of the Common Stock then outstanding, but shall not include (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall, after the first public announcement of this Plan, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to (a) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (b) a split or subdivision of the outstanding Common Stock or (c) an Exempt Acquisition), unless upon acquiring such Beneficial Ownership, such Existing Holder does not Beneficially Own 4.9% or more of the Common Stock then outstanding. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of either (i) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares Beneficially Owned by such Person to 4.9% or more of the Common Stock then outstanding or (ii) an Exempt Acquisition; provided, however, that if a Person shall become the Beneficial Owner of 4.9% or more of the Common Stock then outstanding solely by reason of share purchases by the Company or an Exempt Acquisition and shall, after such share purchases by the Company or Exempt Acquisition, become the Beneficial Owner of one or more additional shares of Common Stock (other than pursuant to (a) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (b) a split or subdivision of the outstanding Common Stock or (c) an Exempt Acquisition), then such Person shall be deemed to be an “Acquiring Person” unless, upon becoming the Beneficial Owner of such additional Common Stock, such Person does not Beneficially Own 4.9% or more of the Common Stock then outstanding. Notwithstanding the foregoing, if the Board determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Plan), and such Person divests as promptly as practicable (as determined, in good faith, by the Board) a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as

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defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Plan. For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 and the Treasury Regulations promulgated thereunder.

1.2. “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Plan and, to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Stock or other securities (i) would be deemed constructively owned by such first Person for purposes of Section 382, (ii) would be deemed owned by a single “entity” as defined in Treasury Regulation § 1.382-3(a)(1) in which both such first Person and such other Person are included or (iii) otherwise would be deemed aggregated with the Stock or other securities owned by such first Person pursuant to the provisions of Section 382.

1.3. A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” or have “Beneficial Ownership” of any securities:

1.3.1. which such Person, directly or indirectly, has the Right to Acquire; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own (i) securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Stock until such time as such securities are converted or exchanged into or exercised for Common Stock except to the extent the acquisition or transfer of securities (including rights, options or warrants) would be treated as exercised on the date of its acquisition or transfer under Section 1.382-4(d) of the Treasury Regulations promulgated under Section 382; (ii) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person, until such tendered securities are accepted for purchase or exchange; (iii) securities which such Person has a Right to Acquire upon the exercise of Rights at any time prior to the time that any Person becomes an Acquiring Person or (iv) securities issuable upon the exercise of Rights from and after the time that any Person becomes an Acquiring Person if such Rights were acquired by such Person prior to the Distribution Date or pursuant to Section 3.1 or Section 22 (“Original Rights”) or pursuant to Section 11.9 or Section 11.15 with respect to an adjustment to Original Rights;

1.3.2. which such Person, directly or indirectly, has or shares the right to vote or dispose of, or otherwise has “beneficial ownership” of (as defined under Rule 13d-3 of the General Rules and Regulations under the Exchange Act); provided, however, that Beneficial Ownership arising solely as a result of any such Person’s participation in a “group” (within the meaning of Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) shall be determined under Section 1.3.3 of this Plan and not under this Section 1.3.2; or

1.3.3. of which any other Person is the Beneficial Owner, if such Person has any agreement, arrangement or understanding (whether or not in writing) with such other Person with respect to acquiring, holding, voting or disposing of such securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Persons as an “entity” under Section 1.382-3(a)(1) of the Treasury Regulations; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security (A) if such Person has the right to vote such security pursuant to an agreement, arrangement or understanding (whether or not in writing) which (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (B) if such beneficial ownership arises solely as a result of such Person’s status as a “clearing agency,” as defined in Section 3(a)(23) of the Exchange Act; provided, further, that nothing in this Section 1.3.3 shall cause a Person engaged in business as an underwriter of securities or member of a selling group to be the Beneficial Owner of, or to Beneficially Own, any securities acquired through such Person’s participation in good faith in an underwriting syndicate until the expiration of 40 calendar days after the date of such acquisition, and then only if such securities continue to be owned by such Person at the expiration of such 40 calendar days, or such later date as the Board of the Company may determine in any specific case.

Notwithstanding anything herein to the contrary, to the extent not within the foregoing provisions of this Section 1.3, a Person shall be deemed the Beneficial Owner of, and shall be deemed to Beneficially Own, Stock held by any other Person that such Person would be deemed to constructively own or that otherwise would be aggregated with Stock owned by such Person pursuant to Section 382, or any successor provision or replacement provision and the Treasury Regulations thereunder. No Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the “Beneficial Owner” of, to have “Beneficial Ownership” of

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or to “Beneficially Own” any securities that are “Beneficially Owned” (as defined in this Section 1.3), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

1.4. “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

1.5. “close of business” on any given date shall mean 5:00 p.m., New York time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., New York time, on the next succeeding Business Day.

1.6. “Common Stock” when used with reference to the Company shall mean the Common Stock, par value $0.01 per share, of the Company. “Common Stock” when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management of, such other Person or, if such Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person, and which has issued and outstanding such capital stock, equity securities or equity interest.

1.7. “Exempt Acquisition” shall mean any increase in Beneficial Ownership by any holder of one or more additional shares of Common Stock, solely as a result of (i) equity granted to the officers and members of the board of directors of the Company and any Subsidiary of the Company in their capacity as such officers and directors or (ii) the vesting of any equity compensation awards, options, warrants, rights or similar interests granted to any Person by the Company or any Subsidiary of the Company (including as a result of an adjustment to the number of shares of Common Stock represented by any such equity compensation award, option warrant, right, or similar interest pursuant to the terms thereof).

1.8. “Exempt Person” shall mean (i) the Company, any Subsidiary of the Company, in each case including, without limitation, the officers and members of the board of directors thereof acting in their fiduciary capacities, or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity or trustee holding (or acting in a fiduciary capacity in respect of) shares of capital stock of the Company for or pursuant to the terms of any such plan, or for the purpose of funding other employee benefits for employees of the Company or any Subsidiary of the Company, and (ii) any Person deemed to be an “Exempt Person” in accordance with Section 28 or Section 29.

1.9. “Existing Holder” shall mean any Person who, immediately prior to the first public announcement of the adoption of this Plan, is the Beneficial Owner of 4.9% or more of the Common Stock then outstanding.

1.10. “Person” shall mean any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or other entity, or any group of such “Persons” having a formal or informal understanding among themselves to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1), and shall include any successor (by merger or otherwise) of any such entity or group.

1.11. “Right to Acquire” shall mean a legal, equitable or contractual right to acquire (whether directly or indirectly and whether exercisable immediately, or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise), pursuant to any agreement, arrangement or understanding, whether or not in writing (excluding customary agreements entered into in good faith with and between an underwriter and selling group members in connection with a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”)), or upon the exercise of any option, warrant or right, through conversion of a security, pursuant to the power to revoke a trust, discretionary account or similar arrangement, pursuant to the power to terminate a repurchase or similar so-called “stock borrowing” agreement or arrangement, or pursuant to the automatic termination of a trust, discretionary account or similar arrangement.

1.12. “Section 382” means Section 382 of the Code or any successor or replacement provisions and the Treasury Regulation promulgated thereunder.

1.13. “Stock” means with respect to any Person, such Person’s (i) common stock, (ii) preferred shares (other than preferred shares described in Section 1504(a)(4) of the Code) and (iii) any other interest that would be treated as “stock” of such Person pursuant to Treasury Regulation § 1.382-2T(f)(18).

1.14. “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include the filing of a report pursuant to Section 13(d) of the Exchange Act or pursuant to a comparable successor statute) by the Company or an Acquiring Person that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person or such earlier date as a majority of the Board shall become aware of the existence of an Acquiring Person.

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1.15. “Subsidiary” of any Person shall mean any partnership, joint venture, limited liability company, firm, corporation, unincorporated association, trust or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, of record or beneficially, directly or indirectly, by such Person.

1.16. “Stockholder Approval” shall mean the approval of this Plan by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock (or other shares that vote together with the Common Stock as one class for purposes of such an approval) that are present in person or by proxy at a Stockholder Meeting and entitled to vote on the proposal to approve this Plan.

1.17. “Stockholder Meeting” shall mean the annual meeting of stockholders of the Company, or any adjournment thereof, duly held in accordance with the Amended and Restated Bylaws of the Company, as amended from time to time, the Restated Certificate of Incorporation of the Company, as amended from time to time, and applicable law.

1.18. “Tax Benefits” shall mean net operating losses, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company or any of its Subsidiaries and any other tax attribute the benefit of which is subject to possible limitation under Section 382.

1.19. “Treasury Regulations” means the final and temporary regulations promulgated by the United States Department of the Treasury under the Code as amended or superseded from time to time.

1.20. A “Trigger Event” shall be deemed to have occurred upon any Person becoming an Acquiring Person.

1.21. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

Adjustment Shares	11.1.2

Board	Recitals

Book Entry Shares	3.1

Code	Recitals

common stock equivalent	11.1.3

Company	Preamble

current per share market price	11.4.1

Current Value	11.1.3

Distribution Date	3.1

equivalent preferred stock	11.2

Exchange Act	1.2

Exchange Consideration	27.1

Exemption Request	28

Expiration Date	7.1

Final Expiration Date	7.1

NASDAQ	9

Original Rights	1.3.2

Plan	Preamble

Principal Party	13.2

Purchase Price	4

Record Date	Recitals

Redemption Price	23.1

Requesting Person	28

Right	Recitals

Right Certificate	3.1

Rights Agent	Preamble

Securities Act	1.10

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Term	Section

Security	11.4.1

Series B Preferred	Recitals

Spread	11.1.3

Substitution Period	11.1.3

Summary of Rights	3.2

Trading Day	11.4.1

Trust	27.1

Trust Agreement	27.1

Waiver Request	29

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as rights agent for the Company in accordance with the express terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-rights agents as it may deem necessary or desirable. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any such other rights agents shall be as the Company shall determine, and the Company will notify, in writing, the Rights Agent and any co-rights agents of any such respective duties. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agent.

Section 3. Issuance of Right Certificates.

3.1. Rights Evidenced by Stock Certificates. Until the earlier of (i) the close of business on the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the close of business on the tenth (10th) Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than an Exempt Person) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (the earlier of (i) and (ii) being herein referred to as the “Distribution Date”), (x) the Rights (unless earlier expired, redeemed or terminated) will be evidenced (subject to the provisions of Section 3.2) by the certificates for Common Stock registered in the names of the holders thereof or, in the case of uncertificated Common Stock registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Common Stock and Book Entry Shares shall also be deemed to be Right Certificates) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying Common Stock. The preceding sentence notwithstanding, (A) prior to the occurrence of a Distribution Date specified as a result of an event described in clauses (i) or (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date in order to make a determination pursuant to Sections 7.1(v), 7.1(vi), 28 or 29 or (B) prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign and the Company (or, if requested, the Rights Agent) will send, by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate of an Acquiring Person), at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock, one or more certificates for Rights, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each share of Common Stock so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

3.2. Summary of Rights. On the Record Date or as soon as practicable thereafter, the Company will send or cause to be sent a copy of a Summary of Rights to Purchase Series B Preferred, in substantially the form attached hereto as Exhibit C (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the close of business on the Record Date (other than any Acquiring Person or any Affiliate or Associate of any Acquiring Person) at the address of such holder shown on the records of the Company or the transfer agent or registrar for the Common Stock. Any failure to send a copy of the Summary of Rights shall not invalidate the Rights or affect their transfer with the Common Stock. With respect to certificates representing Common Stock and Book Entry Shares outstanding as of the close of business on the Record Date, until the Distribution Date (or the earlier Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof or Book Entry Shares, as applicable, together with a copy of the Summary of Rights and the registered holders of the Common Stock shall also be

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registered holders of the associated Rights. Until the Distribution Date (or the earlier Expiration Date), the surrender for transfer of any certificate for Common Stock or Book Entry Shares outstanding at the close of business on the Record Date, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby and the Book Entry Shares, as applicable.

3.3. New Certificates and Uncertificated Shares After Record Date. Certificates for Common Stock that become outstanding (whether upon issuance out of authorized but unissued Common Stock, disposition out of treasury or transfer or exchange of outstanding Common Stock) after the Record Date but prior to the earliest of the Distribution Date or the Expiration Date, or in certain circumstances provided in Section 22 hereof, after the Distribution Date, shall have impressed, printed, stamped, written or otherwise affixed onto them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Tax Benefit Preservation Plan between AMERICAN AIRLINES GROUP INC. (the “Company”) and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent, dated as of December 21, 2021 as the same may be amended from time to time (the “Plan”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights (as defined in the Plan) will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Plan without charge after receipt of a written request therefor. As described in the Plan, Rights which are owned by, transferred to or have been owned by Acquiring Persons (as defined in the Plan) or any Affiliate or Associate (as defined in the Plan) of any Acquiring Person shall become null and void and will no longer be transferable.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law. Until the Distribution Date (or the earlier Expiration Date), the Rights associated with the Common Stock represented by such certificates and such Book Entry Shares shall be evidenced solely by such certificates or the Book Entry Shares alone, and the surrender for transfer of any such certificates or Book Entry Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Stock represented thereby. In the event that the Company purchases or otherwise acquires any Common Stock after the Record Date but prior to the Distribution Date, any Rights associated with such Common Stock shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Stock that are no longer outstanding.

Notwithstanding this Section 3.3, neither the omission of the legend required hereby, nor the failure to provide the notice thereof, shall affect the enforceability of any part of this Plan or the rights of any holder of the Rights.

Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase shares and assignment, including the certifications therein, to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or trading system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the terms and conditions hereof, the Right Certificates, whenever issued, shall be dated as of the Record Date, and shall show the date of countersignature by the Rights Agent, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Series B Preferred as shall be set forth therein at the price per one one-thousandth of a share of Series B Preferred set forth therein (the “Purchase Price”), but the number of such one one-thousandths of a share of Series B Preferred and the Purchase Price shall be subject to adjustment as provided herein.

Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by the Chairman and Chief Executive Officer, President or any Executive Vice President of the Company, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or any Assistant Secretary of the Company or by such officers as the Board may designate, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent, but it shall not be necessary for the same signatory to countersign all of the Right Certificates hereunder. No Right Certificate shall be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, and issued and delivered by the Company with the same force

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and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Plan any such Person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the certificate number of each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of this Plan, including, but not limited to, Section 11.1.2 and Section 14, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11.1.2 or that have been exchanged pursuant to Section 27) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Series B Preferred as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender, together with any required form of assignment and certificate duly executed and properly completed, the Right Certificate or Right Certificates to be transferred, split up or combined or exchanged at the office of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have properly completed and duly executed the certificate contained in the form of assignment on the reverse side of such Right Certificate or Right Certificates and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Affiliate or Associate of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company shall reasonably request. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment from the holders of Right Certificates of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up or combination or exchange of such Right Certificates.

Subject to the provisions of Section 11.1.2, at any time after the Distribution Date and prior to the Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

7.1. Exercise of Rights. Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Series B Preferred (or other securities, cash or other assets) as to which the Rights are exercised, at or prior to the time (the “Expiration Date”) that is the earliest of (i) the close of business on December 20, 2024 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23, (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Section 13.3 at which time the Rights are deemed terminated, (iv) the time at which the Rights are exchanged as provided in Section 27, (v) the close of business on December 20, 2022, if Stockholder Approval has not been obtained by that date, (vi) the close of business on the effective date of the repeal of Section 382 if the Board determines that this Plan is no longer necessary or desirable for the preservation of the Tax Benefits, or (vii) the time at which the Board determines that the Tax Benefits are fully utilized or no longer available under Section 382 or that an ownership change under Section 382 would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

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7.2. Purchase. The Purchase Price for each one one-thousandth of a share of Series B Preferred pursuant to the exercise of a Right shall be initially $89, shall be subject to adjustment from time to time as provided in Sections 11, 13 and 26 and shall be payable in lawful money of the United States of America in accordance with Section 7.3.

7.3. Payment Procedures. Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certification properly completed and duly executed, accompanied by payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Series B Preferred to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9, in cash or by certified or cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Series B Preferred (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Series B Preferred to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Series B Preferred issuable upon exercise of the Rights hereunder with a depositary agent, requisition from such depositary agent depositary receipts representing interests in such number of one one-thousandths of a share of Series B Preferred as are to be purchased (in which case certificates for the Series B Preferred represented by such receipts shall be deposited by the transfer agent with such depositary agent) and the Company hereby directs such depositary agent to comply with all such requests; (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 or otherwise in accordance with Section 11.1.3; (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to the registered holder of such Right Certificate, or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to the registered holder of such Right Certificate, or upon the order of the registered holder of such Right Certificate, to such other Person as designated by such holder. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11.1.3, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

7.4. Partial Exercise. In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his or her duly authorized assigns, subject to the provisions of Section 14.

7.5. Full Information Concerning Ownership. Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 or as set forth in this Section 7 unless the certification contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise shall have been properly completed and duly executed by the registered holder thereof and the Company shall have been provided with such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or any Affiliate or Associate of such registered holder or such Beneficial Owner (or such former Beneficial Owner), in each case, as the Company shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Plan. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records or physical records of all cancelled or destroyed Rights Certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records or physical records for the time period required by applicable law and regulation. Upon written request of the Company (and at the expense of the Company), the Rights Agent shall provide to the Company or its designee copies of such electronic records or physical records relating to Rights Certificates cancelled or destroyed by the Rights Agent.

Section 9. Reservation and Availability of Capital Stock. The Company covenants and agrees that, from and after the Distribution Date, it will cause to be reserved and kept available out of its authorized and unissued Series B Preferred (and, following the occurrence of a Trigger Event, out of its authorized and unissued Common Stock or other securities or

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out of its shares held in its treasury) the number of shares of Series B Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

So long as the Series B Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) issuable upon the exercise of Rights may be listed on the NASDAQ Global Select Market (“NASDAQ”) or any other national securities exchange or traded in the over-the-counter market, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed or admitted to trading on NASDAQ and/or such other exchange or market upon official notice of issuance and delivery of any other required documentation upon such exercise.

The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series B Preferred (and, following the occurrence of a Trigger Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary, to permit the issuance of Series B Preferred upon the exercise of Rights, to register and qualify such Series B Preferred under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Expiration Date. The Company may temporarily suspend, from time to time for a period of time not to exceed one hundred twenty (120) days in any particular instance, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective or in order to prepare and file any supplement or amendment to such registration statement or filings that the Board determines to be necessary and appropriate under applicable law. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Plan to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification or exemption in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

The Company further covenants and agrees that it will pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Series B Preferred (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for the Series B Preferred (or Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for Series B Preferred (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the registered holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax or charge is due.

Section 10. Series B Preferred Record Date. Each Person in whose name any certificate for Series B Preferred (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series B Preferred (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Series B Preferred (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Series B Preferred (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby (or an exchange pursuant to Section 27), the holder of a Right Certificate shall not be entitled to any rights of a holder of Series B Preferred (or Common Stock or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

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Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares of Series B Preferred or other securities or property purchasable upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

11.1. Post-Execution Events.

11.1.1. Corporate Dividends, Reclassifications, Etc. In the event the Company shall, at any time after the date of this Plan, (A) declare and pay a dividend on the Series B Preferred payable in Series B Preferred, (B) subdivide the outstanding Series B Preferred, (C) combine the outstanding Series B Preferred into a smaller number of shares of Series B Preferred or (D) issue any shares of its capital stock in a reclassification of the Series B Preferred (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this

Section 11.1.1, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Series B Preferred transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs which would require an adjustment under both Section 11.1.1 and Section 11.1.2, the adjustment provided for in this Section 11.1.1 shall be in addition to, and shall be made prior to, the adjustment required pursuant to, Section 11.1.2.

11.1.2. Acquiring Person Events; Triggering Events. Subject to Section 27, in the event that a Trigger Event occurs, then, from and after the first occurrence of such event, each holder of a Right, except as provided below, shall thereafter have a right to receive, upon exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Series B Preferred for which a Right is then exercisable (without giving effect to this Section 11.1.2), in accordance with the terms of this Plan and in lieu of Series B Preferred, such number of shares of Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series B Preferred for which a Right is then exercisable (without giving effect to this Section 11.1.2) and (y) dividing that product by 50% of the then-current per share market price of the Common Stock (determined pursuant to Section 11.4) on the first of the date of the occurrence of, or the date of the first public announcement of, a Trigger Event (the “Adjustment Shares”); provided that the Purchase Price and the number of Adjustment Shares shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6. Notwithstanding the foregoing, upon and after the occurrence of a Trigger Event, any Rights that are or were acquired or Beneficially Owned by (1) any Acquiring Person or any Affiliate or Associate of an Acquiring Person, (2) a transferee of any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such, or (3) a transferee of any Acquiring Person (or any Affiliate or Associate of an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of this Section 11.1.2, and subsequent transferees, shall become void without any further action, and any holder (whether or not such holder is an Acquiring Person or an Affiliate or Associate of an Acquiring Person) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Plan or otherwise. From and after the Trigger Event, no Right Certificate shall be issued pursuant to Section 3 or Section 6 that represents Rights that are or have become void pursuant to the provisions of this paragraph, and any Right Certificate delivered to the Rights Agent that represents Rights that are or have become void pursuant to the provisions of this paragraph shall be canceled. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11.1.2 are complied with, but shall have no liability to any holder of Right Certificates or any other Person as a result of its failure to make any determinations with respect to any Acquiring Person or any Affiliate or Associate of an Acquiring Person or transferees hereunder.

From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exercised pursuant to this Section 11.1.2 shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11.1.2.

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11.1.3. Insufficient Shares. The Company may at its option substitute for Common Stock issuable upon the exercise of Rights in accordance with the foregoing Section 11.1.2 a number of shares of Series B Preferred or fraction thereof such that the then current per share market price of one share of Series B Preferred multiplied by such number or fraction is equal to the then current per share market price of one share of Common Stock. In the event that upon the occurrence of a Trigger Event there shall not be sufficient Common Stock authorized but unissued, or held by the Company as treasury shares, to permit the exercise in full of the Rights in accordance with the foregoing Section 11.1.2, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights, provided, however, that if the Company determines that it is unable to cause the authorization of a sufficient number of additional shares of Common Stock, then, in the event the Rights become exercisable, the Company, with respect to each Right and to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”), over (2) the Purchase Price (such excess, the “Spread”) and (B) with respect to each Right (other than Rights which have become null and void pursuant to Section 11.1.2), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Series B Preferred, (4) other equity securities of the Company (including, without limitation, shares, or fractions of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, the Board has deemed in good faith to have substantially the same value as the Common Stock) (each such share of preferred stock or fractions of shares of preferred stock constituting a “common stock equivalent”)), (5) debt securities of the Company, (6) other assets or (7) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected in good faith by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the occurrence of a Trigger Event, then the Company shall be obligated to deliver, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Stock (to the extent available) and then, if necessary, such number or fractions of Series B Preferred (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If, upon the occurrence of a Trigger Event, the Board shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, then, if the Board so elects, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than one hundred twenty (120) days following the occurrence of a Trigger Event, in order that the Company may seek stockholder approval for the authorization of such additional shares (such thirty (30) day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some actions need be taken pursuant to the second and/or third sentences of this Section 11.1.3, the Company (x) shall provide that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11.1.3, the value of a share of Common Stock shall be the then current per share market price (as determined pursuant to Section 11.4) on the date of the occurrence of a Trigger Event and the value of any “common stock equivalent” shall be deemed to have the same value as the Common Stock on such date. The Board may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11.1.3.

11.2. Dilutive Rights Offering. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series B Preferred entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Series B Preferred (or securities having the same rights, privileges and preferences as the Series B Preferred (“equivalent preferred stock”)) or securities convertible into Series B Preferred or equivalent preferred stock at a price per share of Series B Preferred or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Series B Preferred or equivalent preferred stock) less than the then current per share market price of the Series B Preferred (as determined pursuant to Section 11.4) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series B Preferred and shares of equivalent preferred stock outstanding on such record date plus the number of shares of Series B Preferred and shares of equivalent preferred stock which the aggregate offering

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price of the total number of shares of Series B Preferred and/or shares of equivalent preferred stock to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such then-current per share market price and the denominator of which shall be the number of shares of Series B Preferred and shares of equivalent preferred stock outstanding on such record date plus the number of additional Series B Preferred and/or shares of equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Series B Preferred and shares of equivalent preferred stock owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

11.3. Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of the Series B Preferred (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash, securities or assets (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or a dividend payable in Series B Preferred (which dividend, for purposes of this Plan, shall be subject to the provisions of Section 11.1.1(A))) or convertible securities, or subscription rights or warrants (excluding those referred to in Section 11.2), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Series B Preferred (as determined pursuant to Section 11.4) on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets, securities or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Series B Preferred and the denominator of which shall be such then-current per share market price of the Series B Preferred (as determined pursuant to Section 11.4); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

11.4. Current Per Share Market Value.

11.4.1. General. For the purpose of any computation hereunder, the “current per share market price” of any security (a “Security” for the purpose of this Section 11.4.1) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the thirty (30) consecutive Trading Days (as such term is hereinafter defined) immediately prior to, but not including, such date; provided, however, that in the event that the then current per share market price of the Security is determined during any period following the announcement by the issuer of such Security of (i) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such Security, and prior to the expiration of thirty (30) Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the “current per share market price” shall be appropriately adjusted to reflect the then current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Security is not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if on such date the Security is not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported thereby or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by

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a professional market maker making a market in the Security selected by the Board. If on any such date no such market maker is making a market in the Security, the fair value of the Security on such date as determined in good faith by the Board shall be used. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day. If the Security is not publicly held or not so listed or traded, or if on any such date the Security is not so quoted and no such market maker is making a market in the Security, “current per share market price” shall mean the fair value per share as determined in good faith by the Board or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

11.4.2. Series B Preferred. Notwithstanding Section 11.4.1, for the purpose of any computation hereunder, the “current per share market price” of the Series B Preferred shall be determined in the same manner as set forth above in Section 11.4.1 (other than the last sentence thereof). If the then-current per share market price of the Series B Preferred cannot be determined in the manner described in Section 11.4.1, the “current per share market price” of the Series B Preferred shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Plan) multiplied by the then-current per share market price of the Common Stock (as determined pursuant to Section 11.4.1). If neither the Common Stock nor the Series B Preferred are publicly held or so listed or traded, or if on any such date neither the Common Stock nor the Series B Preferred are so quoted and no such market maker is making a market in either the Common Stock or the Series B Preferred, “current per share market price” of the Series B Preferred shall mean the fair value per share as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For purposes of this Plan, the “current per share market price” of one one-thousandth of a share of Series B Preferred shall be equal to the “current per share market price” of one share of Series B Preferred divided by 1,000.

11.5. Insignificant Changes. No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price. Any adjustments which by reason of this Section 11.5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundred thousandth of a share of Series B Preferred or the nearest ten-thousandth of a share of Common Stock or other share or security, as the case may be.

11.6. Shares Other Than Series B Preferred. If as a result of an adjustment made pursuant to Section 11.1, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Series B Preferred, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred contained in Sections 11.1, 11.2, 11.3, 11.5, 11.8, 11.9 and 11.13, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Series B Preferred shall apply on like terms to any such other shares.

11.7. Rights Issued Subsequent to Adjustment. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Series B Preferred and shares of other capital stock or other securities, assets or cash of the Company, if any, purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

11.8. Effect of Adjustments on Existing Rights. Unless the Company shall have exercised its election as provided in Section 11.9, upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11.2 and 11.3, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Series B Preferred (calculated to the nearest one-hundred thousandth of a share of Series B Preferred) obtained by (i) multiplying (x) the number of one one-thousandths of a share of Series B Preferred covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

11.9. Adjustment in Number of Rights. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-thousandths of a share

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of Series B Preferred issuable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-thousandths of a share of Series B Preferred for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11.9, the Company may, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

11.10. Right Certificates Unchanged. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Series B Preferred issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of one one-thousandths of a share of Series B Preferred which were expressed in the initial Right Certificates issued hereunder.

11.11. Par Value Limitations. Before taking any action that would cause an adjustment reducing the Purchase Price below one one-thousandth of the then par value, if any, of the Series B Preferred or other shares of capital stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Series B Preferred or other such shares at such adjusted Purchase Price.

11.12. Deferred Issuance. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date of that number of shares of Series B Preferred and shares of other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Series B Preferred and shares of other capital stock or other securities, assets or cash of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

11.13. Reduction in Purchase Price. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Series B Preferred, issuance wholly for cash of any of the Series B Preferred at less than the then-current market price, issuance wholly for cash of Series B Preferred or securities which by their terms are convertible into or exchangeable for Series B Preferred, dividends on Series B Preferred payable in Series B Preferred or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Series B Preferred shall not be taxable to such stockholders.

11.14. Company Not to Diminish Benefits of Rights. The Company covenants and agrees that after the earlier of the Stock Acquisition Date or Distribution Date it will not, except as permitted by Section 23, Section 26 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

11.15. Adjustment of Rights Associated with Common Stock. Notwithstanding anything contained in this Plan to the contrary, in the event that the Company shall at any time after the date hereof and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Stock payable in shares of Common Stock, (ii) effect a subdivision or consolidation of the outstanding Common Stock (by reclassification or otherwise than by the payment of dividends

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payable in shares of Common Stock), or (iii) combine the outstanding Common Stock into a greater or lesser number of shares of Common Stock, then in any such case, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date or in accordance with Section 22 shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this Section 11.15 shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Sections 11 or 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock or the Series B Preferred a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if before the Distribution Date, to each holder of a certificate representing shares of Common Stock or Book Entry Shares in respect thereof) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

13.1. Certain Transactions. In the event that, from and after the first occurrence of a Trigger Event, directly or indirectly, (A) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation, (B) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other Person or cash or any other property, or (C) the Company shall sell, exchange, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, exchange, mortgage or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or one or more wholly-owned Subsidiaries of the Company in one or more transactions each of which complies with Section 11.14), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become null and void pursuant to Section 11.1.2) shall thereafter have the right to receive, upon the exercise thereof at a price per Right equal to the then current Purchase Price multiplied by the number of one one-thousandths of a share of Series B Preferred for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12), in accordance with the terms of this Plan and in lieu of Series B Preferred or Common Stock, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as such term is hereinafter defined) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (x) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Series B Preferred for which a Right was exercisable immediately prior to the first occurrence of a Trigger Event (as subsequently adjusted pursuant to Sections 11.1.1, 11.2, 11.3, 11.8, 11.9 and 11.12) and (y) dividing that product by 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11.4) on the date of consummation of such consolidation, merger, sale or transfer; provided that the price per Right so payable and the number of shares of Common Stock of such Principal Party so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11.6 to reflect any events covered thereby occurring in respect of the Common Stock of such Principal Party after the occurrence of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all of the obligations and duties of the Company pursuant to this Plan; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; provided that, upon the subsequent occurrence of any consolidation, merger, sale or transfer of assets or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right and payment of the Purchase Price as provided in this Section 13.1, such cash, shares, rights, warrants and other property which such holder

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would have been entitled to receive had such holder, at the time of such transaction, owned the Common Stock of the Principal Party receivable upon the exercise of a Right pursuant to this Section 13.1, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock) as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that the requirements of this Section 13.1and Section 13.2 shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Plan as the same shall have been assumed by the Principal Party pursuant to this Section 13.1 and Section 13.2 and providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party, at its own expense, shall:

(1) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date and similarly comply with applicable state securities laws;

(2) use its best efforts, if the Common Stock of the Principal Party shall be listed or admitted to trading on NASDAQ or on another national securities exchange, to list or admit to trading (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on NASDAQ and/or such securities exchange;

(3) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(4) obtain waivers of any rights of first refusal or preemptive rights in respect of the Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In case the Principal Party has a provision in any of its authorized securities or in its articles or certificate of incorporation or by-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Stock or common stock equivalents of such Principal Party at less than the then current market price per share thereof (determined pursuant to Section 11.4) or securities exercisable for, or convertible into, Common Stock or common stock equivalents of such Principal Party at less than such then current market price (other than to holders of Rights pursuant to this Section 13), or (ii) providing for any special payment, taxes, charges or similar provision in connection with the issuance of the Common Stock of such Principal Party pursuant to the provision of Section 13, then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction. The Company covenants and agrees that it shall not, at any time after the Trigger Event, enter into any transaction of the type described in clauses (A) through (C) of this Section 13.1 if (i) at the time of or immediately after such consolidation, merger, sale, transfer or other transaction there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (ii) prior to, simultaneously with or immediately after such consolidation, merger, sale, transfer or other transaction, the stockholders of the Person who constitutes, or would constitute, the Principal Party for purposes of Section 13.2 shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates or (iii) the form or nature of organization of the Principal Party would preclude or limit the exercisability of the Rights. The provisions of this Section 13 shall similarly apply to successive transactions of the type described in clauses (A) through (C) of this Section 13.1.

13.2. Principal Party. “Principal Party” shall mean:

(i) in the case of any transaction described in clauses (A) or (B) of the first sentence of Section 13.1: (i) the Person that is the issuer of the securities into which the Common Stock is converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest aggregate market value of shares outstanding, or (ii) if no securities are so issued, (x) the Person that is the other party to the merger, if such Person survives said merger, or, if there is more than one such Person, the Person the Common Stock of which has the greatest

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aggregate market value of shares outstanding or (y) if the Person that is the other party to the merger does not survive the merger, the Person that does survive the merger (including the Company if it survives) or (z) the Person resulting from the consolidation; and

(ii) in the case of any transaction described in clause (C) of the first sentence in Section 13.1, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding; provided, however, that in any such case described in the foregoing clause (i) or (ii) of this Section 13.2, if the shares of Common Stock of such Person are not at such time or have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, then (1) if such Person is a direct or indirect Subsidiary of another Person the shares of Common Stock of which are and have been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of all of which are and have been so registered, the term “Principal Party” shall refer to whichever of such Persons is the issuer of Common Stock having the greatest aggregate market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

13.3. Approved Acquisitions. Notwithstanding anything contained herein to the contrary, upon the consummation of any merger or other acquisition transaction of the type described in clause (A), (B) or (C) of Section 13.1 involving the Company pursuant to a merger or other acquisition agreement between the Company and any Person (or one or more of such Person’s Affiliates or Associates) which agreement has been approved by the Board prior to any Person becoming an Acquiring Person, this Plan and the rights of holders of Rights hereunder shall be terminated in accordance with Section 7.1.

Section 14. Fractional Rights and Fractional Shares.

14.1. Cash in Lieu of Fractional Rights. The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights (except prior to the Distribution Date in accordance with Section 11.15). In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the then-current market value of a whole Right. For the purposes of this Section 14.1, the then-current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on NASDAQ or, if the Rights are not listed or admitted to trading on NASDAQ, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the then-current market value of the Rights on such date shall be the fair value of the Rights as determined in good faith by the Board, or, if at the time of such determination there is an Acquiring Person, by a nationally recognized investment banking firm selected by the Board, which shall have the duty to make such determination in a reasonable and objective manner, which determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

14.2. Cash in Lieu of Fractional Shares of Series B Preferred. The Company shall not be required to issue fractions of shares of Series B Preferred (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred) upon exercise or exchange of the Rights or to distribute certificates which evidence fractional shares of Series B Preferred (other than fractions which are integral multiples of one one-thousandth of a share of Series B Preferred). Interests in fractions of shares of Series B Preferred in integral multiples of one one-thousandth of a share of

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Series B Preferred may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as Beneficial Owners of the Series B Preferred represented by such depositary receipts. In lieu of fractional shares of Series B Preferred that are not integral multiples of one one-thousandth of a share of Series B Preferred, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised or exchanged as herein provided an amount in cash equal to the same fraction of the then-current per share market price of one share of Series B Preferred (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.3. Cash in Lieu of Fractional Shares of Common Stock. The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock upon the exercise or exchange of Rights. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock (as determined in accordance with Section 14.1) for the Trading Day immediately prior to the date of such exercise or exchange.

14.4. Waiver of Right to Receive Fractional Rights or Shares. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise or exchange of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Plan, except the rights of action given to the Rights Agent under Section 18, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce this Plan, and may institute and maintain any suit, action or proceeding against the Company to enforce this Plan, or otherwise enforce or act in respect of his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Common Stock) in the manner provided in such Right Certificate and in this Plan. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Plan and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person (including, without limitation, the Company) subject to this Plan.

Section 16. Agreement of Right Holders. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of the Common Stock;

(b) as of and after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer with all required certifications properly completed and duly executed;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate or Book Entry Share) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate or Book Entry Share made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

Section 17. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Series B Preferred or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

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Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder in accordance with a fee schedule to be mutually agreed upon and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Plan in reliance upon any Right Certificate or certificate for the Series B Preferred or the Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation or limited liability company or other entity into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation or limited liability company or other entity resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation or limited liability company succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation or limited liability company or other entity would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Plan, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Plan.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

20.1. Legal Counsel. The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for, or in respect of any action taken or omitted by it in good faith and in accordance with such advice or opinion.

20.2. Certificates as to Facts or Matters. Whenever in the performance of its duties under this Plan the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman and Chief Executive Officer, President or any Executive Vice President of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or omitted to be taken by it under the provisions of this Plan in reliance upon such certificate.

20.3. Standard of Care. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction).

20.4. Reliance on Plan and Right Certificates. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the Right Certificates (except as to its countersignature thereof) or

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be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

20.5. No Responsibility as to Certain Matters. The Rights Agent shall not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11.1.2) or any adjustment required under the provisions of Sections 3, 11, 13, 23 or 27 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Series B Preferred or other securities to be issued pursuant to this Plan or any Right Certificate or as to whether any Series B Preferred or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

20.6. Further Assurance by Company. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

20.7. Authorized Company Officers. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman and Chief Executive Officer, President or any Executive Vice President of the Company, and to apply to such officers for advice or instructions in connection with its duties under this Plan, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for these instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent with respect to its duties or obligations under this Plan and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable to the Company for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified therein (which date shall not be less than three (3) Business Days after the date any such officer actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking of any such action (or the effective date in the case of omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

20.8. Freedom to Trade in Company Securities. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

20.9. Reliance on Attorneys and Agents. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, omission, default, neglect or misconduct, provided that reasonable care was exercised in the selection and continued employment thereof.

20.10. Incomplete Certificate. If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has not been completed to certify the holder is not an Acquiring Person (or an Affiliate or Associate of an Acquiring Person), the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

20.11. Rights Holders List. At any time and from time to time after the Distribution Date, upon the request of the Company, the Rights Agent shall promptly deliver to the Company a list, as of the most recent practicable date (or as of such earlier date as may be specified by the Company), of the holders of record of Rights.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Plan upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the

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Common Stock and/or Series B Preferred, as applicable, by registered or certified mail. Following the Distribution Date, the Company shall promptly notify the holders of the Right Certificates by first-class mail of any such resignation. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and/or Series B Preferred, as applicable, by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the resigning, removed, or incapacitated Rights Agent shall remit to the Company, or to any successor Rights Agent designated by the Company, all books, records, funds, certificates or other documents or instruments of any kind then in its possession which were acquired by such resigning, removed or incapacitated Rights Agent in connection with its services as Rights Agent hereunder, and shall thereafter be discharged from all duties and obligations hereunder. Following notice of such removal, resignation or incapacity, the Company shall appoint a successor to such Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the State of New York or the State of Delaware (or any other state of the United States so long as such Person is authorized to do business as a banking institution in the State of New York or the State of Delaware) in good standing, having an office in the State of New York or the State of Delaware, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and/or Series B Preferred, as applicable, and, following the Distribution Date, mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of Common Stock following the Distribution Date and prior to the Expiration Date, the Company shall, with respect to Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded, or upon exercise, conversion or exchange of securities heretofore or hereinafter issued by the Company, in each case existing prior to the Distribution Date, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption.

23.1. Right to Redeem. The Board may, at its option, at any time prior to a Trigger Event, redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right, appropriately adjusted to reflect any stock split, stock dividend, recapitalization or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”), and the Company may, at its option, pay the Redemption Price in Common Stock (based on the “current per share market price,” determined pursuant to Section 11.4, of the Common Stock at the time of redemption), cash or any other form of consideration deemed appropriate by the Board. The redemption of the Rights by the Board may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish.

23.2. Redemption Procedures. Immediately upon the action of the Board ordering the redemption of the Rights (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without

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any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. The Company shall promptly give public notice of such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. The Company shall promptly give, or cause the Rights Agent to give, notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23.2 or any defect therein shall not affect the validity of the action taken by the Company. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 27, and other than in connection with the purchase, acquisition or redemption of Common Stock prior to the Distribution Date.

Section 24. Notice of Certain Events. In case the Company shall propose at any time after the earlier of the Stock Acquisition Date and the Distribution Date (a) to pay any dividend payable in stock of any class to the holders of Series B Preferred or to make any other distribution to the holders of Series B Preferred (other than a regular periodic cash dividend at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividends, or a stock dividend on, or a subdivision, combination or reclassification of the Common Stock), or (b) to offer to the holders of Series B Preferred rights or warrants to subscribe for or to purchase any additional Series B Preferred or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Series B Preferred (other than a reclassification involving only the subdivision of outstanding Series B Preferred), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than pursuant to a merger or other acquisition agreement of the type excluded from the definition of “Beneficial Ownership” in Section 1.3), or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on the Common Stock payable in Common Stock or to effect a subdivision, combination or consolidation of the Common Stock (by reclassification or otherwise than by payment of dividends in Common Stock), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Series B Preferred and/or Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least ten (10) days prior to the record date for determining holders of the Series B Preferred for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Series B Preferred and/or Common Stock, whichever shall be the earlier.

In case any event set forth in Section 11.1.2 or Section 13 shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with Section 25, a notice of the occurrence of such event, which notice shall describe the event and the consequences of the event to holders of Rights under Section 11.1.2 and Section 13, and (ii) all references in this Section 24 to Series B Preferred shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

Section 25. Notices. Notices or demands authorized by this Plan to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

AMERICAN AIRLINES GROUP INC.

1 Skyview Drive

Fort Worth, TX 76155

Attention: General Counsel

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Subject to the provisions of Section 21 and Section 24, any notice or demand authorized by this Plan to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service or first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

6201 15th Avenue

Brooklyn, NY 11219

Attention: Corporate Trust Department

Notices or demands authorized by this Plan to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Stock or of any Book Entry Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company or the transfer agent or registrar for the Common Stock; provided that prior to the Distribution Date a filing by the Company with the Securities and Exchange Commission shall constitute sufficient notice to the holders of securities of the Company, including the Rights, for purposes of this Plan and no other notice need be given.

Section 26. Supplements and Amendments. For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Plan in any respect without the approval of any holders of Rights or Common Stock. From and after the time that the Rights are no longer redeemable, the Company may, and the Rights Agent shall, if the Company so directs, from time to time supplement or amend this Plan without the approval of any holders of Rights (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or (ii) to make any other changes or provisions in regard to matters or questions arising hereunder which the Company may deem necessary or desirable, including but not limited to extending the Final Expiration Date; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable or cause this Plan again to become amendable as to an Acquiring Person or an Affiliate or Associate of an Acquiring Person, other than in accordance with this sentence; provided further, that the right of the Board to extend the Distribution Date shall not require any amendment or supplement hereunder. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; provided that any supplement or amendment that does not amend Sections 18, 19, 20 or 21 hereof or this Section 26 or any other plan in a manner adverse to the Rights Agent shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent. The Company shall promptly provide the Rights Agent with written notice of such supplement or amendment.

Section 27. Exchange.

27.1. Exchange of Common Stock for Rights. The Board may, at its option, at any time after the occurrence of a Trigger Event, exchange Common Stock for all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11.1.2) by exchanging at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such amount per Right being hereinafter referred to as the “Exchange Consideration”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Acquiring Person shall have become the Beneficial Owner of 50% or more of the Common Stock then outstanding. From and after the occurrence of an event specified in Section 13.1, any Rights that theretofore have not been exchanged pursuant to this Section 27.1 shall thereafter be exercisable only in accordance with Section 13 and may not be exchanged pursuant to this Section 27.1. The exchange of the Rights by the Board may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Without limiting the foregoing, prior to effecting an exchange pursuant to this Section 27, the Board may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Stock issuable pursuant to the exchange (or any portion thereof that has not theretofore been issued in connection with the exchange). From and after the time at which such shares are issued to the Trust, all stockholders then entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) only from the Trust and solely upon compliance

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with the relevant terms and provisions of the Trust Agreement. Any Common Stock issued at the direction of the Board in connection herewith shall be validly issued, fully paid and nonassessable Common Stock or Series B Preferred (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued.

27.2. Exchange Procedures. Immediately upon the effectiveness of the action of the Board ordering the exchange for any Rights pursuant to Section 27.1 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than the Rights that have become null and void pursuant to the provisions of Section 11.1.2) held by each holder of Rights.

27.3. Insufficient Shares. The Company may at its option substitute, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, (i) a number of shares of Series B Preferred or fraction thereof (or equivalent preferred stock, as such term is defined in Section 11.2), (ii) cash, (iii) other equity securities of the Company or common stock equivalents, as such term is defined in Section 11.1.3), (iv) debt securities of the Company, (v) other assets or (vi) any combination of the foregoing, in each case having an aggregate value equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11.4) as of the date of such exchange. In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued and otherwise available for issuance to permit an exchange of Rights for Common Stock as contemplated in accordance with this Section 27, the Company shall substitute to the extent of such insufficiency, for each share of Common Stock that would otherwise be issuable upon exchange of a Right, consideration of any type described in Section 11.1.3(B)(1)-(7), which consideration shall have an aggregate current per share market price (determined pursuant to Section 11.4 hereof) equal to the current per share market price of one share of Common Stock (determined pursuant to Section 11.4 hereof) as of the date of such exchange.

Section 28. Process to Seek Exemption Prior to Trigger Event. Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person beneficially owning 4.9% or more of the then outstanding Common Stock (a “Requesting Person”) may, prior to the Stock Acquisition Date and in accordance with this Section 28, request that the Board grant an exemption with respect to such acquisition under this Plan so that such Person would be deemed to be an “Exempt Person” under subsection (ii) of Section 1.7 hereof for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage prepaid, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.9% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Exemption Request, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person (A) will not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits or (B) is in the best interests of the Company despite the fact that it may adversely impact in a material respect the time period in which the Company could use the Tax Benefits or limit

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or impair the availability to the Company of the Tax Benefits. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Tax Benefits. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto, unless the information contained in the Exemption Request or the Board’s determination with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of such Exemption Request.

Section 29. Waiver Subsequent to Stock Acquisition Date. The Board may, of its own accord or upon the request of a stockholder (a “Waiver Request”), subsequent to a Stock Acquisition Date and prior to the Distribution Date, and in accordance with this Section 29, grant an exemption with respect to any Acquiring Person under this Plan so that such Acquiring Person would be deemed to be an “Exempt Person” under subsection (ii) of Section 1.7 hereof for purposes of this Plan. A Waiver Request shall be in proper form and shall be delivered by overnight delivery service or first-class mail, postage prepaid, to the Secretary of the Company at the principal executive office of the Company. The Waiver Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, a Waiver Request shall set forth (i) the name and address of the Acquiring Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Acquiring Person, together with all Affiliates and Associates of the Acquiring Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Acquiring Person acquired Beneficial Ownership of Common Stock aggregating 4.9% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Acquiring Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to a Waiver Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Waiver Request. The Acquiring Person shall respond promptly to reasonable and appropriate requests for additional information from the Board and its advisors to assist the Board in making its determination. For purposes of considering the Waiver Request, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382. The Board shall only grant an exemption for an Acquiring Person if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by such Acquiring Person does not adversely impact in any material respect the time period in which the Company could use the Tax Benefits or limit or impair the availability to the Company of the Tax Benefits. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that such Acquiring Person agree that it will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s Tax Benefits. The facts and circumstances with respect to the Trigger Event, including whether to grant an exemption, shall be considered and evaluated by directors serving on the Board, or a duly constituted committee thereof, who are independent of the Company and such Acquiring Person and disinterested with respect to the Trigger Event, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board for purposes of any exemption granted pursuant to this Section 29.

Section 30. Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 31. Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Plan; but this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 32. Determination and Actions by the Board or Committee Thereof. The Board, or a duly authorized committee thereof, shall have the exclusive power and authority to administer this Plan and to exercise the rights and powers

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specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration of this Plan (including, without limitation, a determination to redeem or not redeem the Rights or amend this Plan). In administering this Plan and exercising the rights and powers specifically granted to the Board and to the Company hereunder, and in interpreting this Plan and making any determination hereunder, the Board, or a duly authorized committee thereof, may consider any and all facts, circumstances or information it deems to be necessary, useful or appropriate. All such actions, calculations, interpretations and determinations that are done or made by the Board, or a duly authorized committee thereof, in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties to the fullest extent permitted by applicable law.

Section 33. Severability. If any term, provision, covenant or restriction of this Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 34. Governing Law. This Plan and each Right Certificate issued hereunder shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 35. Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Plan transmitted electronically shall have the same authority, effect and enforceability as an original signature.

Section 36. Descriptive Headings. Descriptive headings of the several Sections of this Plan are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(Signature Page Follows)

2022 Proxy Statement |	B-27

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed, as of the day and year first above written.

AMERICAN AIRLINES GROUP INC.

By:	/s/ Stephen L. Johnson
Name: Stephen L. Johnson Title: Executive Vice President

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael A. Nespoli
Name: Michael A. Nespoli Title: Executive Director

(Signature Page to Tax Benefit Reservation Plan)

B-28	2022 Proxy Statement |

EXHIBIT A

FORM OF

CERTIFICATE OF DESIGNATIONS

of

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

of

AMERICAN AIRLINES GROUP INC.

(Pursuant to Section 151 of the

Delaware General Corporation Law)

American Airlines Group Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) as required by Section 151 of the General Corporation Law at a meeting duly called and held on December 21, 2021.

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, as amended, the Board hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, powers and preferences, and qualifications, limitations and restrictions thereof as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Preferred Stock” (the “Series B Preferred”) and the number of shares constituting the Series B Preferred shall be 1,750,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series B Preferred to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series B Preferred with respect to dividends, the holders of shares of Series B Preferred, in preference to the holders of Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series B Preferred, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Preferred as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the

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Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred shall nevertheless be payable, when, as and if declared by the Board of Directors, in accordance with paragraph (A) above on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Preferred from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series B Preferred shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series B Preferred shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B Preferred and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

(D) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series B Preferred are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series B Preferred, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at such meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears on the Series B Preferred have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series B Preferred being entitled to cast a number of votes per share of Series B Preferred as is specified in paragraph (A) of this Section 3. Each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(D). Until the default in payments of all dividends which permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the provisions of this Section 3(D) may be removed at any time, without cause, only by the affirmative vote of the holders of the shares of Series B Preferred at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series B Preferred shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this

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Section 3(D) shall be in addition to any other voting rights granted to the holders of the Series B Preferred in this Section 3.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Preferred as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, except dividends paid ratably on the Series B Preferred and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Preferred; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred, or any shares of stock ranking on a parity with the Series B Preferred, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series Bnd classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series B Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation of the Corporation, as amended, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred unless, prior thereto, the holders of Series B Preferred shall have received an amount per share (the “Series B Liquidation Preference”) equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred, except distributions made ratably on the Series B Preferred and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series B Preferred were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

2022 Proxy Statement |	B-31

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Preferred in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Preferred and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The Series B Preferred shall not be redeemable by the Corporation.

Section 9. Rank. The Series B Preferred shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Preferred Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series B Preferred.

Section 10. Amendment. At any time any shares of Series B Preferred are outstanding, the Restated Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred, voting separately as a single class.

Section 11. Fractional Shares. Series B Preferred may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Preferred.

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EXHIBIT B

[Form of Right Certificate]

Certificate No. R-	Rights

NOT EXERCISABLE AFTER December 20, 2024 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN, IF THE COMPANY IS MERGED OR ACQUIRED PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTION 13.3 OF THE TAX BENEFIT PRESERVATION PLAN (THE “PLAN”), IF SECTION 382 (AS DEFINED IN THE PLAN) OR ANY SUCCESSOR STATUTE IS REPEALED AND THE BOARD OF DIRECTORS DETERMINES THAT THE PLAN IS NO LONGER NECESSARY OR DESIRABLE FOR THE PRESERVATION OF THE TAX BENEFITS (AS DEFINED IN THE PLAN) OR IF THE BOARD OF DIRECTORS DETERMINES THAT THE TAX BENEFITS ARE FULLY UTILIZED OR NO LONGER AVAILABLE UNDER SECTION 382 (AS DEFINED IN THE PLAN) OR THAT AN OWNERSHIP CHANGE UNDER SECTION 382 WOULD NOT ADVERSELY IMPACT IN ANY MATERIAL RESPECT THE TIME PERIOD IN WHICH THE COMPANY COULD USE THE TAX BENEFITS, OR MATERIALLY IMPAIR THE AMOUNT OF THE TAX BENEFITS THAT COULD BE USED BY THE COMPANY IN ANY PARTICULAR TIME PERIOD, FOR APPLICABLE TAX PURPOSES. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE PLAN. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE PLAN), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE PLAN), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS, WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

Right Certificate

AMERICAN AIRLINES GROUP INC.

This certifies that                        , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefit Preservation Plan, dated as of December 21, 2021, as the same may be amended from time to time (the “Plan”), between American Airlines Group Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York time) on December 20, 2024, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the “Series B Preferred”), of the Company, at a purchase price of $89 per one one-thousandth of a share of Series B Preferred, subject to adjustment (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-thousandths of a share of Series B Preferred which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of December 21, 2021, based on the Series B Preferred as constituted at such date. Capitalized terms used in this Right Certificate without definition shall have the meanings ascribed to them in the Plan. As provided in the Plan, the Purchase Price and the number of shares of Series B Preferred which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Plan are on file at the principal offices of the Company and the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Series B Preferred as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, the Board may, at its option, (i) redeem the Rights evidenced by this Right Certificate at a redemption price of $0.01 per Right or (ii) exchange Common Stock for the Rights evidenced by this Certificate, in whole or in part.

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No fractional Series B Preferred will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions of Series B Preferred which are integral multiples of one one-thousandth of a share of Series B Preferred, which may, at the election of the Company, be evidenced by depository receipts), but in lieu thereof a cash payment will be made, as provided in the Plan.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Plan.

If any term, provision, covenant or restriction of the Plan is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

This Right Certificate shall not be valid or binding for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officer of the Company and its corporate seal.

Dated as of                    , 20      .

AMERICAN AIRLINES GROUP INC.

By
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,

as Rights Agent

By

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Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder

desires to transfer the Right Certificate.)

FOR VALUE
RECEIVED

hereby sells, assigns and transfers
unto

(Please print name and address

of transferee)

Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-36	2022 Proxy Statement |

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or an Affiliate or Associate of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

2022 Proxy Statement |	B-37

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To: AMERICAN AIRLINES GROUP INC.

The undersigned hereby irrevocably elects to exercise                          Rights represented by this Right Certificate to purchase the Series B Preferred issuable upon the exercise of such Rights (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) and requests that certificates for such stock (or such other securities or property of the Company or of any other Person which may be issuable upon the exercise of the Rights) be issued in the name of (or to, as the case may be):

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number

(Please print name and address)

Dated:

Signature

Signature Medallion Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” as defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, which is a member of a recognized Medallion Signature Guarantee Program.

B-38	2022 Proxy Statement |

The undersigned hereby certifies that:

(1) the Rights evidenced by this Right Certificate are not Beneficially Owned by and are not being assigned to an Acquiring Person or an Affiliate or Associate of an Acquiring Person; and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:

Signature

NOTICE

The signature in the foregoing Form of Assignment and Form of Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or Form of Election to Purchase is not completed, the Company will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person and such Assignment or Election to Purchase will not be honored.

2022 Proxy Statement |	B-39

EXHIBIT C

As described in the Tax Benefit Preservation Plan, Rights which are held by or have been held by an

Acquiring Person or any Affiliate or Associate of an Acquiring Person (as defined in the Tax Benefit Preservation Plan) and certain transferees thereof shall become null and void and will no longer be transferable.

SUMMARY OF RIGHTS TO PURCHASE

PREFERRED STOCK

On December 21, 2021, the Board of Directors of American Airlines Group Inc. (the “Company”) declared a dividend of one preferred stock purchase right (a “Right”) for each share of Common Stock, par value $0.01 (the “Common Stock”), of the Company outstanding at the close of business on January 5, 2022 (the “Record Date”). As long as the Rights are attached to the Common Stock, the Company will issue one Right (subject to adjustment) with each new share of Common Stock so that all such shares will have attached Rights. When exercisable, each Right will entitle the registered holder to purchase from the Company one one-thousandth of a share of Series B Junior Participating Preferred Stock (the “Series B Preferred”), par value $0.01 of the Company at a price of $89 per one one-thousandth of a share of Series B Preferred, subject to adjustment (the “Purchase Price”). The description and terms of the Rights are set forth in a Tax Benefit Preservation Plan, dated as of December 21, 2021, as the same may be amended from time to time (the “Plan”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

By adopting the Plan, the Board of Directors is seeking to protect the Company’s ability to use its net operating losses, any loss or deducting attributable to a “net unrealized built-in loss” and other tax attributes (collectively, “Tax Benefits”). The Company views its Tax Benefits as highly valuable assets of the Company, which are likely to inure to the benefit of the Company and its stockholders. However, if the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code (the “Code”), its ability to use the Tax Benefits could be substantially limited, and the timing of the usage of the Tax Benefits could be substantially delayed, which could significantly impair the value of the Tax Benefits. Generally, an “ownership change” occurs if the percentage of the Company’s stock owned by one or more “five percent stockholders” increases by more than fifty percentage points over the lowest percentage of stock owned by such stockholders at any time during the prior three-year period or, if sooner, since the last “ownership change” experienced by the Company. The Plan is intended to act as a deterrent to any person acquiring 4.9% or more of the outstanding shares of Common Stock without the approval of the Board of Directors. This would protect the Tax Benefits because changes in ownership by a person owning less than 4.9% of the Common Stock are not included in the calculation of “ownership change” for purposes of Section 382 of the Code. The Board of Directors believes it is in the best interest of the Company and its stockholders that the Company provide for the protection of the Tax Benefits by adopting the Plan.

Until the earlier to occur of (i) the close of business on the tenth (10th) business day following a public announcement that a person or group has acquired, or obtained the right to acquire, beneficial ownership of 4.9% or more of the Common Stock (an “Acquiring Person”) or (ii) the close of business on the tenth (10th) business day (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 4.9% or more of the Common Stock (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates or, with respect to any uncertificated Common Stock registered in book entry form, by notation in book entry, in either case together with a copy of this Summary of Rights. The Board can postpone the Distribution Date in certain circumstances. Shares held by persons participating in a group are deemed to be beneficially owned by all persons treated as the same entity for purposes of Section 382 of the Code. The Plan provides that any person who beneficially owned 4.9% or more of the Common Stock immediately prior to the first public announcement of the adoption of the Plan (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Plan unless the Existing Holder becomes the beneficial owner of one or more additional shares of Common Stock (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (ii) a split or subdivision of the outstanding Common Stock or (iii) an Exempt Acquisition (as defined below)). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, the Existing Holder does not beneficially own 4.9% or more of the Common Stock then outstanding, the Existing Holder shall not be deemed to be an “Acquiring Person” for purposes of the Plan. The Plan includes a procedure whereby the Board of Directors will consider requests (a) to exempt certain acquisitions of Common Stock of the Company from the applicable ownership trigger if the Board determines that

B-40	2022 Proxy Statement |

the acquisition will not jeopardize or endanger the availability of the Tax Benefits to the Company and (b) solely before a person beneficially owns shares of Common Stock equal to or exceeding 4.9% of the Common Stock then outstanding, to exempt certain acquisitions of Common Stock of the Company from the applicable ownership trigger if the Board determines that the acquisition is in the best interests of the Company even if it jeopardizes or endangers the availability of the Tax Benefits.

The Plan provides that any Person who becomes the Beneficial Owner of one or more additional shares of Common Stock, solely as a result of (i) equity granted to the officers and members of the board of directors of the Company and any Subsidiary of the Company in their capacity as such officers and directors or (ii) the vesting of any equity compensation awards, options, warrants, rights or similar interests granted to any Person by the Company or any Subsidiary of the Company (including as a result of an adjustment to the number of shares of Common Stock represented by any such equity compensation award, option warrant, right, or similar interest pursuant to the terms thereof) (each, an “Exempt Acquisition”), shall not be deemed to be an “Acquiring Person” for purposes of the Plan unless such Person becomes the Beneficial Owner of one or more additional shares of common stock (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Stock in Common Stock, (ii) a split or subdivision of the outstanding Common Stock or (iii) another Exempt Acquisition). However, if upon acquiring beneficial ownership of one or more additional shares of Common Stock, such holder does not beneficially own 4.9% or more of the Common Stock, such holder shall not be deemed to be an “Acquiring Person” for purposes of the Plan.

Further, the Plan provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Plan by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares. Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock, with or without such notation or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire, unless earlier redeemed or exchanged by the Company or terminated, on the earliest to occur of: (i) December 20, 2022 or if stockholder approval of the Plan has been obtained by that date, December 20, 2024, subject to the Company’s right to extend such date, (ii) the close of business on the effective date of the repeal of Section 382 or any successor statute if the Board determines that the Plan is no longer necessary or desirable for the preservation of the Tax Benefits or (iii) the time at which the Board of Directors determines that the Tax Benefits are fully utilized or no longer available under Section 382 of the Code or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the Tax Benefits, or materially impair the amount of the Tax Benefits that could be used by the Company in any particular time period, for applicable tax purposes.

Each share of Series B Preferred purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share or, if greater, an aggregate dividend of 1,000 times the dividend, if any, declared per share of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred will be entitled to a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), provided that such holders of the Series B Preferred will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Series B Preferred will have 1,000 votes and will vote together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Series B Preferred will be entitled to receive 1,000 times the amount received per share of Common Stock. Series B Preferred will not be redeemable. These rights are protected by customary antidilution provisions. Because of the nature of the Series B Preferred’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Series B Preferred purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

The Purchase Price payable, and the number of shares of Series B Preferred or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series B Preferred, (ii) upon the grant to holders of the Series B Preferred of certain rights or warrants to subscribe for or purchase Series B Preferred or convertible securities at

2022 Proxy Statement |	B-41

less than the current market price of the Series B Preferred or (iii) upon the distribution to holders of the Series B Preferred of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend theretofore paid or, in case regular periodic cash dividends have not theretofore been paid, at a rate not in excess of 50% of the average net income per share of the Company for the four quarters ended immediately prior to the payment of such dividend, or dividends payable in Series B Preferred (which dividends will be subject to the adjustment described in clause (i) above)) or of subscription rights or warrants (other than those referred to above).

In the event that a Person becomes an Acquiring Person or if the Company were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an Acquiring Person and shares of the Common Stock were not changed or exchanged, each holder of a Right, other than Rights that are or were acquired or beneficially owned by the Acquiring Person (which Rights will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the then current Purchase Price of the Right. In the event that, after a Person has become an Acquiring Person, the Company were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current Purchase Price of the Right.

At any time after a Person becomes an Acquiring Person and prior to the earlier of one of the events described in the last sentence of the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding Common Stock, the Board of Directors may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become null and void), in whole or in part, for Common Stock at an exchange rate of one share of Common Stock per Right (subject to adjustment).

No adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Series B Preferred or Common Stock will be issued (other than fractions of Series B Preferred which are integral multiples of one one-thousandth of a share of Series B Preferred, which may, at the election of the Company, be evidenced by depository receipts), and in lieu thereof, a payment in cash will be made based on the market price of the Series B Preferred or Common Stock on the last trading date prior to the date of exercise.

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) by the Board of Directors at any time prior to the time that an Acquiring Person has become such. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Any of the provisions of the Plan may be amended by the Board of Directors, or a duly authorized committee thereof, for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Plan in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or any affiliate or associate of an Acquiring Person).

A copy of the Plan has been filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K. A copy of the Plan is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Plan, which is incorporated herein by reference.

B-42	2022 Proxy Statement |

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/AAL
● Cast your vote online
● Have your Proxy Card ready
● Follow the simple instructions to record your vote

PHONE Call (866) 570-3320
● Use any touch-tone telephone
● Have your Proxy Card ready
● Follow the simple recorded instructions

MAIL
● Mark, sign and date your Proxy Card
● Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/AAL

American Airlines Group Inc.

Annual Meeting of Stockholders

For Stockholders of record as of April 12, 2022

TIME:	Wednesday, June 8, 2022 9:00 AM, Central Time

PLACE:	Annual Meeting to be held live via the internet - please visit www.proxydocs.com/AAL for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Robert Isom and Stephen L. Johnson (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of American Airlines Group Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

American Airlines Group Inc.

Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2, 3, 4, 5 AND 6

AGAINST ON PROPOSAL 7

BOARD OF
DIRECTORS
	PROPOSAL		YOUR VOTE		RECOMMENDS
1.	Election of 14 directors to serve until the 2023 Annual Meeting of Stockholders of American Airlines Group Inc. and until their respective successors have been duly elected and qualified
		FOR	AGAINST	ABSTAIN
	1A Jim Albaugh	☐	☐	☐	FOR

	1B Jeff Benjamin	☐	☐	☐	FOR

	1C Adriane Brown	☐	☐	☐	FOR

	1D John Cahill	☐	☐	☐	FOR

	1E Mike Embler	☐	☐	☐	FOR

	1F Matt Hart	☐	☐	☐	FOR

	1G Robert Isom	☐	☐	☐	FOR

	1H Sue Kronick	☐	☐	☐	FOR

	1I Marty Nesbitt	☐	☐	☐	FOR

	1J Denise O’Leary	☐	☐	☐	FOR

	1K Doug Parker	☐	☐	☐	FOR

	1L Ray Robinson	☐	☐	☐	FOR

	1M Greg Smith	☐	☐	☐	FOR

	1N Doug Steenland	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of American Airlines Group Inc. for the fiscal year ending December 31, 2022	☐	☐	☐	FOR

3.	Advisory vote to approve executive compensation (Say-on-Pay)	☐	☐	☐	FOR

4	Approve and adopt an amendment of the Certificate of Incorporation to allow future amendments to the Bylaws by stockholders by simple majority vote	☐	☐	☐	FOR

5.	Approve and adopt an amendment of the Certificate of Incorporation to allow all other provisions of the Certificate of Incorporation to be amended in the future by simple majority vote	☐	☐	☐	FOR

6.	Approve the Tax Benefit Preservation Plan	☐	☐	☐	FOR

7.	Advisory vote on a stockholder proposal to provide a report on lobbying activities and expenditures	☐	☐	☐	AGAINST

If any other matters properly come before the 2022 Annual Meeting of Stockholders or any adjournments or postponements thereof, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors of American Airlines Group Inc. is not aware of any other business to be presented to a vote of the stockholders at the 2022 Annual Meeting of Stockholders.

You must register to attend the meeting online and/or participate at www.proxydocs.com/AAL

Authorized signatures must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date